As filed with the Securities and Exchange Commission on January ____, 1998
                                                    Registration No.  333 -20601
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
                                 AMENDMENT NO. 3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      Butterwings Entertainment Group, Inc.
                 (Name of Small Business Issuer in its charter)

    Illinois                          5812                    36-3903024
(State or jurisdiction of    (Primary Standard Industrial (I.R.S. Employer
incorporation or organization) Classification Code Number)Identification Number)


                                                          Douglas E. Van Scoy
2345 Pembroke Ave.         2345 Pembroke Ave.             2345 Pembroke Ave.
Hoffman Estates, IL 60195  Hoffman Estates, IL 60195   Hoffman Estates, IL 60195
(847) 925-0925                                             (847) 925-0925
(Address and telephone     (Address of principal place of  (Name, address,
number of  principal        business or intended principal and telephone number
executive offices)          place of business)             of agent for service)

                                   Copies to:

                                              Thomas W. Hughes, Esq.
 Maurice J. Bates, Esq.                       Lisa N. Tyson, Esq.
 Maurice J. Bates, L.L.C.                     Winstead Sechrest & Minick, P.C
 8214 Westchester                             1201 Elm Street
 Suite 500                                    5400 Renaissance Tower
 Dallas, TX  75225                            Dallas, TX 75270
 Phone (214) 692-3566                         Phone (214) 745-5400
 Fax (214) 987-2091                           Fax (214) 745-5390

         Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________
         If this Form is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act, please check the following box.   x

         *Calculation of the Registration Fee appears on the next page.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(Registration Statement cover page cont'd)


CALCULATION OF REGISTRATION FEE

   Title of Each Class of          Amount to be      Proposed Maximum          Proposed Maximum           Amount of
 Securities to be Registered        Registered     Offering Price per Unit Aggregate Offering Price   Registration Fee
                                                            (1)                       (1)
Units                                 1,495,000           $5.00                   $7,475,000             $ 2265.15
Common Stock,  $.01 par
value (3)                             1,495,000            (2)                        (2)                    2

Redeemable Series A Common
  Stock Purchase Warrants (3)         1,495,000            (2)                        (2)                   (2)

Common Stock, $.01 par
value (3) ( 4)                        1,495,000           $6.00                   $8,970,000             $2718.18

Underwriters' Warrants (5)             130,000            $.001                     $130.00                $0.04

Units Underlying the
  Underwriters' Warrants               130,000            $6.00                    $780,000               $236.36

Common Stock,  $.01 par
value (6)                              130,000             (5)                        (5)                   (5)

Redeemable Series A Common
  Stock Purchase Warrants(7)           130,000             (5)                        (5)                   (5)

Common Stock, $.01  par
value (4) (7)                          130,000            $6.00                    $780,000               $236.36

Total                                                                                                    $5,456.09

(1)      Estimated solely for the purpose of calculating the registration fee.
 (2)     Included in the Units.  No additional registration fee is required.
(3)      Issuable upon exercise of Redeemable Series A Common Stock Purchase Warrants.
(4)      Pursuant to Rule 416 there are also registered an indeterminate  number of  shares  of  Common  Stock,  which  may be  issued  pursuant  to the anti-dilution  provisions  applicable to the Redeemable Series A Common
         Stock Purchase Warrants,  the Underwriters' Warrants and the Redeemable
         Series  A  Common   Stock   Purchase   Warrants   issuable   under  the
         Underwriters' Warrants.
(5)      Underwriters'  Warrants to purchase up to 130,000  Units,  consisting of an aggregate of 130,000  shares of Common Stock and 130,000 Redeemable Series A Common Stock Purchase Warrants.
(6) Included in the Units Underlying the Underwriters'  Warrants.  No additional registration fee is required.  (7) Issuable upon exercise of Redeemable Series A
Common Stock Purchase Warrants underlying the Underwriters' Units.

                      Butterwings Entertainment Group, Inc.
                             Cross - Reference Sheet
                      showing location in the Prospectus of
                   Information Required by Items of Form SB-2


            Form SB-2 Item Number and Caption Location In Prospectus

1.   Front of Registration Statement and
              Outside Front Cover of Prospectus.................................Outside Front Cover Page

2.   Inside Front and Outside Back Cover Pages of Prospectus....................Inside Front Cover Page;  Outside Back Cover Page;
     Additional Information


3.   Summary Information and Risk Factors.......................................Prospectus Summary; Risk  Factors
4.   Use of Proceeds............................................................Use of Proceeds
5.   Determination of Offering Price............................................Outside Front Cover Page; Risk Factors; Underwriting
6.   Dilution...................................................................Dilution
7.   Selling Security Holders...................................................Not Applicable
8.   Plan of Distribution.......................................................Outside Front Cover Page; Risk actors; Underwriting
9.   Legal Proceedings..........................................................Business and Properties--       Legal Proceedings
10.  Directors, Executive Officers, Promoters

              and Control Persons...............................................Management--Directors   and Executive Officers

11.  Security Ownership of Certain Beneficial
              Owners and Management............................................ Principal Stockholders
12.  Discirption of Securiites..................................................Description of Securities

13.  Interest of Named Experts and Counsel...................................   Experts
 14. Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities.......................Underwriting
15.  Organization Within Last Five Years.....................................   Certain Relationships and Related Transactions
16.  Description of Business................................................... Business and Properties
  17.Management's Discussion and Analysis
                   or Plan of Operation......................................   Management's Discussion and Analysis of Financial
                                                                                Condition and Results of Operations
18.  Description of Property.................................................   Business and Properties
19.  Certain Relationships and Related                                          Certain Relationships and
     Transactions                                                               Related Transactions
20.  Market for Common Equity and Related
              Stockholder Matters...............................................Description of Securities;  Risk Factors-Shares
                                                                                Eligible for Future Sale

21.   Executive Compensation....................................................Management--Executive      Compensation
22.   Financial Statements......................................................Financial Statements
23.   Changes in and Disagreements with
              Accountants on Accounting and Financial Disclosure................Not Applicable
 24. Indemnification of Directors and Officers..................................Management


 PROSPECTUS
                    Subject to Completion, Dated January 1998

                      Butterwings Entertainment Group, Inc.
                                 1,300,000 Units
              Each Unit consisting of One Share of Common Stock and
              One Redeemable Series A Common Stock Purchase Warrant


          Butterwings Entertainment Group, Inc. (the "Company") is hereby offering 1,300,000 Units. Each unit (a "Unit") consists of one share of Common Stock (the "Common Stock"), $.01 par value per share, and one Redeemable Series A Common Stock Purchase Warrant (the "Series A Warrants") of the Company. The Units, together with the Common Stock and the Series A Warrants included in the Units, are sometimes referred to collectively as the "Securities." The Common Stock and the Series A Warrants included in the Units may not be separately traded until ____ 1998 [six months after the date of this prospectus] unless earlier separated upon three days' prior written notice from Securities Incorporated (the "Representative") to the Company at the discretion of the Representative. Each Series A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of 120% of the offering price per Unit, subject to adjustment, at any time commencing on ____, 1999 [13 months after the closing of this Prospectus] until ______, 2003, unless earlier redeemed.  The Series A Warrants are subject to  redemption  by the Company at a price of $0.05 per Series A Warrant at any time commencing 13 months after the date of this Prospectus, on thirty days prior written notice, provided that the closing sale price per share for the Common Stock has equaled or exceeded 200% of the offering price per Unit for twenty consecutive trading days within the thirty-day period immediately preceding such notice. See "Description of Securities" and "Underwriting."

         Prior to this Offering, there has been no public market for the Securities, and there can be no assurance that an active market will develop. It is currently anticipated that the initial public offering price of the Units will be $5.00 per Unit. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. The Company intends to apply for listing of the Units, the Common Stock and the Series A Warrants on the Boston Stock Exchange subject to official notice of issuance, under the symbols "ETS.U, "ETS" and "ETS.W" respectively and on the NASDAQ Small Cap Market under the symbols "EATS.U", "EATS" and "EATS.W."

               The Company's ability to continue as a going concern may be dependent upon the successful completion of this offering.


THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE PUBLIC OFFERING PRICE. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTIONS ENTITLED "RISK FACTORS"BEGINNING ON PAGE 7 AND "DILUTION" CONCERNING THE COMPANY AND THIS OFFERING.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         Underwriting                         Proceeds to
      Price to           Discounts and       Proceeds to      Selling
       Public           Commissions(1)       Company (2)      Security Holders


Per Unit (3)..........$           $                      $                   $
Total.................$           $                      $                   $

         The Securities are being offered, subject to prior sale, when, as and if delivered to and accepted by the Representative, and subject to approval of certain legal matters by counsel and other conditions. The Representative reserves the right to withdraw, cancel or modify the Offering without notice and to reject any order, in whole or in part. It is expected that delivery of the certificates representing the Securities will be made against payment therefor at the offices of Centex Securities Incorporated in La Jolla, California on or about _________.

                         Centex Securities Incorporated

                  The date of this Prospectus is _______, 1998.



(1) Does not include compensation in the form of a non-accountable expense allowance equal to 2.5% of the gross proceeds of this Offering. The Company has also agreed to sell to the Underwriters warrants (the "Underwriters' Warrants") exercisable for four years commencing one year from the date hereof to purchase 130,000 Units at 120% of the offering price per Unit. For information concerning indemnification of the Underwriters, see "Underwriting."

(2) Before deducting estimated offering expenses of $550,000 payable by the Company.

(3) The Company has granted to the Underwriters a 45-day option beginning on the date of this Prospectus to purchase up to an aggregate of 195,000 additional Units at the Price to Public less the Underwriting Discount solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, the Underwriting Discounts and Commissions, Proceeds to the Company will be $______, $______ and $______ respectively. See "Underwriting."

                               Prospectus Summary

         The following summary is qualified in its entirety by the more detailed information and Financial Statements and Notes thereto appearing elsewhere in this Prospectus. The information herein, including share and per share data, unless otherwise stated, gives effect to (i) a 21,640 -for-one split of the Common Stock effected in October 1996, (ii) the issuance of 772,128 shares of Common Stock pursuant to the Exchange Offer described elsewhere in this Prospectus, (iii) the issuance of 330,211 shares of Common Stock upon the automatic conversion of outstanding Convertible Preferred Stock described elsewhere in this Prospectus, and (iv) the issuance of 55,931 shares of Common Stock included in 55,931 Units to be issued to certain Bridge Loan Note holders, concurrent with the effective date of this Prospectus. Unless otherwise indicated, the information herein is presented on the basis that the Underwriters' over-allotment option and the Underwriters' Warrants are not exercised.


                                   The Company

         Butterwings Entertainment Group, Inc. ("Butterwings" or the "Company") is engaged in the ownership, operation and management of Mrs. Fields cookie stores (the "Mrs. Fields Cookie Stores" or the "Cookie Stores") The Company currently owns, operates and manages 12 Mrs. Fields Cookie Stores in Missouri, Michigan and Minnesota. The Company sold one low volume Cookie Store in Minnesota, effective June 1, 1997. The Company formerly owned and operated four Hooters franchised restaurants but closed one restaurant in September 1996, sold two restaurants in July 1997, and its remaining Hooters restaurant in October, 1997. The Company will not open any new Hooters restaurants


         The Company's Mrs. Fields Cookie Stores are franchised businesses which offer and sell a variety of specially prepared food items including, but not limited to, cookies, brownies, muffins and beverages. The Company develops and operates its Mrs. Fields Cookie Stores pursuant to specified standards established by the franchisor.


In December 1995, the Company purchased an existing Mrs. Fields Cookie Store in Flint, Michigan from Mrs. Fields Development Corporation, the franchisor of Mrs. Fields Cookie Stores (the "Mrs. Fields Franchisor") and in January 1996, acquired from an affiliate of the Company six additional franchised Mrs. Fields Cookie Stores. In October 1996, the Company acquired 100% of the common stock of Cookie Crumbs, Inc. ("Cookie Crumbs"), which owns six additional Mrs. Fields Cookie Stores. The Company intends to acquire an unlimited number of new or existing Mrs. Fields Cookie Stores. The Company opened its first Hooters restaurant in Madison, Wisconsin in April 1994 and three additional Hooters restaurants, all in San Diego, California, between October 1994 and May 1995, one of which was subsequently closed. The Company sold two restaurants in July 1997 and one restaurant in October 1997.


         The Company's objective is to develop or acquire a significant number of franchised units to create economies of scale in management, personnel and administration. To achieve this objective, the Company's strategy will be to (i) capitalize on the brand name recognition and goodwill associated with the Mrs. Fields name; (ii) expand the Company's Mrs. Fields operations through the development of additional franchised units; and (iii) hire and train qualified management personnel to assure compliance with its obligations, continuity of management and efficiency of operations. Management of the Company will also research other concepts to become part of the future strategy of the Company's ongoing plans for expansion. The Company has had preliminary discussions with a micro brewery with respect to its acquisition by the Company. No agreement has been reached and there can be no assurance that the Company will be able to consummate the transaction or that, if consummated, the micro brewery would be profitable.


         The Company was incorporated in Illinois as Butterwings, Inc., in July 1993 and adopted its present name by amendment to its Articles of Incorporation in October 1996. The Company operated its restaurants in California through its wholly-owned subsidiary, Butterwings of California, Inc. ("Butterwings/California") and in Wisconsin through its wholly-owned subsidiary, Butterwings of Wisconsin, Inc.("Butterwings/Wisconsin"). The Company's Mrs. Fields Cookie Stores are owned and operated by the Company and through Cookie Crumbs.


         The Company's executive offices are at 2345 Pembroke Avenue, Hoffman Estates, Illinois, 60195. The telephone number at that location is (847) 925-0925.

     Cancellation of Debt; Conversion of Preferred Stock; Bridge Loan Financing



Exchange of 12% Notes for Stock. Pursuant to an exchange offer dated January 1997 (the "Exchange Offer"), the Company offered to exchange shares of its Common Stock for $3,700,000 principal amount of the Company's 12% Notes due April 2001 (the "Notes" or "12% Notes"), accrued interest on the Notes plus a 20% premium on the principal and interest, all divided by the proposed initial public offering price of $5.00 per Unit for the Units in this Offering. Holders of $2,872,500 principal amount (77.6%) of Notes accepted the Exchange Offer. As a result, $2,872,500 principal amount of Notes and $344,700 of interest accrued through March 31, 1997,will be canceled and 772,128 shares of Common Stock will be issued to the Note holders concurrently with the issuance of Units to investors in this Offering. The $827,500 of Notes not exchanged will remain outstanding. See "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Secured Promissory Notes."



         Conversion of Preferred Stock: Prior to this Offering, the Company had outstanding 15,685 shares of its Convertible Preferred Stock. The Convertible Preferred Stock is automatically convertible into the Company's Common Stock upon consummation of the first sale of the Company's Common Stock in an underwritten public offering pursuant to the Securities Act of 1933. As a result of this Offering, the Company will issue to the holders of the Convertible Preferred Stock 330,211 shares of Common Stock concurrently with the consummation of the Offering. This Prospectus assumes the conversion of the
Convertible   Preferred  Stock  and  the  issuance  of  330,211  shares  to  the
Convertible Preferred Stock holders. See "Description of Securities - Convertible Preferred Stock."





Bridge Loan Notes and Warrants: From October through December 1996, the Company issued $483,000 of bridge loan notes (the "Bridge Loan Notes") to provide cash for normal operating expenses and to pay professional fees and expenses in connection with this Offering. The Bridge Loan Notes were secured promissory notes bearing interest at the LIBOR rate and payable at the earlier of nine months from the date of issuance or the closing of this Offering. As additional consideration, the Bridge Loan Note holders (the "Bridge Loan holders") received 91,000 warrants to acquire, without additional cost, Units identical to the Units offered hereby at the time the registration statement of which this Prospectus is a part becomes effective. The Bridge Loan Notes were amended in July 1997 to capitalize unpaid interest, extend the due date until the earlier of the effective date of this Offering or six months from the execution of the amended Bridge Loan Notes and to amend the interest rate to 14%. The resulting principal amount of the Bridge Loan Notes is $574,395. The number of warrants received by the Bridge Loan holders was reduced to 55,931 and the holders thereof agreed that they would not sell, transfer, pledge, assign or hypothecate the warrants or underlying units in any way for a period of one year from the effective date of this Offering. The Bridge Loan Notes were further amended in January 1998 solely to extend the due date until the earlier of the closing of this Offering or six months from the date of issuance of the Amended Bridge Loan Notes (July 1998). As consideration for extending his Bridge Loan Note, one holder of $195,000 principal amount of Bridge Loan Notes demanded, and the Company granted to him only, a lien on the Company's Cookie Store located in Flint, Michigan. Such Note provides that if the Company's Bridge Loan Note to him is not paid from the proceeds of this Offering or by December 31, 1997, he may take over the Flint Cookie Store on January 1, 1998. The Company has the option to repurchase the Cookie Store for a period of 12 months for $250,000 cash. In addition, Kenneth B. Drost, Vice President, Secretary and a director of the Company, agreed to sell the Note holder 20,000 shares of his Common Stock of the Company for $100 upon termination of a one year lock-up. By amendment dated January 8, 1998, this Amended Bridge Loan Note was extended to December 31, 1998 and the Note holder agreed to forbear any remedies he may have under the first Amendment to his Bridge Loan Note, including the right to take over the Flint, Michigan Cookie Store. In consideration for the extension, the Company agreed to pay the Note holder $100,000 on the effective date of this Offering and $6,000 monthly until the earlier of the effective date of this Offering or December 31, 1998. See Management's Discussion of Financial Condition and Results of Operations - Bridge Financing."

                                  The Offering

          Securities offered hereby1,300,000 Units, each Unit consisting of one share of Common Stock and one Series A Warrant. See "Description of Securities."


Series A Warrants...........................  Each Series A Warrant will entitle the holder thereof to purchase one share of Common Stock at an exercise price of 120% of the offering price per Unit in this Offering, commencing on _____________________, 1998 [thirteen months after closing of this Offering] until _______________, 2002. The Series A Warrants may not be separately traded until ________________, 1997 [six months after the date of this Prospectus], unless earlier separated upon three days prior written notice by the Representative to the Company, at the discretion of the Representative. The Series A Warrants are redeemable by the Company at $0.05 per Series A Warrant at any time commencing thirteen months after the date of this Prospectus, on thirty days prior written notice, provided that the closing sale price per share for the Common Stock has equaled or exceeded 200% of the Offering price per Unit for twenty consecutive trading days within the thirty-day period immediately preceding such notice. See "Description of Securities."
Common Stock to be Outstanding

  after the Offering...................4,610,317 shares (1)


Series A Warrants to be Outstanding

  after the Offering...................1,355,931 Series A Warrants (1)


Use of Proceeds........................Development and acquisition of Mrs.
                                       Fields Cookie Stores, expansion into
                                       other concepts, repayment of the Bridge
                                       Loan Notes and related interest,working
                                       capital and general corporate purposes.
                                       See "Use of Proceeds."

Risk Factors.......................... THE SECURITIES OFFERED HEREBY
                                       ARE SPECULATIVE AND INVOLVE A HIGH DEGREE
                                       OF RISK AND SHOULD NOT BE PURCHASED BY
                                       INVESTORS WHO CANNOT AFFORD THE LOSS OF
                                       THEIR ENTIRE INVESTMENT.
                                       See "Risk Factors."

Proposed Boston Stock Exchange Symbols
Units.......................................     ETS.U
Common Stock................................     ETS
Series A Warrants...........................     ETS.W


Proposed Nasdaq Small Cap Market Symbols
Units.......................................     EATS.U
Common Stock................................     EATS
Series A Warrants...........................     EATS.W
--------------


(1) Excludes shares issuable upon the exercise of options and warrants outstanding upon the date of this Prospectus or to be issued as follows:
     (i) 1,300,000 shares issuable upon the exercise of the Series A Warrants to be sold in this Offering; (ii) up to 195,000 shares and 195,000 Series A Warrants to purchase 195,000 shares subject to the Underwriters' over-allotment option; (iii) 130,000 shares and 130,000 Series A Warrants to purchase 130,000 shares subject to the Underwriters' Warrants, and (iv) 200,000 shares reserved for grant under the Company's 1996 Stock Compensation Plan, 100,000 of which have been granted and are exercisable. See "Management" and "Underwriting."

                          Summary Financial Information


         The following table sets forth summary income statement data for the fiscal years ended December 29, 1996, and December 31, 1995 and summary balance sheet data at December 29, 1996 which have been derived from the Company's consolidated financial statements audited by McGladrey & Pullen, LLP, independent auditors, which have been included elsewhere herein. The summary income statement data (unaudited) for the forty week periods ended October 5, 1997 and October 6, 1996 and the summary balance sheet data as of October 5, 1997 (unaudited) was derived from the Company's historical financial data for such periods and are included elsewhere herein. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) have been made which are considered necessary for the fair presentation of such information for the interim periods presented. Results of operations for the interim periods are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.


Income Statement Data:

                                         Fiscal Years Ended               40 Weeks Ended
                               December 29,         December 31,      October 5,    October 6,

                                    1996                1995             1997          1996
                                    ----                ----             ----          ----


Sales                             $8,551,033          $7,730,956       $5,316,074       $6,535,002
Operating expenses                 8,317,394           7,398,898        5,341,931         6,441,186
General and administrative
expenses                             996,200             566,918          890,292            570,240
Write off of franchise fee
options                              145,000                  --                --               --
Provisions for losses on
assets                               927,148             304,474         1,025,000          928,848
Net (loss)                       (2,757,259)         (1,153,674)        (2,756,249)      (1,974,801)
Net (loss) per common
share                                $(1.23)          $   (0.51)            (1.24)       $    (0.87)

Common shares outstanding (1)      2,250,736           2,250,736          2,231,042       2,231,042
Pro forma:
    Net (loss) (2)              $(1,177,359)                --         $ (1,533,778)             --

    Net (loss)

    per common share(2)               $(.25)                --         $     (0.34)              --

    Common shares

    outstanding (2)                4,633,394                --            4,633,394              --


Balance Sheet Data:

                               December 29,                   October 5, 1997
                               ------------                   ---------------
                                    1996                      Actual            As Adjusted (2)
                                    ----                      ---------         ---------------

Current Assets                 $      719,813         $          714,943        $5,772,108

Total Assets                        5,506,201                   3,084,668         7,496,863

Total current liabilities           5,507,435                   5,181,693        1,271,026

Total long-term debt                  521,721                   1,180,379        1,180,379


Redeemable Preferred Stock          1,690,000                   1,690,000         1,690,000


Stockholders' equity (deficit) $    (2,212,955)       $        (4,967,404)      $3,355,458


----------------


(1)  Based on weighted average number of shares outstanding.  See Note 1 to Consolidated Financial Statements for the
     fiscal years ended December 29, 1996 and December 31, 1995.

(2) To reflect (i) the sale of 1,300,000 Units (including 1,300,000 shares of Common Stock) at a price of $5.00 per Unit, (ii) the exchange of 77.6% of the Notes to Common Stock, (iii) the conversion of 100% of the outstanding Convertible Preferred Stock, and (iv) the issuance of 55,931 shares of Common Stock to the Bridge Loan holders.

                                  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THE PROSPECTUS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

Limited Operating History; Prior Losses; Going Concern

         The Company has a limited operating history upon which investors may evaluate the Company's performance. For the forty weeks ended October 5, 1997, and October 6, 1996, the Company, on a consolidated basis, incurred net losses of $2,756,249 and $1,947,801, respectively, from the operations of its Hooters Restaurants and Mrs. Fields Cookie Stores. For the fiscal years ended December 29, 1996 and December 31, 1995 the Company, on a consolidated basis, incurred net losses of $2,757,259 and $1,153,674 respectively from the operations of its Hooters Restaurants and Mrs. Fields Cookie Stores. The Company will continue to incur significant expenses associated with the development and operation of its Mrs. Fields Cookie Stores, and the expansion into new concepts, a substantial portion of which may be incurred before the realization of related revenues. These expenditures, together with associated early operating expenses, may result in operating losses until an adequate revenue base is established. There can be no assurance that the Company will be able to operate profitability in the future. The ability of the Company to continue as a going concern is dependent upon, among other things, the successful completion of this Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 20 to Consolidated Financial Statements for the Fiscal Years Ended December 29, 1996 and December 31, 1995 (the "Consolidated Financial Statements").


Risks of Company's Businesses; Current and Future Profitability

         The business of owning and operating a Mrs. Fields Cookie Store involves a high degree of risk. The ultimate profitability of the Company's business will depend upon numerous factors including, without limitation, Mrs. Fields Cookie Stores owned and operated by the Company which in turn will depend on many factors over which the Company will have no control. These factors include changes in local, regional, or national economic conditions, changeable tastes of consumers, food, labor and energy costs, the availability and cost of suitable sites, fluctuating interest and insurance rates, state and local regulations and licensing requirements, the continuing goodwill and reputation associated with the Mrs. Fields Franchisor and the ability of the Company to hire and retain qualified employees, including competent managers for each restaurant and cookie store. The results of operations for the forty week period ended October 5, 1997 and the year ended December 29, 1996 for the Company's Mrs. Fields Cookie Stores have resulted in operating losses of $1,356,206 and $881,654, respectively. The Company will be dependent upon opening or acquiring new Mrs. Fields Cookie Stores and expanding into new concepts to reach profitability. There can be no assurance that any new sites selected will produce the minimum customer traffic for the Cookie Stores to be economically successful or that the Company will be successful in expanding into new concepts



Expansion of Mrs. Fields Cookie Stores and Other Businesses


         Since the Company will not open additional Hooters restaurants , the Company will be dependent on the operations of its existing and future Mrs. Fields Cookie Stores owned and to be developed by the Company and expansion into other fields, including entertainment and restaurant concepts in which the Company has not had any management experience. The Company has had preliminary discussions with respect to the possible acquisition of a micro brewery. However, there is no definitive agreement for the acquisition of the micro brewery and no assurance can be given that the acquisition can be or will be made. There are currently no other acquisition or expansion plans under consideration at the date of this Prospectus. The Company would probably not be able to continue as a going concern if it were forced to rely upon its existing Mrs. Fields Cookie Stores since its results for the forty-eight week period ended October 5, 1997 and the fiscal year ended December 29, 1996 resulted in operating losses of $1,356,206and $881,654, respectively. To continue as a going concern, the Company is dependent upon the success of this Offering and the opening of new Mrs. Fields Cookie Stores and expansion into other fields. There are no obstacles in opening new Mrs. Fields Cookie Stores. See "Business and Properties-and Expansion Plans" and Note 20 to Consolidated Financial Statements.



Risks of Planned Expansion

         Successful expansion of the Company's operations will be largely dependent upon a variety of factors, some of which are currently unknown or beyond the Company's control, including (i) continuing customer acceptance of the "Mrs. Fields" cookie store concept, (ii) the ability of the Company's management to negotiate territories in which to expand the cookie stores, to identify suitable sites and to negotiate leases at such sites, (iii) timely and economic development and construction of Mrs. Fields Cookie Stores, (iv) the hiring of skilled management and other personnel, (v) the ability of the Company's management to apply its policies and procedures to a much larger number of cookie stores; (vi) the availability of adequate financing; (vii) the general ability to successfully manage growth (including monitoring cookie stores, controlling costs, and maintaining effective quality controls); (viii) the ability of the Company to identify and expand into other areas; and (ix) the general state of the economy. No market studies regarding the commercial feasibility of expanding the Company's cookie stores have been conducted, nor are any such studies planned. There can be no assurance that the Company will be able to successfully open new cookie stores at the planned rate of expansion, or at all. While the Company intends to pursue other concepts which are not planned at the date hereof, there can be no assurance that any such new ventures will be identified and successful. See "Business and Properties "Mrs. Fields Cookie Stores - Development Option."


Dependence on the Mrs. Fields Franchisor
         The Company's success depends in part on the continued success of the "Mrs. Fields" cookie store concept and on the ability of the franchisor to identify and react to new trends in their respective industries (including the development of innovative and popular menu items and pastry products) and to develop and pursue appropriate marketing strategies in order to maintain and enhance the name recognition, reputation and market perception of the "Mrs. Fields" cookie stores. The Company believes that the experience, reputation, financial strength and franchisee support of the Mrs. Fields Franchisor are positive factors in the Company's prospects. Adverse publicity or economic trends or business deterioration with respect to the Mrs. Fields Franchisor or its failure to support its franchisees, including the Company, could have a material adverse effect on the Company. However, the future results of operations of the Mrs. Fields Franchisor and its other franchisees will not alone assure the success of the Company, which will depend on the effectiveness of the Company's management, current and future locations of the Company's cookie stores and the results of operations of those businesses. The Company plans to expand into new concepts not yet determined.

     Requirements   of  Franchise   Agreements;   Franchise   Fees,   Royalties,
Advertising Costs

         The franchise agreement between the Company and the Mrs. Fields Franchisor require the Company to pay an initial franchise fee with respect to each cookie store opened, to pay royalties based on gross sales of each cookie store location and to spend a percentage of the gross sales of each cookie store on advertising, which may include contributions to national marketing pools administered by the franchisor. Such amounts must be paid or expended regardless of the profitability of the Company's cookie stores. As of the date of this Prospectus, the franchise agreement with the Mrs. Fields Franchisor provides for an initial franchise fee of $15,000-$25,000 to the Mrs. Fields Franchisor for each Mrs. Fields Cookie Store opened. Under the applicable franchise agreements, the Company must pay royalties on gross sales of up to 6% to the Mrs. Fields Franchisor. The Company currently contributes a percentage of gross sales for certain of its Mrs. Fields Cookie Stores to the national marketing funds of the franchisor. In addition, the Company's franchise agreements require the Company to operate its Mrs. Fields Cookie Stores in accordance with the requirements and specifications established by the franchisor relating to interior and exterior design, decor, furnishings, menu selection, the preparation of food products, quality of service and general operating procedures, advertising, maintenance of records and protection of trademarks. Failure of the Company to satisfy such requirements could result in the loss of the Company's franchise rights for some or all of its cookie stores as well as the development of additional restaurants or cookie stores.


Competition

         The cookie industry is highly competitive with respect to price, service, food quality and location and are among the highest failure rates of any industry. There are numerous well-established competitors, some of which possess substantially greater financial, marketing, personnel and other resources than the Company. These competitors include national, regional and local cookie and pastry retailers. The Company will face competition in every market that it enters. In addition, other cookie chains with greater financial resources than the Company and the Mrs. Fields Franchisor have similar or competing operating concepts to that of the Company. As a result of the competition the Company currently faces, and will continue to face as it expands, there can be no assurance that the Company will be able to operate profitably in the future. See "Business and Properties - Competition."


Profitability Affected By Changes in Food Costs
         The Company's profitability is affected in part by its ability to anticipate and react to changes in food costs. Various factors beyond the Company's control, including adverse weather conditions, may affect food costs. While management has been able to anticipate and react to changing food costs to date through its purchasing practices and menu price adjustment, there can be no assurance that it will be able to do so in the future.

Trademarks and Service Marks

         The "Mrs. Fields" service marks have significant value and are important to the marketing of the Company's Mrs. Fields Cookie Stores. The Mrs. Fields Franchisor has enforcement policies to investigate possible violations of its service marks and if such violations are identified they take appropriate action to preserve and protect their goodwill in their service marks. The Company is obligated under its franchise agreements with the Mrs. Fields Franchisor to report any such violations to the franchisor. Under the franchise agreement with the Mrs. Fields Franchisor, the Company is required to render assistance and execute such documents as may be necessary or advisable in the opinion of the Mrs. Fields Franchisor's legal counsel to protect Mrs. Fields interest in the trademark. The Mrs. Fields Franchisor is required to indemnify the Company and to reimburse it for all damages for which it is held liable in any proceeding arising out of the Company's authorized use of the Mrs. Fields trademark and for all costs reasonably incurred in defending any claim against the Company provided it has otherwise complied with the franchise agreement. There can be no assurance that the Company, or the Mrs. Fields Franchisor will be successful in enforcing their rights under the Mrs. Fields service marks and preventing others from using such marks or a derivation of same. The Company is unable to estimate the possible cost of participating in any legal proceedings relating to the Mrs. Fields service marks and there can be no assurance that such proceedings would not have a substantial adverse impact on the Company.


Long Term Leases; Restaurant and Cookie Store Closings


         The Company leases the sites for its existing Mrs. Fields Cookie Stores pursuant to long term, non-cancelable leases or sub-leases. Future sites for Mrs. Fields Cookie Stores will likely be subject to similar long term leases. If an existing or future site does not perform at a profitable level, and the decision is made to close the location, the Company may nevertheless be obligated to pay rent under the lease. In September 1996, the Company closed a Hooters Restaurant in San Diego, California. As a result, the Company surrendered to the landlord leasehold improvements and equipment at the site and agreed to pay the landlord $4,750 per month through June 30, 2005. In April 1995, the Company assumed a land lease for a Hooters Restaurant to be opened in Oceanside, California. Subsequently, the Company decided not to develop the property and in September 1996, sublet the property at substantially the same rentals but under terms which could enable the subleasee to terminate the lease in September 1998, resulting in the Company being liable for the remaining lease payment of $311,000 through September 2003. The buyers of the three Hooters restaurants sold, assumed the leases on the restaurants and the Company will have no further liability therefor. See Management's Discussion and Analysis of Financial Condition and Results of Operations-Restaurant Closing," and Notes 10 and 11 to Consolidated Financial Statements.



Geographic Concentration of Cookie Stores; Uncertainty of Market Acceptance

         The Company currently operates 12 Mrs. Fields Cookie Stores, in the St. Louis, Missouri, Minneapolis, Minnesota and Lansing/Flint, Michigan areas. The Company's current results of operations may not be indicative of the market acceptance of a larger number of locations, particularly as the Company expands its Mrs. Fields Cookie Stores into areas with varied demographic characteristics. There can be no assurance of the Company's ability to achieve consumer awareness and market acceptance. This could require substantial efforts and expenditures by the Company, particularly as the Company seeks to enter into new markets with its existing or new concepts. Furthermore, since the Company currently operates only 12 cookie stores, an unsuccessful new Cookie tore could have a significant adverse impact on the Company's operations. See "Prospectus Summary-The Company" and "Business and Properties- Expansion Strategy."

Risks Associated With 12% Notes

         Holders of $2,872,500 of Notes accepted the Exchange Offer, and $827,500 principal amount of Notes remain outstanding. The Notes are secured by all of the Company's assets. Commencing February 1, 1998, the Company will be required to make semi-annual interest payments of approximately $49,650 until April 1998, and thereafter semi-annual payments of principal and interest of $27,485, until the notes are paid in full in April 2001. On August 1, 1997, the Company paid the Note holders who did not accept the Exchange Offer $132,491 in past due and accrued interest through July 31, 1997, eliminating all defaults on the Notes. The ability of the Company to make timely future payments of principal and interest will depend on the availability of funds from cash flow or other financing. There can be no assurance that the Company will be able to make principal and interest payments on the Notes as such payments come due. Failure to make principal and interest payments when due may cause an event of default under the terms of the Notes, in which event the Note holders could accelerate payment of principal and interest on the Notes and cause a foreclosure and sale of assets sufficient to retire the indebtedness. The Company will be required to expense in its financial statements when this Offering becomes effective, the previously unamortized financing costs related to the Notes to be exchanged (estimated to be approximately $190,000) and the 20% premium to the Note holders accepting the Exchange Offer (estimated to be approximately $644,000). See "Cancellation of Debt; Conversion of Preferred Stock; Bridge Loan Notes and Warrants," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



Risks Associated With Bridge Loan Notes



         The Company has allocated $693,467 of the net proceeds of this Offering to retire the outstanding principal and interest on the Bridge Loan Notes. In the event this Offering is not successful, the Company would be required to seek alternate sources of financing, renegotiate the terms of its debt obligations or seek protection from creditors under the Federal Bankruptcy Code. The fair market value of the Common Stock underlying the warrants issued to the Bridge Loan holders has been expensed in the Company's financial statements over the period from when the Bridge Loan Note proceeds were received to March 31, 1997, the original expected date of this Offering. See "Cancellation of Debt; Conversion of Preferred Stock; Bridge Loan Notes and Warrants," Use of Proceeds" and Management's Discussion and Analysis of Financial Condition and Results of Operations."


Loss of Tax Loss Carry Forwards


         As of December 29, 1996, the Company has net operating tax losses of approximately $2,140,000 which have been or may be utilized by NEMC pursuant to intercorporate tax allocation practices adopted by the Company and NEMC. With the liquidation of NEMC and the merger of NEMC into the Company in May 1997, the Company is no longer eligible for inclusion in NEMC's consolidated tax return and NEMC has been relieved of any previous obligation to pay the Company the tax benefit for any tax losses utilized under the intercorporate tax allocation practices. However, the Company will have approximately $1,330,000 of tax loss carryforwards which can be utilized by the Company until their expiration in 2011. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 7 to Consolidated Financial Statements.


Risks Associated With Cookie Crumbs Preferred Stock

         There are 16,900 shares of Cookie Crumbs Redeemable Preferred Stock outstanding (the "Cookie Crumbs Preferred Stock") which require the payment of annual regular cash dividends of $169,000 and non-cumulative, non-compounded participating cash dividends not exceeding 8% of the face value of the Preferred Stock outstanding, equal in the aggregate to 10% of an amount equal to net income less regular cash dividends. Such Cookie Crumbs Preferred Stock dividends rank senior to Cookie Crumbs common stock dividends and as at the date hereof are current. Beginning in February 1998, the Cookie Crumbs Preferred Stock is redeemable in whole or in part at the option of Cookie Crumbs at 103% of its face value plus accrued and unpaid regular cash dividends and at the option of the holders thereof during any fiscal year in which Cookie Crumbs has net income in excess of regular dividend distributions, including cumulative unpaid regular dividends, for an amount equal to the liquidation value. Such redemption obligation of Cookie Crumbs is limited to 25% of its net income as adjusted for the prior year. All dividends paid on the Cookie Crumbs Preferred stock and any redemption of the Cookie Crumbs Preferred Stock at the election of Cookie Crumbs or the Cookie Crumbs Preferred Stock holders will be paid to the Cookie Crumbs Preferred Stock holders and not to investors in this Offering and by a like amount will reduce Cookie Crumbs net income and cash flow available for Cookie Crumbs operations. If Cookie Crumbs is unable to pay all or a portion of the regular cash dividend payments on the Cookie Crumbs Preferred Stock, the Company may be required to advance the amounts required. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Government Regulation


          The cookie businesses is subject to various federal, state and local government regulations, including those relating to the sale of food. While the Company has not experienced any trouble in obtaining necessary government approvals to date, difficulty or failure to retain or obtain required licenses or other regulatory approvals could have an adverse effect on the Company's current or future operations or delay or prevent the opening of new Mrs. Fields Cookie Stores.


Effect of EEOC Decision on Hooters Restaurants

         The Equal Employment Opportunity Commission (the "EEOC") issued a finding in September 1994, that the Hooters Franchisor and all related entities, including but not limited to Hooters, Inc., Hooters Management Corporation, all franchisees and licensees of the Hooters Franchisor and any other entity permitted to operate under the "Hooters" trademark, engaged in employment discrimination for failing to recruit, hire or assign men into server, bartender or host positions. In March 1996, the EEOC's general counsel advised that he would not recommend that the EEOC file a lawsuit against Hooters and that this procedure terminated the EEOC's consideration of litigation against Hooters. The Company has been the subject of several charges of employment discrimination and/or sexual harassment suits in the Milwaukee and San Diego regional offices of the EEOC and the City of Madison, Wisconsin. Excluding the recent settlement of a discrimination case for approximately $100,000, none of such charges have been finally determined to result in damages, liabilities or penalties to the Company although they may not be finally resolved. In the event that litigation should be re-instituted by the EEOC or if the Company should not be successful in defending administrative or court proceedings involving charges of discrimination in hiring, the Company may be required to implement a gender neutral hiring policy and to pay money damages to men who were previously discriminated against by Hooters' hiring practices, the effect of which could have a substantial adverse impact on the Company's business. See "Business and Properties - Litigation" and Note 19 to Consolidated Financial Statements.

Possible Need for Additional Financing


         The net proceeds of this Offering will be used to develop and acquire cookie stores, expand into new concepts, retire the Bridge Loan Notes, and for working capital and general corporate purposes. Management believes that the net proceeds will be sufficient to satisfy the financial needs of the Company for approximately 12 to 18 months. However, there can be no assurance that the net proceeds from this Offering, together with cash generated from other sources, will be sufficient to maintain operations or finance further development and it may be necessary to obtain additional financing. The Company has no current arrangements for, or sources of, additional financing, and there can be no assurance that any such financing can be obtained on terms acceptable to the Company or at all. To the extent any additional financing involves the sale of equity securities of the Company, shareholders of the Company, including purchasers in this Offering, will realize a reduction in their percentage ownership interest in the Company. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."


Uninsured Losses; Costs and Availability of Insurance

         The policy of the Company is to arrange for or acquire comprehensive casualty and liability insurance in amounts which the Company determines is sufficient to cover reasonably foreseeable losses and which are required by its franchise agreements. However, there are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which are uninsurable, and recent increases in the cost of insurance generally have resulted in premium rates which make certain losses not economically insurable. There can be no assurance that the costs of certain insurance coverage which the Company would otherwise obtain will not increase further and result in the Company being unable to obtain coverage for certain risks at rates which are economic for the Company. If the Company suffered a loss for which it was not insured, such loss could have a material adverse effect on the Company's operations.


Reliance on Management

         The Company will depend to a significant extent on the ability of current management of the Company to oversee operations of its cookie stores. The success of the Company's business will be dependent upon Messrs. Kenneth B. Drost, Vice-President and Secretary, and Douglas E. Van Scoy, Chief Financial Officer, respectively, of the Company and its principal shareholders and James
M. Clinton, President. The Company does not have employment agreements with any executive officer or employee of the Company. In the event the services of these individuals should become unavailable to the Company for any reason, the Company would be required to recruit other qualified personnel to manage and operate the Company. There can be no assurance that the Company would be able to employ qualified personnel on terms acceptable to it. See "Management."



Possible Conflicts of Interest With Management

         Until October 1, 1996, the Company paid New Era Management Corporation ("NEMC") a company owned at that time by Kenneth B. Drost and Douglas Van Scoy, officers and principal shareholders of the Company and Stephan S. Buckley a former officer, director and shareholder of the Company, its actual cost for office space, accounting, administrative and computer system services provided by NEMC. On October 1, 1996, the Company began providing its own accounting, administrative and computer system services using substantially the same personnel and equipment at approximately the same cost as incurred in 1996, except for normal increases for cost of living and inflation. From October 1, 1996 through March 31, 1997, the Company paid NEMC approximately $5,400 per month for rent for its office space. The Company subsequently entered into a two year lease for office space with an unaffiliated third party at a monthly rental of $5,500 commencing June 1, 1997. On May 1, 1997, the assets of NEMC were distributed to the shareholders and NEMC was merged into the Company with the Company being the survivor. See "Business and Properties-Properties," "Certain Relationships and Related Transactions" and Note 8 to Consolidated Financial Statements.


Company's Experience
         The ownership and operation of franchised cookie stores is extremely complex and requires specialized management and marketing skills. The executive management of the Company has limited experience in owning, operating and managing franchised restaurants and cookie stores or businesses in the food service industry. The executive officers intend to hire experienced managers who will supervise the operations of the cookie stores. There can be no assurance, however, that the Company will be successful in hiring and retaining such qualified personnel. See "Business-Hooters Restaurants-Restaurant Operations and Management" and "Business and Properties-The Cookie Stores-Store Operations."


No Dividends on Common Stock


         Since inception, the Company has not paid, and it has no current plans to pay, cash dividends on the Common Stock. The Company intends to retain all earnings to support the Company's operations and future growth. The payment of any future dividends will be determined by the Board of Directors based upon the Company's earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, business conditions and such other factors deemed relevant. See "Dividend Policy."



Shares Eligible for Future Sale


         Future sales of substantial amounts of Common Stock by the present shareholders of the Company, or the potential for such sales without actual sales, may have the effect of depressing the market price of the Common Stock. Upon completion of the Offering, there will be 4,610,317shares of Common Stock outstanding (4,805,317shares if the Underwriters' over-allotment option is exercised). The 1,300,000 shares of Common Stock and 1,300,000 Series A Warrants offered hereby will be freely tradable. The remaining 3,254,386 shares of Common Stock, as well as the 55,931 shares of Common Stock, 55,931 Series A Warrants and 55,931 shares of Common Stock issuable upon exercise of such Warrants to be issued to the Bridge Loan holders, are "restricted securities" as that term is defined in Rule 144 ("Rule 144") under the Securities Act of 1933 (the "Securities Act") and under certain circumstances may be sold without registration pursuant to the provisions of Rule 144. In general, under Rule 144, a person or persons whose shares are aggregated, and who has satisfied a one-year holding period may, under certain circumstances sell within any three-month period a number of restricted securities which does not exceed the greater of one percent (1%) of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities by a person who is not an affiliate of the Company and has satisfied a two -year holding period without any quantity limitations. All of the 1,947,603 shares held by Kenneth B. Drost and Douglas Van Scoy, the principal shareholders of the Company, have been held for longer than two years. However, Messrs. Drost and Van Scoy have agreed with the Underwriters that they will not sell any of such shares to the public for a period of twenty-four months from the date hereof without the prior written consent of the Representative. The shares of Common Stock issued upon conversion of the Convertible Preferred Stock and the exchange of the 12% Notes will not be eligible for sale pursuant to Rule 144 for one year from the date hereof. The Bridge Loan holders have agreed that they will not sell, transfer, pledge, assign or hypothecate, in any way, their securities for a period of one year from the effective date of this Prospectus. The Company has agreed with the holders of the shares of Common Stock to be issued to the Note holders to register such shares upon the request of 50% of such holders after one year from the date of this Prospectus. See "Underwriting."


Immediate Substantial Dilution


         The current shareholders of the Company have acquired their shares of Common Stock at a cost per share substantially less than that at which the Company intends to sell its Common Stock included in the Units offered hereby. Therefore, investors purchasing Securities in this Offering will incur an immediate and substantial dilution of approximately $4.10 per share or approximately 82% in their ownership of the Company's Common Stock. See "Dilution."



Arbitrary Determination of Offering Price

         The public offering price for the Units offered hereby will be determined by negotiation between the Company and the Representative and should not be assumed to bear any relationship to the Company's asset value, net worth or other generally accepted criteria of value. Recent history relating to the market prices of newly public companies indicates that the market price of the Securities following this Offering may be highly volatile. See "Underwriting."


Effect of Outstanding Series A Warrants and Underwriters' Warrants

         Until the date five years following the date of this Prospectus, the holders of the Series A Warrants and Underwriters' Warrants will have an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other shareholders. The Company is required to register the Securities underlying the Underwriters' Warrants commencing on the first anniversary date of the effectiveness of this Offering. The Company is required to keep the registration statement registering the Securities effective until the fifth anniversary of the effective date of the Offering. The terms on which the Company might obtain additional financing during that period may be adversely affected by the existence of the Series A Warrants and the Underwriters' Warrants. The holders of the Series A Warrants and the Underwriters' Warrants may exercise the Series A Warrants and Underwriters' Warrants at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided herein. The Company has agreed to keep the registration statement registering the Securities current and will file such post-effective amendments and supplements as may be necessary to maintain the currency of the registration statement during the period of its use. Such filings could involve additional expense to the Company at a time when it could not afford such expenditures and may adversely affect the terms upon which the Company may obtain financing. See "Description of Securities" and `'Underwriting."


Risk of Redemption of Series A Warrants

         Commencing (thirteen months from the date of this Prospectus), the Company may redeem the Series A Warrants for $0.05 per Warrant, at any time after the closing bid price of the Common Stock on the Boston Stock Exchange has equaled or exceeded 200% of the initial offering price of the Units for twenty consecutive trading days. Notice of redemption of the Series A Warrants could force the holders thereof: (i) to exercise the Series A Warrants and pay the exercise price at a time when it may be disadvantageous or difficult for the holders to do so, (ii) to sell the Series A Warrants at the then current market price when they might otherwise wish to hold the Series A Warrants, or (iii) to accept the redemption price, which is likely to be less than the market value of the Series A Warrants at the time of the redemption. See "Description of Securities - Series A Warrants."


Investors May be Unable to Exercise Series A Warrants

         For the life of the Series A Warrants, the Company will use its best efforts to maintain an effective registration statement with the Securities and Exchange Commission (the "Commission") relating to the shares of Common stock issuable upon exercise of the Series A Warrants. If the Company is unable to maintain a current registration statement, the Series A Warrant holders would be unable to exercise the Series A Warrants and the Series A Warrants may become valueless. Although in this Offering, the Underwriters have agreed to not knowingly sell Series A Warrants in any jurisdiction in which they are not registered or otherwise qualified, a purchaser of the Series A Warrants may relocate to a jurisdiction in which the shares of Common Stock underlying the Series A Warrants are not so registered or qualified. In addition, a purchaser of the Series A Warrants in the open market may reside in a jurisdiction in which the shares of Common Stock underlying the Series A Warrants are not registered or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the shares of Common Stock underlying the Series A Warrants for sale in all of the states in which the Series A Warrant holders reside, the Company would not permit such Series A Warrants to be exercised and Series A Warrant holders in those states may have no choice but either to sell their Series A Warrants or let them expire. Prospective investors and other interested persons who wish to know whether or not shares of Common Stock may be issued upon the exercise of Series A Warrants by Series A Warrant holders in a particular state should consult with the securities department of the state in question or send a written inquiry to the Company. See "Description of Securities - Series A Warrants."

     No Public Market for Securities or Series A Warrants; Disclosure Relating to Low-Priced Stocks

         There is currently no public market for the Units, the Common Stock or the Series A Warrants, and there can be no assurance that any trading market will develop at the conclusion of this Offering. Therefore, investors in this Offering may have difficulty selling their Securities, should they decide to do so. In addition, if trading markets for the Securities do develop, there can be no assurance that such markets will continue or that Securities purchased in this Offering may be sold without incurring a loss. The Company has applied for listing of the Securities on the Boston Stock Exchange and the NASDAQ Small-Cap Market upon completion of this Offering. If, at any time, the Securities are not listed on the Boston Stock Exchange and the NASDAQ Small-Cap Market, the Company's Securities could become subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934. The penny stock rules apply, among other things, to companies (i) whose securities trade at less than $5.00 per share, or (ii) which have tangible net worth of less than $5,000,000 if operating less than three years ($2,000,000 if the company has been operating for three or more years); or, (iii) average revenues of less than $6,000,000 for the 3 most recently ended years. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. See "Underwriting."


Influence on Voting by Officers and Directors


         The Company's officers and directors currently beneficially own 90.5% of the Company's outstanding Common Stock. Upon completion of this Offering, such shareholders will continue to own beneficially approximately 42.3 % of the Common Stock. As a result, the Company's officers and directors will continue to be able to substantially impact the vote on most matters submitted to shareholders, including the election of directors. See "Principal Stockholders."



Possible Adverse effects of Authorization of Preferred Stock; Change of Control

         The Company's Articles of Incorporation, as amended, authorize the issuance of up to 100,000 shares of preferred stock. The board of directors, without further action by the stockholders, is authorized to issue shares of preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of preferred stock with voting and conversion rights could materially adversely affect the voting power of the holders of the Common Stock and may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any additional shares of preferred stock and the Convertible Preferred Stock which is currently outstanding will be converted into Common Stock in connection with this Offering. The Notes also contain a limitation on a change in control of the Company. See "Description of Securities-Preferred Stock" and "Management's Discussion of Financial Condition and Results of Operations - Secured Promissory Notes."

                                 USE OF PROCEEDS



         The net proceeds of this Offering are anticipated to be approximately $5,300,000, after deducting the Underwriters' discount, non-accountable expense allowance and estimated offering expenses ($6,177,500 if the Underwriters over-allotment option is exercised in full), assuming, in each case, an initial public offering price of $5.00 per Unit. No value has been assigned to the Series A Warrants included in the Units. The Company intends to use the net proceeds of this Offering as follows:




                                                               Approximate                    Approximate
                                                               Amount                         Percent of
                                                                                              Gross Proceeds

    Gross Proceeds                                             $6,500,000
    Underwriting discounts & commissions                            650,000                   10.0%
    Offering expenses (1)                                           550,000                     8.5
                                                               ------------                     ---
    Net Proceeds                                               $5,300,000                     18.5%


    Development and acquisition of cookie stores               $4,200,000                       64.6%
      and new concepts (2)
    Repayment of Bridge Loan Notes, including interest (3)          693,467                      10.7

    Working capital and general corporate purpose                  406,533                       6.2
                                                               -----------                       ---
    Totals                                                     $5,300,000                     100.0%
                                                               ==========                     ======



--------------



      (1) The Company has paid approximately $451,000 of such offering expenses as of October 5, 1997.


     (2) The Company intends to develop or acquire and operate additional Mrs. Fields Cookie Stores at a cost per location of $200,000 to $300,000 per cookie store and to expand into other concepts.

     (3) Each Bridge Loan Note bears interest at 14% per annum and is payable upon the earlier of the close of this Offering or six months from the date of execution of the amended Bridge Loan Notes (December 31, 1998 for one Note holder). The proceeds of the debt were used for normal operating expenses and to pay professional fees and expenses in connection with this Offering. See "Cancellation of Debt; Conversion of Preferred Stock; Bridge Loan Financing."



         The foregoing represents the best estimate by the Company of its use of net proceeds based upon present planning and business conditions. The proposed application of proceeds is subject to change as market and financial conditions change. The Company, therefore, has reserved the right to vary its use of proceeds in response to events which may arise and have not been anticipated. Management has not definitively identified the uses of the net proceeds which are allocated to working capital reserves. The net proceeds will ultimately be applied as business opportunities present themselves.

         Pending use, it is anticipated that the proceeds to the Company resulting from this Offering will be primarily invested in short-term investment grade obligations or bank certificates of deposit or other money market instruments. It is anticipated that the net proceeds of this Offering will satisfy the financial needs of the Company for 12 to 18 months following the date of this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 DIVIDEND POLICY


         Since inception, the Company has not paid, and it has no current plans to pay, cash dividends on the Common Stock. The Company intends to retain all earnings to support the Company's operations and future growth. The payment of any future dividends will be determined by the Board of Directors based upon the Company's earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, business conditions and such other factors deemed relevant. See "Risk Factors - No Dividends on Common Stock."

                                    DILUTION


         As of October 5, 1997, the net tangible book value of the Company, assuming the exchange of the Notes for Common Stock, the conversion of the Convertible Preferred Stock and the issuance of shares of Common Stock and Series A Warrants to the Bridge Loan Holders, was ($1,578,879) or ($.48) per share of Common Stock. The net tangible book value of the Company is the aggregate amount of its tangible assets less its total liabilities. The net tangible book value per share represents the tangible book value of the Company, less total liabilities of the Company, divided by the number of shares of Common Stock outstanding. The number of shares outstanding used to calculate the net tangible book value per share takes into account the 2,152,047 shares currently held by the existing shareholders, the 772,128 shares to be issued to the Note holders, the 330,211 shares to be issued to the Convertible Preferred Stock holders and the 55,931 shares to be issued to the Bridge Loan Holders. After giving effect to the sale of 1,300,000 Units by the Company (comprised of 1,300,000 shares of Common Stock and 1,300,000 Series A Warrants) at an assumed offering price per Unit of $5.00, and the application of the estimated net proceeds therefrom, the pro forma net tangible book value per share would increase from ($.48) to $.90. This represents an immediate increase in net tangible book value of $1.38 per share to current holders of Common Stock and an immediate dilution of $4.10 per share, or 82%, to new investors, as illustrated in the following table.


        Assumed public offering price per share                           $5.00

        Net tangible book value per share before this Offering            $(.48)
        Increase per share attributable to new investors                  $1.38

        Adjusted net tangible book value per share after this Offering     $.90
                                                                           ----

           Dilution per share to new investors                            $4.10
                                                                          =====

           Percentage dilution                                            82%


         The following table summarizes (i) the number of shares of Common Stock purchased from the Company to date, the total consideration paid, and the average price per share paid by the current Common Stock holders, assuming conversion of the Convertible Preferred Stock into Common Stock, the exchange of 77.6% of the Notes for Common Stock and issuance of 55,931 Shares of Common Stock to the Bridge Loan holders, and (ii) the number of shares of Common Stock to be purchased from the Company and the total consideration to be paid by the new investors purchasing shares of Common Stock in this Offering at an assumed initial public offering price of $5.00 per share before deduction of the estimated underwriting discounts and commissions and offering expenses payable by the Company:


                                       Shares Purchased          Total Consideration           Average
                                                     Number      Percent          Amount       Percent       Per Share


Current shareholders                   3,30,317        71.8%    $5,415,700        45.5%        $1.64
New investors                          1,300,000       28.2      6,500,000        54.5         $5.00
                                       ---------       ----      ---------        ----
       Total                           4,610,317      100.0%   $11,915,700       100.0%
                                       =========      ======   ===========       =====

--------------


     The foregoing table excludes the effect of the exercise of (i) the Underwriters' over-allotment option, (ii) the Underwriters' Warrants, (iii) the Bridge Loan holders Series A Warrants, and (iv) shares reserved for issuance pursuant to the Company's 1996 Stock Compensation Plan. To the extent that the foregoing options or warrants may be exercised, there will be further share dilution to investors in this Offering. See "The Offering," "Risk Factors," "Management-1996 Stock Compensation Plan" and "Underwriting."

                                 CAPITALIZATION


          The following table sets forth the capitalization of the Company as of December 29, 1996, the unaudited capitalization of the Company as of October 5, 1997 and the unaudited capitalization of the Company as of October 5, 1997, as adjusted to give effect to (i) the sale of the 1,300,000 Units offered at a price of $5.00per Unit and the application of the estimated net proceeds therefrom, (ii) the conversion of 100% of the Company's Convertible Preferred Stock, (iii) the exchange of 77.6% of the 12% Notes to Common Stock, and (iv) the issuance of 55,391 shares of Common Stock to the Bridge Loan Holders.

                             December 29, October 5,


                                    1996        1997                    1997
                                    Actual      Actual
As Adjusted

Current liabilities:
                     Current maturities of

                          long-term debt     $4,288,063$ 3,507,406  $    60,511
                                             ---------------------       ------
Total current liabilities:  5,507,435        5,181,693                1,271,026
                            ---------        ---------                ---------
Long-term debt:

                                Long-term debt less
                             current maturities plus
                             obligations relating to

                  closed stores (1)                  521,721     1,180,379
                                                     -------     ---------
1,180,379


Redeemable Preferred Stock (2)        1,690,000      1,690,000   1,690,000
                                      ---------      ---------   ---------

Shareholders' equity (deficit):

                       Preferred Stock, no par value
                    27,500 shares authorized, 15,685
                  shares issued and outstanding and
                   no shares issued and outstanding,
                                         as adjusted  1,568,500     1,568,500
                                                      ---------     ---------
--

                       Common Stock, $.01 par value,
                       10,000,000 shares authorized,

                        2,152,047 shares issued and
                   outstanding and 4,610,317 shares

             issued and outstanding, as adjusted (3)  21,520        21,250
                                                      ------        ------

46,103

                      Capital in excess of par value  1,564,979     1,467,779
                                                      ---------     ---------
12,172,336
                        Unearned compensation expense (127,000)     (28,000)
                                                      ---------     --------
(28,000)
                                  Accumulated deficit (5,240,954)  (7,997,203)
                                                      -----------  -----------
(8,834,981)
 Total stockholders' equity (deficit)     (2,212,955) (4,967,404)  3,355,458
                                          ----------- -----------  ---------
Total capitalization                       $5,506,201 $3,084,668
                                           ==========  =========
$7,496,863

-----------------

(1) Includes long-term lease obligations related to store closing. See Note 11 to Consolidated Financial Statements for the fiscal years ended December 29, 1996 and December 31, 1995.

(2) Issued by Cookie Crumbs which was acquired by the Company in October, 1996.

(3) Excludes shares issuable upon the exercise of options and warrants outstanding upon the date of this Prospectus or to be issued as follows: (i) 1,30,000 shares issuable upon the exercise of the Series A Warrants to be sold in this Offering; (ii) up to 195,000 shares and 195,000 Series A Warrants to purchase 195,000 shares subject to the Underwriters' over-allotment option;
(iii) 130,000 shares and 130,000 Series A Warrants to purchase 10,000 shares subject to the Underwriters' Warrants; (iv) 55,931 Series A Warrants to purchase 55,931 shares issuable to the Bridge Loan holders: and (v) 200,000 shares reserved for issuance under the Company's 1996 Stock Compensation Plan. See "Management" and "Underwriting."

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


          Results of Operations for the Forty Week Period Ended October 5, 1997 Compared to the Forty Week Period Ended October 6, 1996

         At October 5, 1997 twelve Mrs. Fields Cookie Stores were owned by the Company after selling one store June 1, 1997. During the corresponding period in 1996 thirteen Cookie Stores operated for the entire period and one Cookie Store was built and became operational in July 1996. One Cookie Store was sold in October 1996.

         During the forty week period ended October 5, 1997 one Hooters restaurant was open for the entire period. During the corresponding period in 1996 four restaurants operated for the entire period. In mid-September 1996, one Hooters restaurant was closed. Two of the Hooters restaurants were sold as of July 14, 1997 and the third Hooters restaurant was sold on October 26, 1997.

         The Company reported a net loss of $2,756,249 for the forty week period ended October 5, 1997 compared to a net loss of $1,947,801 in the corresponding period in 1996. Significant factors influencing the results of operations include:

      Sales were $5,316,074 for the forty weeks ended October 5, 1997 compared to $6,535,002 for the corresponding period in 1996. This decrease of $1,218,928 reflects a $166,404 increase in sales from the Cookie Stores primarily because of a low volume store that was open in 1996 and subsequently closed in October 1996 and a high volume store which began operations in June 1996. This increase was offset by a decline in sales of $1,385,332 from the restaurants. Same store sales for the one restaurant that operated during the entire forty week period declined $53,964 while the remaining decrease reflects the restaurant which was closed in September 1996 of $492,695 and the two restaurants that were closed in July 1997 of $838,673.

     Included in fiscal 1997 year to date sales are the two Hooters restaurants sold on July 14, 1997 with sales of $1,539,085 and a net loss of $448,800, one Hooters restaurant sold October 26, 1997 with sales of $989,810 and a net loss of $70,514. Also included is the Minnesota Cookie Store sold June 1, 1997 with sales of $79,036 and a net loss of $85,206.

      Cost of products sold was $1,548,669 for the forty weeks ended October 5, 1997 compared to $1,860,424 for the corresponding period in 1996. Cost of products sold is directly related to sales and overall was approximately 29% of sales in 1997 and 28% of sales in 1996. Comparing the 1997 period to the 1996 period, the Cookie Store percentage increased to 26% from 24% while the restaurant percentage increased to 33% from 31%. These increases primarily reflect increased product costs that could not be passed on through higher sales prices.

      Salaries and benefits were $1,580,012 (approximately 30% of sales) for the forty weeks ended October 5, 1997 compared to $1,921,514 (approximately 29% of sales) for the corresponding period in 1996. For these same periods, Cookie Store percentages were 28% compared to 27% and restaurant percentages were 32% compared to 31%. The increase for the Cookie Stores reflects increased salaries that were not absorbed through higher sales volumes. The increase for the Hooters restaurants is due to the restaurant that was closed in September 1996 which had a higher salary and benefit expense as a percentage to sales as compared to the other Hooters restaurants.

      Other operating costs were $1,882,430 for the forty weeks ended October 5, 1997 compared to $2,273,596 for the corresponding period in 1996 reflecting a decrease of $391,166. Other operating costs include promotions, advertising, office supplies, utilities, restaurant supplies, outside services, rent, insurance, and royalties. The decrease in other operating costs reflects approximately $234,382 from the closing of a restaurant in September 1996, $244,501 relating to the two restaurants closed in July 1997 partially offset by various other costs and expenses with a net increase of approximately $94,920.

      General and administrative expenses were $890,292 for the forty weeks ended October 5, 1997 compared to $570,240 for the corresponding period in 1996. This increase of $320,052 is primarily due to compensation paid officers of approximately $140,000 (none paid in the comparable 1996 period), stock option compensation expense of $99,000, increased salaries and benefits for other corporate staff of approximately $123,000, decreased consulting fees of approximately $42,000.

      Provisions for losses on assets has increased $96,152 to $1,025,000 for the forty weeks ended October 5, 1997 compared to $928,848 in the comparable period of 1996. This is a result of the following:

         (a)      Management   has  decided  to  sell  the   Company's   Hooters
                  restaurants since expansion of the Hooters concept by the Company is no longer considered to be a viable alternative. Two of these restaurants had been sold as of July 14, 1997 with the remaining restaurant sold October 26,1997. A loss on impairment of assets of $700,000 has been provided in the forty week period ended October 5, 1997 to record the investment in these restaurants at their estimated net realizable value.

         (b) The sale of a cookie store located in Minnesota as of June 1, 1997 for $37,000. The carrying value of the assets of this store at July 1, 1997 were approximately $112,000. Accordingly, a loss on impairment of assets of $75,000 has been recognized in the Consolidated Statements of Operations for the forty week period ending October 5, 1997.

         (c) Recognition in the second quarter 1997 of a long lived asset charge of $250,000 related to six of its Cookie Store locations. A loss was recognized because the carrying amount of the equipment, building improvements, franchise fees, and goodwill related to the Cookie Stores was estimated to exceed their net realizable value.

         (d) Provisions for losses on assets of $928,848 recorded in the forty weeks ended October 6, 1996 reflect losses related to a restaurant location which was closed in September 1996 and property which the Company no longer planned to develop. See Notes 10 and 11 to the December 29, 1996 Consolidated Financial Statements.

      Interest expense decreased $173,282 in the forty weeks ended October 5, 1997 compared to the comparable period in 1996. This decrease is due to the expected conversion of 77.64% of the 12% Notes to equity at the of consummation of this Offering. Interest for these Note holders is not being accrued subsequent to March 31, 1997. Note holders representing a total of 22.36% of the principal amount of the notes did not accept the Exchange Offer and, accordingly, interest continues to be accrued on their Notes. Therefore, interest was accrued for only those Notes outstanding ($827,500) after the Exchange Offer in the forty weeks period ended October 5, 1997 compared to interest being accrued for the 100% of the Note holders in the comparable period of 1996. See Note 2 to the December 29, 1996 Consolidated Financial Statements.

      Amortization of finance costs increased $434,645 to $490,409 in the forty weeks ended October 5, 1997 compared to the comparable period in 1996. This increase is due to the amortization of the bridge loan financing costs. See
     Note 4 to the October 5, 1997 unaudited Consolidated Financial Statements).

Financial Condition at October 5, 1997 as Compared to December 29, 1996

         Cash decreased $165,731 to $368,341 from $534,072 at December 29, 1996.
As reflected in the Consolidated Statements of Cash Flows, this decrease is primarily attributable to $785,493 used in operating activities offset by $52,581 provided by financing activities and $567,181 provided by investing activities. Cash flows provided by investing activities consisted primarily of the sale of the Minnesota Cookie Store and two Hooters restaurants offset by capital expenditures for the corporate office. Cash flows provided by financing activities were primarily due to amounts advanced from the two principal stockholders. Management anticipates that cash balances will continue to decline with its current operations.

         Inventory decreased $88,398 to $30,249 from $118,647 at December 29, 1996. This decrease is primarily due to the sale of two Hooter restaurants and the reclassification of inventory to assets available for sale related to the Hooter restaurant which management intends to sell.

          Receivable from asset sales at October 5, 1997 of $50,000 represents amounts due from the sale of two Hooters restaurants sold on July 14, 1997.

          Assets available for sale at October 5, 1997 of $232,641 represents the net realizable value of a Hooters restaurant sold in October 1997.

         Leasehold improvements decreased $1,068,532 to $830,286 from $1,898,818 at December 29, 1996 while equipment decreased $597,642 to $436,926 from $1,034,568 at December 29, 1996. These decreases are primarily attributable to the sale of two Hooters restaurants on July 14, 1997, one Hooters restaurant sold October 26, 1997 and a Cookie Store sold June 1, 1997.

          Initial Public Offering expenses increased $210,224 to $450,632 at October 5, 1997 from $240,408 at December 29,
1996.  This increase is due to costs and expenses related to this Offering.

         Franchise costs, net of accumulated amortization decreased $237,372 to $260,287 at October 5, 1997 from $497,659 at December 29, 1996. This decrease is primarily due to the sale of two Hooters restaurants on July 14, 1997, one Hooters restaurant sold in October 1997 and a Cookie Store sold June 1, 1997.

         Goodwill, net of accumulated amortization decreased $304,747 to $534,495 at October 5, 1997 from $839,242 at December 29, 1996. This decrease is due to the sale of a Cookie Store sold on June 1, 1997, a loss on impaired asset provision of $250,000 and 1997 amortization.

         Bridge loan financing costs, net of accumulated amortization decreased to zero at October 5, 1997 from $434,646 at December 29, 1996. This decrease is due to the completion of the amortization of bridge loan financing costs in the forty week period ended October 5, 1997. See Note 4 to the October 5, 1997 unaudited Consolidated Financial Statements.


         Current maturities of long-term debt decreased $780,657 to $3,507,406 at October 5, 1997 from $4,288,063 at December 29, 1996. This decrease is primarily due to the $3,700,000 of 12% Notes. The entire amount of the Notes had been classified as current due to suspension of interest payments in 1996. In August 1997, interest was paid to those Note holders who did not accept the Exchange Offer. Therefore, the Notes related to those Note holders who did not accept the exchange offer are no longer in default and the $827,500 has been classified as long-term debt in 1997. See Note 6 to the October 5, 1997 unaudited Consolidated Financial Statements.

         Capital lease obligations related to assets available for sale increased to $45,666 at October 5, 1997 from $0 at December 29, 1996. This increase is a result of the reclassification of these obligations from long-term debt to reflect the sale of one Hooters restaurant October 26, 1997.

         Due to shareholders increased $331,359 to $465,828 at October 5, 1997 as compared to $134,469 at December 29, 1996. This represents amounts advanced by the Company's shareholders for operating needs.

         Accounts  payable  increased  $76,071 to $466,220 at October 5, 1997 as
compared  to  $390,149  at  December  29,  1996.  This  increase   reflects  the
availability of cash and operating needs..

         Long-term debt, less current maturities, increased $715,658 at October 5, 1997 from December 29, 1996, primarily due to the reclassification of $825,500 of Notes related to those Note holders who did not accept the Exchange Offer that are no longer in default., offset by the reclassification of capital obligations related to the Hooter's restaurant sold October 26, 1997 and scheduled payments of this debt. See Note 6 to the October 5, 1997 unaudited Consolidated Financial Statements.

         Store closing costs declined $57,000 from December 29, 1996 as a result of scheduled lease payments relating to a Hooters restaurant closed in September 1996.

         Capital in excess of par value decreased $97,200 from December 29, 1996, as a result of the bridge loan financing which was renegotiated as of July 1997. See Note 4 to the October 5, 1997 unaudited Consolidated Financial Statements.


         Unearned compensation expense decreased $99,000 to $28,000 at October 5, 1997 from $127,000 at December 29, 1996. This decrease represents the portion of stock option compensation which has been earned in the forty week period ended October 5, 1997. See Note 17 to the December 29, 1996 Consolidated Financial Statements.

         The Company's accumulated deficit was $7,997,203 at October 5, 1997 compared to $5,240,954 at December 29, 1996. The increase is attributable to a $2,756,249 net loss incurred during the forty week period ended October 5, 1997.

 Sales were $4,175,798 for the  twenty-eight  weeks ended July 13, 1997 compared to $4,509,733 for the corresponding period in 1996. This decrease of $333,935 reflects a $254,248 increase in sales from the cookie stores primarily because of a low volume store that was open in 1996 and subsequently closed in October 1996 and a high volume store which began operations in June 1996. This increase was offset by a decline in sales of $588,183 from the restaurants. Same store sales for the three restaurants declined $192,515 while the remaining decrease reflects the restaurant which was closed in September 1996.
 Costof products sold was $1,223,909 for the  twenty-eight  weeks ended July 13,
     1997 compared to $1,271,160 for the corresponding period in 1996. Cost of products sold is directly related to sales and overall was approximately 29% of sales in 1997 and 28% of sales in 1996. Comparing the 1997 period to the 1996 period, the cookie store percentage increased to 26% from 24% while the restaurant percentage increased to 32% from 31%. These increases
 Salaries and  benefits  were  $1,267,036  (approximately  30% of sales) for the twenty-eight weeks ended July 13, 1997 compared to $1,343,567 (approximately 30% of sales) for the corresponding period in 1996. For these same periods, cookie store percentages were 31% compared to 28% and restaurant percentages were 30% compared to 31%. The increase for the cookie stores reflects increased salaries that were not absorbed through higher sales volumes. The decrease
 Other operating costs were $1,467,147 for the twenty-eight weeks ended July 13, 1997 compared to $1,575,839 for the General and administrative expenses were $625,830 for the twenty-eight weeks ended July 13, 1997 compared to $360,132 for the corresponding period in 1996. This increase of $265,698 is primarily due to compensation paid officers of approximately $100,000 (none paid in the comparable 1996 period), stock option compensation expense of $69,000, increased salaries and benefits for other corporate staff of approximately $54,000, increased legal fees of approximately $17,000, and various other costs and expenses with a net increase of approximately $26,000.
 Provisions for losses on assets increased $97,852 to $1,025,000 for the twenty-eight weeks ended July 13, 1997 compared to $927,148 in the comparable period of 1996. This is a result of the following:

 Sales were  $2,428,091  for the sixteen  weeks ended April 20, 1997 compared to
     $2,608,191 for the corresponding period in 1996. This decrease of $180,100 reflects a $216,255 increase in sales from the cookie stores primarily because of a low volume store that was open in 1996 and subsequently closed in October 1996 and a high volume store which began operations in June 1996. This increase was offset by a decline in sales of $396,355 from the restaurants. Same store sales for the three restaurants declined $155,970 while the remaining decrease reflects the restaurant which was closed in September 1996.
 Costof products  sold was $693,645  for the sixteen  weeks ended April 20, 1997 compared to $714,052 for the corresponding period in 1996. Cost of products sold is directly related to sales and overall was approximately 29% of sales in 1997 and 27% of sales in 1996. Comparing the 1997 period to the 1996 period, the cookie store percentage increased to 24% from 21% while the restaurant percentage increased to 32% from 31%. These increases reflect increased product costs that could not be passed on through higher sales prices.
 Salaries and  benefits  were  $734,208  (approximately  30% of  sales)  for the sixteen weeks ended April 20, 1997 compared to $764,106 (approximately 29% of sales) for the corresponding period in 1996. For these same periods, cookie store percentages were 29% compared to 27% and restaurant percentages were 32% compared to 31%. These increases reflect increased salaries that were not absorbed through higher sales volumes.
 Other operating  costs were $817,008 for the sixteen weeks ended April 20, 1997 compared to $886,784 for the corresponding period in 1996 reflecting a decrease of $69,776. Other operating costs include promotions, advertising, office supplies, utilities, restaurant supplies, outside services, rent, insurance, and royalties. The decrease in other operating costs reflects approximately $122,000 from the closing of a restaurant in September 1996, partially offset by various other costs and expenses with a net increase of approximately $52,000.
 General and  administrative  expenses were $333,355 for the sixteen weeks ended
     April 20, 1997 compared to $151,718 for the corresponding period in 1996. This increase of $181,637 is primarily due to compensation paid officers of approximately $60,000 (none in the comparable 1996 period), stock option compensation expenses of $39,000, increased salaries and benefits for other corporate staff of approximately $35,000, increased legal fees of approximately $17,000, and various other costs and expenses with a net increase of approximately $31,000.
 Provisions for losses on leased property of $427,148, in 1996 represents management's estimate of an impairment loss related to a restaurant location which was closed in September, 1996. See Note 11 to the Consolidated Financial Statements.
 Management has decided to sell the Company's Hooters Restaurants since expansion of the Hooters concept by the Company no longer is a viable alternative. Accordingly, preliminary discussions with potential buyers have occurred recently. As a result, an allowance of $700,000 has been provided in the sixteen week period ended April 20, 1997 to record the investment in these restaurants at net realizable value. In addition, the Company has entered into an agreement to sell a cookie store located in Minnesota as of June 1, 1997 for $37,000. The carrying value of the assets of this store at April 20, 1997 was $112,000. Accordingly, a loss on impairment of assets held for sale of $75,000 has been recognized in the Consolidated Statement of Operations for the sixteen week period ending April 20, 1997. Further, the net realizable value of these assets has been recorded as assets available for sale at April 20, 1997.
 Amortization of finance  costs  increased  $434,646 in the sixteen  weeks ended
     April 20, 1997 compared to the comparable period in 1996. This increase is due to the amortization of the bridge loan financing costs and commissions. See Note 2 to Consolidated Financial Statements.
Results of Operations for the Fiscal Year Ended December 29, 1996 Compared to the Fiscal Year Ended December 31, 1995

         At December 29, 1996, thirteen Mrs. Fields Cookie Stores were owned by the Company. Five cookie stores were purchased in June 1995, six additional cookie stores were purchased in October, 1995, and two more purchased in December, 1995. During 1996, a cookie store was built and became operational in July and one cookie store was sold in October 1996.

         During the year ended December 29, 1996 three Hooters Restaurants were open for the entire period and one restaurant was open a little over eight months until it was closed in September 1996. During the corresponding period in 1995, three restaurants operated for the entire period and one restaurant was opened in May and operated for approximately eight months.

     The Company reported a net loss of $2,757,259 for the year ended December 29, 1996 and a net loss of $1,153,674 for the year ended December 31, 1995. Significant factors influencing the results of operations include:


      Sales were $8,551,033 for the fiscal year ended December 29, 1996 compared to $7,730,956 for the corresponding period in 1995. This increase of $820,077 reflects a $2,452,825 increase in sales from the Mrs. Fields Cookie Stores, primarily because the cookie stores were open a full year in 1996, and a decline in sales of $1,632,748 from the Hooters Restaurants. Same store sales for the restaurants declined $1,403,437 which management believes was primarily due to a lack of funds to adequately promote and advertise the restaurants. Management intends to utilize approximately $75,000-$100,000 of the net proceeds of this Offering designated as working capital for advertising and promotion of the restaurants to increase sales.


      Cost of products sold was $2,454,078 for the fiscal year ended December 29, 1996 compared to $2,316,341 for the corresponding period in 1995. Cost of products sold is directly related to sales (approximately 29% of sales in 1996 and 30% of sales in 1995). Cost of products sold for the cookie stores increased $606,958 in 1996 while cost of products sold for the restaurants declined $469,221 from 1995 reflecting decreased sales. As a percent of sales, costs of products sold for the cookie stores are approximately 25% compared to 31% for the restaurants.

      Salaries and benefits were $2,472,022 (approximately 29% of sales) for the fiscal year ended December 29, 1996 compared to $2,147,595 (approximately 28% of sales) for the corresponding period in 1995. This includes salaries and wages for all restaurant and cookie store employees. This increase is primarily due to the cookie stores being in operation for a full year in 1996 compared to a partial year in 1995.

      Other operating costs were $2,911,454 for the fiscal year ended December 29, 1996 compared to $2,525,486 for the corresponding period in 1995 reflecting an increase of $385,968. Other operating costs include promotions, advertising, office supplies, utilities, restaurant supplies, outside services, rent, insurance, and royalties. Other operating costs from the cookie stores increased $999,499 in 1996 while other operating costs for the restaurants declined $613,531 in 1996. The decline in other operating costs for the restaurants was not in proportion to the sales decline due to the fixed nature of many of the items included in other operating costs.

      Depreciation and amortization increased $223,698 in the fiscal year ended December 29, 1996, compared to the comparable period in 1995. This increase is primarily due to the cookie stores being in operation a full year in 1996.

      Pre-opening costs declined from $153,334 in the fiscal year ended December 29, 1995 to zero in the comparable period of 1996. The new location added in 1996 did not result in pre-opening costs.

      General and administrative expenses were $996,200 for the fiscal year ended December 29, 1996 compared to $566,918 for the corresponding period in 1995. General and administrative expenses, which consist of accounting related costs, professional fees, travel, etc. increased primarily as a result of the Company's infrastructure needed to support restaurant and cookie store operations, legal fees and settlement of a lawsuit aggregating $145,000, and $73,000 of compensation costs relating to stock options and contributed services of officers.

      Franchise fee options of $145,000 were written off in the fiscal year ended December 29, 1996. This was done due to the uncertainty regarding the Company's rights to develop additional Hooters restaurants.

      Provision for losses on leased property of $927,148 represents management's estimate of the additional loss ($50,000) to be incurred on leased property which the Company no longer plans to develop and closing expenses of $877,148 related to a restaurant location which was closed in September, 1996. See Notes 10 and 11 to Consolidated Financial Statements.

      Loss on impairment of asset is attributable to the cookie store that was sold in October 1996.

      Amortization of finance costs increased $206,831 in the fiscal year ended December 29, 1996 compared to the comparable period in 1995. This increase is primarily due to the amortization of the bridge loan financing costs and commissions.

Financial Condition at December 29, 1996 as Compared to December 31, 1995

         Cash decreased $240,085 to $534,072 from $774,157 at December 31, 1995.
As reflected in the Consolidated Statements of Cash Flows, this decrease is primarily attributable to $580,195 used in operating activities and $204,300 used in investing activities partially offset by $544,410 provided by financing activities. Investing activity consisted primarily of capital expenditures for the construction of cookie stores. Cash flows from financing activities were generated by the issuance of preferred stock, proceeds from the bridge loans, and proceeds from the sale of Common Stock.

         Accounts receivable decreased $67,599 to $3,137 at December 29, 1996 as compared to $70,736 at December 31, 1995. This decrease is primarily due to a $57,257 receivable from the Mrs. Fields Franchisor at December 31, 1995, which was repaid in January 1996.

         Inventory decreased $20,958 to $118,647 from $139,605 at December 31, 1995. This decrease is primarily due to the closing of one Hooters Restaurant.

         Assets available for sale at December 31, 1995 represents one Mrs. Fields Cookie Store which was sold in October 1996. See Note 13 to the Consolidated Financial Statements.

         Leasehold improvements increased $126,871 to $1,898,818 from $1,771,947 at December 31, 1995. This increase is primarily attributable to costs of $137,000 for a cookie store that opened in June 1996, $47,000 for a cookie store that was remodeled in April, 1996 partially offset by the write-off of assets related to the restaurant closed in 1996 of $70,000.

         Equipment decreased $141,052 to $1,034,568 from $1,175,620 at December 31, 1995. This decrease is primarily due to the write off of assets of $189,000 related to the restaurant closing in September 1996 partially offset by $31,000 of new equipment for the cookie store that began operations in June 1996.

         Initial public offering expenses increased to $240,408 at December 29, 1996 from zero at December 31, 1995. This increase is due to costs and expenses related to this Offering.

         Franchise costs, net of accumulated amortization decreased $248,926 to $497,659 from $746,585 at December 31, 1995. This decrease is primarily due to write offs of franchise fee options on undeveloped locations of $145,000, assets of $75,000 written off due to the 1996 restaurant closing, and 1996 amortization of $28,926.

         Finance costs net of accumulated amortization decreased $72,494 to $309,740 at December 29, 1996 from $382,234 at December 31, 1995 due to amortization of offering costs related to 12% Notes sold in 1994.

         Goodwill, net of accumulated amortization decreased $60,430 to $839,242 from $899,672 at December 31, 1995. This decrease is due to 1996 amortization.

         Bridge loan financing costs, net of accumulated amortization increased to $434,646 at December 29, 1996 from zero at December 31, 1995. This increase is due to bridge loan financing costs incurred during 1996 of $591,500 and commissions of $49,977 offset by amortization of $206,831. See Note 2 to the Consolidated Financial Statements.


         Current maturities of long-term debt increased $4,228,489 from $59,574 at December 31, 1995 primarily due to the $3,700,000 of Notes and the Bridge Loan Note financing of $483,000. The entire amount of the Notes has been classified as current due to suspension of interest payments in 1996 and the Bridge Loan Notes are repayable the earlier of this Offering becoming effective or six months from date of amendment in January 1998 (Deceber 31, 1998 for one holder). See Notes 2 and 18 to Consolidated Financial Statements.


         Due to parent increased $91,463 to $134,469 at December 29, 1996 as compared to $43,006 at December 31, 1995. These amounts represent amounts due to NEMC for ongoing rent and accounting services. See Note 8 to Consolidated Financial Statements.

         Accounts payable decreased $71,223 to $390,149 at December 29, 1996 as compared to $461,372 at December 31, 1995. This decrease is primarily due to a payable of $66,876 for sales tax at the restaurants at December 31, 1995 which was paid in the first quarter of 1996.

         Accrued liabilities increased $310,957 to $694,754 at December 29, 1996 as compared to $383,797 at December 31, 1995. This increase reflects the closing of a restaurant in September 1996, whereby the Company recorded a provision to provide for the settlement with the landlord and all costs associated with the closing of the site. The current portion of $157,000 is included in accrued liabilities and the remaining store closing expenses of $393,000 represents the long-term portion of the settlement. Accrued liabilities at December 29, 1996 also reflects legal fees and settlement of a lawsuit of approximately $100,000. See Notes 11 and 19 to Consolidated Financial Statements.

         As of December 29, 1996, $1,690,000 of Cookie Crumb's Preferred Stock had been raised through a private placement. See Note 3 to Consolidated Financial Statements.

         As of December 29, 1996, $1,568,500 had been raised through a private placement of the Company's Convertible Preferred Stock compared to $1,266,000 at December 31, 1995. See Note 4 to Consolidated Financial Statements.

         Capital in excess of par increased $969,456 to $1,564,979 at December 29, 1996 as compared to $595,523 at December 31, 1995. This increase is due to $127,956 from the sale of 204,444 shares of Common Stock (see Note 16 to the Consolidated Financial Statements), $150,000 of stock options granted in November 1996, $100,000 of contributed services, and $591,500 of bridge loan warrants. See Notes 2,14 and 17 to Consolidated Financial Statements.

         Unearned compensation expense increased $127,000 at December 29, 1996 from zero at December 31, 1995. This amount represents the portion of stock option compensation which has not been earned. At December 29, 1996, two periods of compensation expense ($23,000) had been earned. See Note 17 to Consolidated Financial Statements.

         The Company's accumulated deficit was $5,240,954 at December 29, 1996 compared to $2,463,295 at December 31, 1995. The increase is primarily attributable to the $2,757,259 net loss incurred.

Results of Operations for the Fiscal Year Ended December 31, 1995 Compared to the Fiscal Year Ended December 25, 1994

         At December 31, 1995 thirteen Mrs. Fields Cookie Stores were owned by the Company. Five cookie stores were purchased in June, 1995, six additional cookie stores were purchased in October, 1995, and two more purchased in December, 1995. There were no cookie stores open in 1994.

         During the fiscal year ended December 31, 1995, three Hooters Restaurants operated for the entire period and one restaurant was opened in May and operated for approximately eight months. During 1994, one Hooters Restaurant was open for eight months, another Hooters Restaurant was open three months, and a third Hooters Restaurant was open for half a month.

     The Company reported a net loss of $1,153,674 for the fiscal year ended December 31, 1995 and a net loss of $830,663 for the fiscal year ended December 25, 1994. Significant factors influencing the results of operations include:

      Sales were $7,730,956 for the fiscal year ended December 31, 1995 compared to $2,501,273 for the corresponding period in 1994. This increase of $5,229,683 reflects a full year of operations for three Hooters Restaurants and a fourth open for half a year. In addition, four cookie stores were open for six months, one cookie store was open for four months, six were open for two and one-half months and two more cookie stores were open for one-half month.

      Cost of products sold was $2,316,341 for the fiscal year ended December 31, 1995 compared to $771,374 for the corresponding period in 1994. Cost of products sold is directly related to sales (approximately 30% of sales in 1995 and 31% of sales in 1994). This increase is due to additional cost of goods sold of $330,968 for the cookie stores opened in 1995 while cost of products sold for the restaurants increased $1,213,999 from 1994 reflecting increased sales. As a percent of sales, costs of products sold for the cookie stores are approximately 37% compared to 31% for the restaurants.

      Salaries and benefits were $2,147,595 (approximately 28% of sales) for the fiscal year ended December 31, 1995 compared to $615,021(approximately 25% of sales) for the corresponding period in 1994. These amounts include salaries and wages for all restaurant and cookie store employees. This increase is primarily due to the cookie stores being opened in 1995 and a full year of operations for three Hooters Restaurants and one-half year for one Hooters Restaurant in 1995 compared to a partial year in 1994 for only three Hooters Restaurants.

      Other operating costs were $2,525,486 for the fiscal year ended December 31, 1995 compared to $726,459 for the corresponding period in 1994 reflecting an increase of $1,799,027. Other operating costs include promotions, advertising, office supplies, utilities, restaurant supplies, outside services, rent, insurance, and royalties.

      Depreciation and amortization increased $206,809 in the fiscal year ended December 31, 1995, compared to the comparable period in 1994. This increase reflects thirteen cookie stores being in operation for a partial year compared to no cookie stores in operation in 1994. Also causing the increase is a full year of operations for three Hooters Restaurants and one-half a year of operation for one Hooters Restaurant in 1995 as compared to 1994 with three Hooters Restaurants open for a partial year in 1994.

      Pre-opening costs decreased $398,468 to $153,334 in 1995 compared to $551,802 for 1994. Pre-opening costs are costs incurred in connection with the opening of new restaurants and are expensed as incurred. These costs include payroll, hiring and training expenses, advertising and all other non capitalized costs incurred prior to the opening. The 1995 pre-opening costs related to the opening of one restaurant. The 1994 pre-opening costs related to the opening of three restaurants.

      General and administrative expenses were $566,918 for the year ended December 31, 1995 compared to $264,361 for the corresponding period in 1994. General and administrative expenses, which consist of accounting related costs, professional fees, travel, etc. increased as a result of the Company's infrastructure needed to support additional restaurant and cookie store operations.

      Provision for losses on leased property of $145,000 represents management's estimate of the loss to be incurred on leased property, which the Company no longer plans to develop. See Note 10 to Consolidated Financial Statements.

      Loss on impairment of asset in 1995 is attributable to the cookie store that was sold in October 1996. See Note 13 to Consolidated Financial Statements.

      Amortization of finance costs increased to $72,493 in 1995 compared to $49,226 for 1994. These costs represent the costs related to the issuance of the 12% Notes. These costs are amortized to expense on a straight-line method over a seven year period coinciding with the life of the Notes. The 1995 expense represents amortization for the entire year while the 1994 expense represents amortization from the date of issuance of the Notes (April 1994).

Financial Condition at December 31, 1995 as Compared to December 25, 1994

         Cash decreased $417,771 to $774,157 from $1,191,928 at December 25, 1994. As reflected in the Statements of Cash Flows, this decrease is primarily attributable to $161,193 used in operating activities and $2,749,896 used in investing activities partially offset by $2,493,318 provided by financing activities. Investing activity consisted primarily of capital expenditures for the construction of one Hooters Restaurant and the acquisition of 13 Mrs. Fields Cookie Stores. Cash flows from financing activities were generated primarily by the issuance of Convertible Preferred Stock.

         The Company received $100,000 during 1995 from a landlord for tenant improvements. As a result, the receivable from lessor was zero at December 31, 1995.

         Accounts receivable increased $61,172 to $70,736 at December 31, 1995 as compared to $9,564 at December 25, 1994. This increase is primarily due to a receivable from the Mrs. Fields Franchisor associated with sales from the Flint Mrs. Fields Cookie Store. Flint sales were deposited in the Mrs. Fields Franchisor's bank account after the Company purchased the store and before they had opened their own bank account.

         Inventory decreased $41,526 to $139,605 from $181,131 at December 25, 1994. The decrease reflects management's effort to reduce inventory.

         Prepaid expenses increased $53,683 to $55,823 at December 31, 1995 as compared to $2,140 at December 25, 1994. This increase is primarily due to prepaid insurance and prepaid rents associated with the Hooters Restaurants.

         Assets available for sale at December 31, 1995 represents one Mrs. Fields Cookie Store which was sold in October 1996. See Note 13 to Consolidated Financial Statements.

         The difference in the number of restaurants and cookie stores open at the end of each year accounts for the increases in leasehold improvements and equipment partially offset by the allowance for loss of $145,000 for an undeveloped leased property which the Company no longer plans to develop. Leasehold improvements increased $764,532 during 1995 to $1,771,947 at December 31, 1995 as compared to $1,007,415 at December 25, 1994. Equipment increased $572,056 to $1,175,620 at December 31, 1995 compared to $603,564 at December 24,
1994. See Note 10 to Consolidated Financial Statements.

         Franchise costs, net of accumulated amortization increased $340,448 to $746,585 from $406,137 at December 25, 1994. The increase is primarily due to franchise fees paid in 1995 partially offset by amortization.

         Finance costs net of accumulated amortization decreased $72,493 to $382,234 at December 31, 1995 from $454,727 at December 25, 1994 due to amortization of offering costs related to the Notes sold in 1994.

         Goodwill, increased to $899,672 at December 31, 1995 from zero at December 25, 1994. The Company has classified as goodwill the cost in excess of fair value of the net assets of the cookie stores acquired in 1995.

         Current maturities of long-term debt increased $36,231 from December 25, 1994 primarily due to an equipment lease related to the cookie stores acquired in 1995.

         Accounts payable increased $119,567 to $461,372 at December 31, 1995 as compared to $341,805 at December 25, 1994. This increase is primarily due to payables related to additional restaurant and cookie store locations.

         Accrued liabilities increased $216,215 to $383,797 at December 31, 1995 as compared to $167,582 at December 25, 1994. This increase is primarily due to liabilities related to additional restaurant and cookie store locations and the Convertible Preferred Stock offering.

         As of December 31, 1995, $1,665,000 had been raised through a private placement of Cookie Crumb's Preferred Stock. See Note 3 to the Consolidated Financial Statements.

         As of December 31, 1995, $1,266,000 had been raised through a private placement of the Company's Convertible Preferred Stock. See Note 4 to the Consolidated Financial Statements.

         Capital in excess of par increased $67,163 to $595,523 at December 31, 1995 as compared to $528,360 at December 25, 1994. This increase is primarily due to $50,000 of contributed services. See Note 14 to the Consolidated Financial Statements.

         The Company's accumulated deficit was $2,463,295 at December 31, 1995 compared to $880,663 at December 25, 1994. The increase is primarily attributable to the $1,153,674 net loss incurred, issuance costs of $200,998 related to Cookie Crumb's Preferred Stock and costs of $212,960 related to the sale of 12,660 shares of the Company's Convertible Preferred Stock.

Liquidity and Capital Resources


         The following is a summary of the Company's cash flows for the forty week period ended October 5, 1997 and for the fiscal years ended December 29, 1996 and December 31, 1995.

                                  40 Weeks                Fiscal Years Ended
                              Ended October 5     December 29,  December 31,

                                    1997                1996         1995
                                    ----                ----         ----

     Net cash (used in)

      activities                 $(785,493)         $(580,1950)    $(161,193)


     Net cash (used in ) investing

     activities                   567,181             (204,300)    (2,749,896)

     Net cash provided by
     Financing activities          52,581              544,410      2,493,318
                                   ------              -------      ---------

     Net (decrease) in cash       $(165,731)          $(240,085)    $ (417,771)
                                   ==========         ==========    ===========

     The Company's cash position decreased $165,731 during the forty week period ended October 5, 1997, due to $785,493 used in operating activities offset by cash provided by investing activities of $567,181 and $52,581 provided by financing activities. Cash flows provided by investing activities consisted primarily of the sale of one cookie store and two Hooters restaurants, offset by capital expenditures for the corporate office. Cash flows provided by financing activities were primarily due to amounts advanced from the Company's .two principal shareholders.


         The Company's cash position decreased $240,085 during the fiscal year ended December 29,1996 due to cash used in operating activities of $580,195 and cash used in investing activities of $204,300 partially offset by cash provided by financing activities of $544,410. Investing activity consisted primarily of capital expenditures and construction of an additional cookie store. Cash flows from financing activities were generated by the issuance of the Convertible Preferred Stock, proceeds from the sale of Common Stock and the Bridge Loan Notes financing partially offset by the payments of long-term debt, commissions and offering expenses.

         The Company's cash position decreased $417,771 during the fiscal year ended December 31, 1995 due to cash used in operating activities of $161,193 and cash used in investing activities of $2,749,896 partially offset by cash provided by financing activities of $2,493,318. Investing activity consisted primarily of capital expenditures of $2,199,548 for the purchase of Mrs. Fields Cookie Stores and the opening of a Hooters Restaurant, partially offset by the receipt of $100,000 from a landlord as reimbursement for leasehold improvements in the prior year. Cash flows from financing activities were generated primarily from the issuance of preferred stock.


         Future operations will be impacted by management's ability to improve sales at existing locations and to add new Mrs. Fields Cookie Stores or new concepts which maximize sales opportunities. The Company is investigating ways to improve operating results through additional advertising and promotions and attracting higher skilled employees. With respect to existing locations, it may be necessary to close and/or sell those locations that do not generate sufficient cash flows as was done for one location in October 1996. If additional locations are closed and/or sold, the assets may have to be written down and potential liabilities could result from long term lease payments. The Company sold two Hooters restaurants in July 1997 and its remaining restaurant in October 1997. The Company sold one Cookie Store in Minnesota in June 1997. Assuming management is successful in selling additional Common Stock, there can be no assurance that the profitability of existing locations can be improved and/or that profitable new cookie store locations can be obtained or new profitable concepts identified and acquired.


         The Company can operate with minimal or negative working capital. The Company does not have significant accounts receivable or inventory and receives several weeks of trade credit based on negotiated terms in purchasing food, beverage and supplies. The majority of the Company's assets, principally leaseholds, equipment, franchise fees, and other costs associated with the opening of new sites, are long term in nature. The Company considers its operating losses to be related to its initial startup and expansion into new markets and believes that as the Company gains experience in each of its markets and locations' operating losses will be diminished. Accordingly, the Company considers its measurement of liquidity to be in terms of cash flow available for operating activities and expansion.

         The Company has financed its capital expenditures and operating cash deficiencies primarily with the issue of secured promissory notes, the issue of preferred stock, allowances received from landlords for restaurant remodeling costs, and capitalized lease obligations. The Company has leased all of its restaurant and cookie store locations. The Company's capital requirements relate principally to the development and acquisition of new locations and, to a lesser extent, the operations of existing locations.

Restaurant Closing

         During the third quarter of 1996, the Company closed a Hooters Restaurant and entered into an agreement to vacate the lease. Under the terms of the agreement, the Company surrendered to the landlord all leasehold improvements and equipment housed at the site and will pay the landlord $4,750 per month from August 1, 1996 through June 30, 2005. The Company accrued $427,148 in the first quarter of 1996 and $450,000 in the second quarter of 1996 to provide $327,148 for the write-off of the net book value of the equipment, building improvements, and franchise fee, $42,000 for miscellaneous expenses associated with closing the store and vacating the lease and $508,000 for future payments to the landlord.



         The buyers of the three Hooters restaurants sold assumed the leases on the restaurants and the Company will have no further liability therefor.



Sale of Hooters Restaurants



         The Company sold its two Hooters restaurants in San Diego California in July 1997 and sold its remaining restaurant in Madison, Wisconsin in October 1997. As a result, an allowance of $700,000 has been provided in the forty week period ended October 5, 1997 to record investment in these restaurants at net realizable value.



Sale of Cookie Store



         The Company sold its Mrs. Fields Cookie Store in Maplewood, Minnesota as of June 1, 1997 for $37,000. The carrying value of the assets at this store at April 20, 1997 were approximately $112,000. Accordingly, a loss on impairment of assets available for sale of approximately $75,000 has been recognized in the Statement of Operations for the forty week period ended October 5, 1997.



Stock Split

         In October 1996, the Company effected a 21,640 to 1 Common Stock split.


Sale of Common Stock

         During August 1996, the Company issued 204,444 shares of Common Stock to an independent investor for $130,000 to meet its needs. Such sale occurred prior to any underwriting commitments in connection with the Company's initial public offering and was the best price obtainable.


Acquisition of Cookie Crumbs, Inc.


         In October 1996, the Company acquired for a nominal amount 100% of the outstanding common stock of Cookie Crumbs, an Illinois corporation wholly owned by a former officer of the Company and a former officer and owner of NEMC. Cookie Crumbs operates six franchised Mrs. Fields Cookie Stores in Missouri and Michigan.


         Since its inception in May 1995, Cookie Crumbs has financed its capital requirements, which have consisted primarily of the acquisition of six franchised Mrs. Fields Cookie Stores for approximately $1,300,000 from cash flows provided from operations and by the issuance of participating redeemable preferred stock (the "Cookie Crumbs Preferred Stock") for $1,488,252 net of expenses.

         The Cookie Crumbs Preferred Stock has no voting rights and a face value of $1,690,000. Holders of the shares are entitled to receive, to the extent declared by the board of directors of Cookie Crumbs, cumulative, non-compounded 10% (regular) dividends and non-cumulative participating dividends not to exceed 8%, equal in the aggregate to 10% of an amount equal to net income less regular dividends. The Cookie Crumbs Preferred Stock dividends, both regular and participating, rank senior to common stock dividends. As of the date of acquisition there are no regular dividends in arrears.

         Beginning in February 1998, the shares of Cookie Crumbs Preferred Stock are redeemable in whole or in part at the option of Cookie Crumbs for an amount equal to 103% of the face value of the shares plus all accrued and unpaid dividends ("Liquidation Value"). Similarly, the shares are redeemable beginning in February 1998, at the option of the shareholders during any fiscal year in which Cookie Crumbs has net income in excess of required dividend distributions, including cumulative unpaid regular dividends, for an amount equal to the Liquidation Value thereof; provided, however, that Cookie Crumbs' obligation for redemption shall be limited to 25% of its net income (adjusted as aforesaid) for its prior year.


         As of October 5, 1997, Cookie Crumbs had a stockholder's deficit of $1,144,618. Accordingly, the Company will be unable to avail itself of the assets and earnings (if any) of Cookie Crumbs through a common stock dividend until the stockholder's deficit is alleviated by the accumulation of Cookie Crumbs earnings and all preferred stock regular dividend arrearages ($44,912 as of October 5, 1997) are paid. Further, if Cookie Crumbs' future earnings are inadequate, the Company may be required to advance funds for working capital and capital improvement needs.


12% Secured Promissory Notes

         The Notes were issued in May 1994 and mature in April 2001, bear interest at the rate of 12% annually, are collateralized by all of the assets of the Company, are entitled to receive 5% of the pre-tax profits of the Company and may be prepaid at any time at 103% of face value. The Notes rank senior to all existing and future unsecured indebtedness of the Company. The Notes contain certain restrictions on transactions with affiliates, the creation of liens on Company assets senior to the Note holders' security, interest, executive compensation and changes in control of the Company. The Company is prohibited from entering into a merger, consolidation or sale of substantially all of its assets unless any such sale of assets results in the proceeds being reinvested in the development of additional Hooters restaurants, which will not occur, or in partial payment of the Notes.


         On May 1, 1996 payment of interest on the Notes was suspended and at March 31, 1997, accrued and unpaid interest on the Notes was $444,000. In March 1997, the Exchange Offer was accepted by holders of $2,872,500 principal amount of Notes. As a result thereof, $2,872,500 principal amount of Notes and $344,700 of accrued interest will be canceled upon consummation of this Offering and the Company will issue 772,128 shares of Common Stock to the Note holders who accepted the Exchange Offer. On August 1, 1997 the Company paid $132,491 of interest to the Note holders who did not accept the Exchange Offer. The $132,491 represents all past due and accrued interest through July 31, 1997 and cures all defaults on the Notes. The $827,500 of Notes not exchanged will remain outstanding. The Company will be required to make semi-annual interest payments at an annual rate of approximately $99,300 until April 1998 and thereafter 36 equal monthly payments of principal and interest of $8,275 until the Notes are paid in full. The ability of the Company to make timely future principal and interest payments will depend on the availability of funds from cash flow or other financing. There can be no assurance that the Company will be able to make payments on the Notes as such payments come due. Failure to make payments when due may cause an event of default under the terms of the Notes, in which event the Note holders could accelerate payment of principal and interest on the Notes and cause a foreclosure and sale of assets sufficient to retire the indebtedness. See "Cancellation of Debt; Conversion of Preferred stock; Bridge Loan Financing" and Note 2 to Consolidated Financial Statements.

         Exchange and repayment of the Notes will relieve the Company of future annual interest payments of approximately $344,700, principal of $2,872,500, and additional interest based upon pretax profits. Generally accepted accounting principles require the Company to expense the previously unamortized finance costs related to the Notes (estimated to be approximately $190,000) and the 20% premium to the Note holders accepting the Exchange Offer (estimated to be $644,000). Accordingly, these amounts will be expensed in the Company's financial statements in the period in which this Offering is consummated.



Bridge Financing


         From October 1996 through December 1996, the Company issued an aggregate of $483,000 in Bridge Loan Notes to finance working capital needs and costs associated with this Offering. The Bridge Loan Notes were amended in July 1997 to capitalize unpaid interest, extend the due date until the earlier of the effective date of this Offering or six months from the execution of the amended Bridge Loan Notes and to amend the interest rate to 14%. The resulting principal amount of the Bridge Loan Notes is $574,395. The number of warrants to be received by the Bridge Loan holders was reduced to 55,931 and the holders thereof agreed that they would not sell, transfer, pledge, assign or hypothecate the warrants or underlying units in any way for a period of one year from the effective date of this Offering. The Bridge Loan Notes were further amended in January 1998 solely to extend the due date until the earlier of the closing of this Offering or six months from the date of issuance of the Second Amended Bridge Loan Notes (July 1998). As consideration for extending his note, one holder of $195,000 principal amount of Bridge Loan Notes demanded, and the Company granted to him only, a lien on the Company's cookie store located in Flint, Michigan. Such Note provided that if the Company's note to him is not paid from the proceeds of this Offering or by December 31, 1997 he may take over the Flint cookie store on January 1, 1998. The Company would have the option to repurchase the cookie store for a 12 month period for $250,000 cash. In addition, Kenneth B. Drost, Vice President, Secretary and a director of the Company, agreed to sell to the Note holder 20,000 shares of his Common Stock in the Company for $100 upon termination of a one year lock-up. By amendment dated January 8, 1998, this amended Bridge Loan Note was extended to December 31, 1998 and the Note holder agreed to forbear any remedies he may have under the First Amendment to his Bridge Loan Note, including the right to take over the Flint, Michigan Cookie Store. In consideration for the extension, the Company agreed to pay the Note holder $100,000 on the effective date of this Offering and $6,000 monthly until the earlier of December 31, 1998 or the effective date of this Offering. The Company will utilize a portion of the net proceeds of this Offering to repay the Bridge Loan Notes. In accordance with generally accepted accounting principles, the fair market value of the stock has been expensed over the period from when the Bridge Loan Note proceeds were received to March 31, 1997, the original estimated effective date of this Offering. See "Prospectus Summary-Bridge Loan Notes and Warrants," "Use of Proceeds" and "Description of Securities."



Net Operating Loss Carry Forwards


         The Company's results were included in NEMC's consolidated tax return. On May 1, 1997, NEMC was liquidated and merged into the Company. Intercorporate tax allocation practices adopted by the Company and NEMC provided that the tax benefit of the Company's losses were reflected in the Company's financial statements and would be paid to the Company by NEMC under the following conditions: (i) NEMC has received the benefit of such losses on a consolidated basis, (ii) the Company would otherwise be entitled to such benefits if the Company were filing a separate tax return, and (iii) the Company remains in the consolidated tax group of NEMC.

         As of December 29, 1996, the Company had generated net operating tax losses of approximately $2,140,000, which were utilized by NEMC pursuant to intercorporate tax allocation practices adopted by the Company and NEMC. As a result of NEMC'S liquidation and merger into the Company, the Company will lose the benefit of the $2,140,000 of tax losses and will not receive reimbursement therefor.. However, as of December 29, 1996, the Company will have approximately $1,330,000 of tax losses which it may utilize until their expiration in 2011.


Going Concern



         The ability of the Company to continue as a going concern is dependent on several factors. The successful completion of this Offering is expected to position the Company to continue as a going concern and to pursue its business strategies which include the development of additional Mrs. Fields Cookie Stores and the expansion into new fields, which may include new restaurant and entertainment concepts. See "Risk Factors-Expansion of Mrs. Fields Cookies Stores and Other New Businesses" and" Business and Properties - General." The Bridge Loan Notes are subordinate to the 12% Notes. If this Offering is unsuccessful, the Company will be in default on the 12% Notes and, in accordance with the default provisions, will be prohibited from repaying the Bridge Loan Notes. In the event this Offering is unsuccessful, the Company will seek alternate sources of equity or attempt to refinance or renegotiate its debt obligations or it may be required to seek protection from creditors under the Federal Bankruptcy Code.


Future Liquidity and Capital Requirements

         Management anticipates that upon the completion of this Offering, cash flows from operating activities will improve significantly due to: (i) a substantial decrease in interest expense as a result of the Exchange Offer,
(ii), the addition of new Cookie Store locations, (iii) the sale of locations whose operating results do not generate adequate returns, and (iv) the development and expansion into other concepts.

         The Company will utilize a portion of the net proceeds of this Offering to continue expansion of the Company's operations. The Company plans to expend approximately $4.2 million to add additional Cookie Store franchise locations, existing or new, as well as other concepts over the next three years. The Company currently has no commitments for future capital expenditures. Additional development and expansion will be financed through cash flow from operations and other forms of financing such as the sale of additional equity (including, potentially, Common Stock issued in connection with the Underwriter's Warrants and the Series A Warrants offered hereby), debt securities, capital leases, and other credit facilities. There can be no assurances that such financing will be available on terms acceptable or favorable to the Company. See "Use of Proceeds," "Business and Properties- Development of the Cookie Stores," and "Litigation."


Seasonality and Quarterly Results

         The Company's Mrs. Fields Cookie Stores are located in regional shopping malls and accordingly generally experience higher revenues and profits during peak shopping months in the fourth quarter. The Company's Hooters restaurant is highly impacted by regional differences in weather, promotional activity and tourist and convention traffic. The first quarter includes 16 weeks of operations, compared with 12 weeks for each of the last three quarters. Consequently, quarter-to-quarter comparisons of the Company's results of operations may not be meaningful, and results for any quarter are not necessarily indicative of the actual results for a full fiscal year.


Impact of Inflation


         The primary inflationary factors affecting the Company's operations include food and beverage and labor costs. A large number of the Company's personnel are paid at the federally established minimum wage level and, accordingly, changes in such wage level affect the Company's labor costs. Although food and beverage price increases may offset the effect of the minimum wage, there can be no assurance that this will be the case. In addition, most of the Company's leases require the Company to pay taxes, repairs, and utilities, costs which are subject to inflationary pressures. There is no assurance that low inflation will continue or that the Company will have the ability to offset any cost increases by raising prices in the future.

                                                      BUSINESS AND PROPERTIES

General

         The Company is engaged in the ownership, operation and management of Mrs. Fields Cookie Stores. The Company currently owns, operates and manages 12 Mrs. Fields Cookie Stores in Missouri, Michigan and Minnesota. The Company sold one low income Cookie Store in Minnesota, effective June 1, 1997. The Company formerly owned and operated four Hooters franchised restaurants but closed one restaurant in September 1996, sold two restaurants in July 1997, and sold its remaining Hooters restaurant in October 1997. The Company will not open any new Hooters restaurants.

         The Company's Mrs. Fields Cookie Stores are franchised businesses which offer and sell a variety of specially prepared food items including, but not limited to, cookies, brownies, muffins and beverages. The Company's Hooters restaurant is a franchised business which offers casual dining using a limited, moderately priced menu that features chicken wings, seafood, salads and sandwich type items. The Company operates its Cookie Stores and restaurant pursuant to specified standards established by the franchisors. The Company believes that the uniform operating standards of the Mrs. Fields franchisor facilitates the efficiency of the Company's Mrs. Fields Cookie Stores and affords the Company significant benefits, including the brand-name recognition and goodwill associated with the franchisor.

         The Company purchased an existing Mrs. Fields Cookie Store in Flint, Michigan in December 1995, from the Mrs. Fields Franchisor and in January 1996, acquired from an affiliate of the Company six additional franchised Mrs. Fields Cookie Stores. In October 1996, the Company acquired 100% of the common stock of Cookie Crumbs which owns six additional Mrs. Fields Cookie Stores. Under its existing agreements with the Mrs. Fields Franchisor, the Company intends to acquire an unlimited number of new or existing Mrs. Fields Cookie Stores. The Company opened its first Hooters Restaurant in Madison, Wisconsin in April 1994 and three additional Hooters restaurants, all in San Diego, California, between September 1994 and May 1995, one of which was subsequently closed. The Company sold two restaurants in July 1997 and sold its remaining restaurant in October 1997.


         The Company's objective is to develop or acquire a significant number of franchised units in the Mrs. Fields concept and to create economies of scale in management, personnel and administration. To achieve this objective, the Company's strategy will be to (i) capitalize on the brand-name recognition and goodwill associated with the "Mrs. Fields" name; (ii) expand the Company's Mrs. Fields operations through the development of additional franchised units; and
(iii) hire and train qualified  management  personnel to assure  compliance with its franchise obligations, continuity of management and efficiency of operations. Management will also research other concepts which will become part of the future strategy of the Company's ongoing plans for expansion, including entertainment and other concepts. In this connection, the Company has had preliminary discussions with a micro brewery with respect to its acquisition by the Company. No agreement has been reached and there can be no assurance that the Company will be able to consummate the transaction or that, if consummated, the micro brewery would be profitable. The Company's management has no experience in these areas of business and there can be no assurance that it will be successful if it is able to acquire the micro brewery or any other new business.


         THE MRS. FIELDS COOKIE STORES

         The Company's Mrs. Fields Cookie Stores are franchised businesses, which offer and sell a variety of specially prepared food items including, but not limited to, cookies, brownies, muffins and beverages. The Company's Mrs. Fields Cookies Stores feature (i) a distinctive exterior and interior store design; (ii) trade dress, decor and color scheme; (iii) uniform standards, specifications and procedures for operations; (iv) procedures for quality control; training and ongoing operational assistance; and (v) advertising and promotional programs. Each store location contains approximately 800 square feet with red and white decor. Food items range in price from between $1.50 and $4.00. Each store is typically open every day with hours depending on the particular location. Each store generally has limited seating capacity and employs between two and three full-time employees and between four and five part-time employees.


The Mrs. Fields Franchisor
         The Mrs. Fields Franchisor does not directly own or operate any Mrs. Fields cookies stores and began franchising businesses of the type operated by the Company in January 1991. Mrs. Fields Cookies ("MFC") or an affiliate of the Mrs.Fields Franchisor, has operated Mrs. Fields cookie stores since 1977. As of October 1, 1996, MFC owned a total of 978 Mrs. Fields cookies stores. Mrs. Fields, Inc. ("MFI"), the sole shareholder of the Mrs. Fields Franchisor, has entered into various agreements licensing third parties to market the Products (as defined below) and other products and services using the Marks (as defined below).

         The Mrs. Fields Franchisor owns certain Marks (defined below) used in connection with the licensing and franchising of specialty retail dessert and snack food outlets developed by MFI and its affiliates, which offer and sell a variety of specially prepared food items, such as, but not limited to, cookies, brownies, muffins and beverages (the "Products"). These dessert and snack food outlets are known as "Mrs. Fields Cookies Stores" and include stores operated in a cookie cart or kiosk format. The Mrs. Fields Franchisor grants franchises to certain qualified persons ("Mrs. Fields Franchisees") for the establishment and operation of Mrs. Fields Cookies Stores. In connection with these activities, the Mrs. Fields Franchisor authorizes Mrs. Fields Franchisees to use the distinctive business formats, systems, methods, procedures, designs, layouts and specifications (all of which may be improved, further developed or otherwise modified from time to time) under which Mrs. Fields Cookies Stores operate (the "System"), as well as certain trade names, trade and service marks, slogans and commercial symbols, including the trade and service marks "Mrs. Fields" and "Mrs. Fields Cookies" with which Mrs. Fields Cookies Stores are associated (the "Marks"). The Mrs. Fields Franchisor offers and sells to qualified persons a franchise to own and operate a Mrs. Fields cookie store.

         Persons interested in acquiring a franchise for a cookie store and the assets of an existing Mrs. Fields cookie store typically will sign a reservation letter, reserving the right to purchase the assets of a specific store for a particular price and agreeing to pay the Mrs. Fields Franchisor a processing fee of $1,000 per store. Persons interested in acquiring a franchise for a new store typically will sign a reservation letter agreeing to pay the Mrs. Fields Franchisor a processing fee of $1,000 per store.

Material Terms of the Franchise Agreement

         The Company or Cookie Crumbs is required to enter into a franchise agreement with the Mrs. Fields Franchisor with respect to each new cookie store opened or purchased. Under the franchise agreements, the franchisee is granted a non-exclusive license to operate a Mrs. Fields Cookie Store at a specified location previously approved by the Mrs. Fields Franchisor. The license is granted for an initial term of seven years and, provided the franchisee is not in default, is renewable for two successive five year terms upon 180 days notice of intent to renew. The franchisee must obtain all leases, licenses and permits with respect to the prospective cookie store site and construct and develop the cookie store in accordance with specifications and plans as to exterior and interior design, images, layout, signs, color and furnishings provided by the Mrs. Fields Franchisor. The Mrs. Fields Franchisor provides training to the franchisee and its store managers prior to opening a new cookie store. The franchisee must allocate $5,000 for a grand opening advertising and promotion program for a period of seven days, commencing within 30 days after the opening of the cookie store. Each cookie store is required to be operated in accordance with mandatory and suggested specifications, standards and operating procedures set forth in a confidential operations manual provided by the Mrs. Fields Franchisor. A non-recurring franchise fee, which may vary from $15,000 to $25,000, must be paid at the time of execution of the franchise agreement. In addition, the franchisee must pay a royalty fee of 6% of monthly gross revenues and furnish monthly bookkeeping and accounting records to the franchisor on forms prescribed by the franchisor. The franchisor has the right to inspect and audit the business records, bookkeeping and accounting records at any reasonable time without notice. The franchisee is required to contribute to a national marketing fund a percentage of gross revenues (not in excess of 4% during and after 1997 with respect to existing stores) to promote the goodwill and public image of Mrs. Fields Cookies Stores. The franchisee is granted a license to use the Mrs. Fields trade marks and service marks and is authorized to use confidential information proprietary to the Mrs. Fields Franchisor. The franchisee must agree to maintain the confidentiality of the confidential information and not to otherwise use or disclose it to others. The franchisee must notify the Mrs. Fields Franchsor of any apparent infringement of any trade or service mark and assist the Mrs. Fields Franchisor in protecting and maintaining its interest in the trade marks or service marks. The Mrs. Fields Franchisor agrees to indemnify and reimburse the franchisee for damages for which the franchisee is held liable in any proceeding arising out of its authorized use of the trade marks or service marks and for all costs and expenses reasonably incurred in defending any claim or proceeding in which the franchisee is named a party, provided it has timely notified the franchisor of the claim and otherwise complied with the franchise agreement.

         The franchisee is prohibited from having an interest in a competitive business within one mile of the franchised location and from recruiting any employee, who within the preceding six month period was employed by the Mrs. Fields Franchisor or any other Mrs. Fields retail outlet. A transfer of ownership in a Mrs. Fields Cookie Store is subject to the approval of the Mrs. Fields Franchisor which may not be unreasonably withheld. Because this Offering may be considered a change in control of the existing Mrs. Fields Cookie Stores owned by the Company, the Company has obtained the written consent of the Mrs. Fields Franchisor to this Offering. The franchisor has the right of first refusal to purchase, with respect to any proposed transfer, any interest in the franchise agreement or the franchisee at the purchase price contained in any bona fide offer. The franchise agreement may be terminated by either party upon the default of the other party which is continuing and not cured within 60 days of notice of default. In the case of the franchisee's default, the franchisor may purchase the cookie store assets at the greater of the book value of such assets or two times the cookie store's cash flow for the two most recently completed years. The franchise agreement provides for indemnification of the franchisor against claims, actions, damages, and expenses arising out of a breach of the agreement, damages to persons injured in the cookie store, product liability claims or defective manufacturing of Mrs. Fields products by the franchisor, or the activities of the franchisee, its officers, directors, employees, agents or contractors. The Mrs. Fields Franchisor is granted a security interest in the improvements, fixtures, inventory, goods, appliances and equipment owned by the franchisee and located at the cookie store.


Development of the Cookie Stores

         Under the terms of the franchise agreement, the Mrs. Fields Franchisor provides advice to the Company in locating potential sites for its future Mrs. Fields Cookie Stores. The final site selection will be subject to the approval of the Mrs. Fields Franchisor. According to estimates provided by the Mrs. Fields Franchisor, the initial investment for a cookie store franchise, including the initial franchise fee, working capital, leasehold improvements, signs, fixtures, equipment, insurance, inventory and training, but exclusive of real estate costs, ranges from $161,000 to $270,000, however, the Mrs. Fields Franchisor cautions that it is not possible to provide an accurate estimate due to the many variables involved in that the costs may be significantly higher in the event the assets of an existing cookie store are acquired from the Mrs. Fields Franchisor.

The following is a breakdown of the estimated costs on a per store basis:


Initial Franchise Fee......................       $15,000 - $25,000

Real Estate................................      Not Determinable Due
                                                 to Variables


Fixed Assets, Construction Remodeling,
       Leasehold Improvements, Fixtures
       and Equipment.......................      $125,000 -$200,000

Investment Required to Commence

Operations including opening inventory.....         $10,000 - $15,000

Security Deposits and Prepaid Expenses.....          $1,000 - $10,000

Working Capital............................         $10,000 - $20,000

Total Estimated Initial Investment.........       $161,000 - $270,000

Development Option

         In August 1995, Cookie Crumbs, a wholly-owned subsidiary of the Company, acquired from the Mrs. Fields Franchisor certain exclusive rights for the development of five Mrs. Fields Cookie Stores in the state of New Mexico for $100,000, of which $25,000 was designated to be for the purchase of the territorial rights as determined by the Mrs. Fields Franchisor and $75,000 was designated to be for the development fees for the five Cookie Stores. In the event the Company exercises the development rights granted to Cookie Crumbs, the Company will enter into an area development agreement with the Mrs. Fields Franchisor, or alternatively, obtain an assignment of the area development agreement entered into by Cookie Crumbs. See "Certain Relationships and Related Transactions."


Store Operations

         Each of the Company's Mrs. Fields Cookie Stores are operated under the supervision of managers who are employees of the Company. Each of the Company's Cookie Store managers is required to have experience in the business of managing Mrs. Fields Cookie Stores or similar businesses. In addition, certain management personnel of the Company are required to attend a management training program sponsored by the Mrs. Fields Franchisor at a designated Company owned Cookie Store. The training program is designed to enable management personnel to train new individuals who the Company expects to manage its Mrs. Fields Cookie Stores.

         Each Cookie Store has customized computer software and programs. This software is provided by the Company to maintain a variety of sales data.


Employees


         In connection with its Mrs. Fields Cookie Stores, the Company employs approximately 120 persons, of which 18 are full time and 102 are part-time.



Competition

         Generally, the specialty retail cookie market is a developed market. The Company's Mrs. Fields Cookie Stores offer a variety of specially prepared food items, including, but not limited to cookies, brownies, muffins and beverages. The Company competes with bakeries, other specialty retail cookie stores, convenience stores, and other facilities owned from time to time by the Mrs. Fields Franchisor, its affiliates, or others and which offer specialty retail desserts and snack foods. In addition, the Company competes with other stores and outlets selling the Products under the Marks or other trademarks or service marks, as well as other items (such as refrigerated ready-to-cook cookie dough sold through various retail outlets), owned and operated, from time to time, by MFI, the Mrs. Fields Franchisor or their affiliates or by franchisees or licensees of MFI, the franchisor or their affiliates, including, without limitation, Mrs. Fields Cookies Stores (including cookie carts and kiosks), Mrs. Fields Bakery Stores, Jessica's cookie stores, Famous Chocolate Chip Cookie Company stores, and in-store retail bakery outlets located in grocery, fast food, convenience or other stores (such stores and outlets being referred to generally as "Mrs. Fields Outlets"). The Company also competes with other individuals and entities in the search for suitable store locations and operators and employees.


Products, Inventory and Equipment

         The recipes, formulations, and specifications for all Products are trade secrets belonging exclusively to the Mrs. Fields Franchisor. The Mrs. Fields Franchisor has licensed Van Den Bergh Foods Company ("Van Den Bergh") to manufacture ready-to-bake dough products and other ready-to-complete Product mixes following the Mrs. Fields Franchisor's secret recipes, formulations, and specifications. These products are then sold to Blue Line Distribution ("Blue Line") under license from the Mrs. Fields Franchisor, for sale and distribution by Blue Line to Mrs. Fields Cookies Stores and other Mrs. Fields outlets. The Company purchases all of its Products, with the exception of special Mrs. Fields coffee blends discussed below, from Blue Line.

         Blue Line sells the products described above to all Mrs. Fields Outlets, and the price charged by Blue Line is the same regardless of whether the purchaser is a Mrs. Fields Franchisee, one of the Mrs. Fields Franchisor's affiliates or the Mrs. Fields Franchisor. However, the purchase prices charged include an estimate for direct costs of manufacture by Van Den Bergh.

         The Mrs. Fields Franchisor has licensed Seattle's Best Coffee ("Seattle's") to prepare whole bean and ground roasted coffee and cold coffee concentrates according to the secret recipes and formulations of the Mrs. Fields Franchisor. Franchisees must purchase all of their coffee products from Seattle's or from Blue Line.

         The Mrs. Fields Franchisor will not approve anyone other than Van Den Bergh, Seattle's, or Blue Line to manufacture or supply Products unless the Mrs. Fields Franchisor terminates its relationship with one of those entities. In that case, the Mrs. Fields Franchisor has advised the Company that it would negotiate the terms and conditions for another supplier to manufacture the Mrs. Fields Products.

          The Company purchases all soft goods, such as napkins, paper cups, cookie tins, and similar items which are a part of the Mrs. Fields System and which utilize trademarks from Blue Line since Blue Line is the only supplier licensed to distribute such supplies using the Mrs. Fields Franchisor's trademarks.


         THE HOOTERS RESTAURANTS

Termination of Hooters Restaurant Business

         The Company opened its first Hooters restaurant in Madison, Wisconsin in April 1994 and three additional Hooters restaurants in San Diego, California between October 1994 and May 1995. One of the San Diego restaurants was closed in September 1996, and the Company sold the two other San Diego restaurants in July 1997. The final restaurant in Madison, Wisconsin was sold in October 1997. While it operated the Hooters restaurants, the Company paid the Hooters Franchisor $145,000 (including an additional $65,000 paid for the Milwaukee, Wisconsin location) for options to open 8 additional Hooters Restaurants in California and Wisconsin. Options to open additional restaurants lapsed and the Hooters Franchisor advised the Company that it would not allow the Company to build additional restaurants under such options. Because of its inability to open new Hooters restaurants and losses from operations of its then existing Hooters restaurants, the Company decided to divest itself of its existing Hooters restaurants and concentrate on its Mrs. Fields Cookie Store


       Insurance                and
       Indemnification


                The Company's franchise agreement with the Hooters Franchisor and the lease agreement for the restaurant required the Company to procure and maintain an insurance policy insuring against any demand or claim with respect to personal injury, death or property damage or any loss, liability, or expense whatsoever arising or occurring upon or in connection with the restaurants in amounts as specified in the franchise agreements and the lease agreements. In addition, the Company is obligated to indemnify and hold harmless the Hooters Franchisor, Hooters Florida, its corporate affiliates, successors and assigns and the respective directors, officers, employees, agents and representatives of each from all losses and expenses incurred in connection with any suit, action or claim arising out of the Company's renovation, management and operation of the restaurant. The Company currently retains a $2,000,000 aggregate liability policy for each state in which it has a restaurant or cookie store as well as a $5,000,000 umbrella policy providing excess liability coverage. In addition, the Company retains coverage for contents in the amount of $2,225,500. These policies also provide business interruption coverage for the actual loss sustained for up to twelve months. The Company also maintains workers compensation insurance of $500,000 per illness or accident. The umbrella policy also provides excess coverage above workers compensation limits. The Company maintains insurance that it believes is adequate to cover its liabilities and risks.



       Properties


       Butterwings/California entered into a lease agreement for its Hooters El Cajon Restaurant in San Diego, California under a non cancelable 10-year lease with the option to extend the lease for two additional 5-year periods. The initial lease term commenced April 1995. In September 1996, the Company closed the El Cajon Restaurant and entered into an agreement whereby the leasehold improvements and equipment were surrendered to the landlord and the Company is obligated to pay the landlord $4,750 per month from August 1, 1996 to June 20, 2005. See Note 11 to Consolidated Financial Statements.

                Effective April 1, 1995, Butterwings/California assumed a land lease for an additional Hooters Restaurant to be located in Oceanside, California. The remaining lease term is for 7 years with the option to extend for two additional five year periods. The right to utilize an existing building located at the site was also acquired by the Company at a cost of approximately $75,000. In November 1995, the Company decided not to develop this property and in September 1996 entered into a sublease agreement whereby the subleasee will pay substantially all amounts due under the original lease. However, under certain conditions, the subleasee can terminate the lease in September 1998, causing the Company to be liable for the remaining rentals through September 2003, equal to $311,040.


                In connection with the sale of the Company's three Hooters restaurants in July and October 1997, under the terms of sale, the buyer assumed all liability under the leases for the restaurants and the Company has no further obligations under the leases. As part of the sale of the Madison, Wisconsin Hooters restaurant, an $83,000 security deposit was returned to the Company.


       Litigation

                The Company in the past has been the subject of several charges of employment discrimination or sexual harassment suits in administrative proceedings in the Milwaukee, Wisconsin and San Diego, California offices of the Equal Employment Opportunity Commission (the "EEOC"). In April 1996, the Milwaukee office of the EEOC advised the Company that it had determined that it would not bring a civil action against the Company arising out of a charge of employment discrimination brought by a male person alleging he had been denied employment as a "Hooters Girl" in violation of Title VII of the Civil Rights Act of 1964 ("Title VII") on the basis of his sex but that the complainant had the right to bring such an action in the United States District Court within 90 days. At the date hereof, the Company has not received notice that any suit has been filed and management believes that the threat of litigation in this matter is past.

                In March 1996, the San Diego office of the EEOC advised the Company that the complainant in a similar charge failed to establish a claim but that the hiring practices of one of the Company's San Diego Restaurants, insofar as they required that only females be hired for "Hooters Girl" positions, were violative of Title VII. The Company does not believe that this constitutes a significant threat of litigation in light of the position taken by the EEOC in the federal matter discussed below. The Company was also charged in a May 1995 proceeding brought with the Equal Opportunities Commission ("EOC") of Madison, Wisconsin by a former employee alleging sexual harassment, hostile work environment and termination on the basis of sex and retaliation for complaints against sexual harassment. The Company advised the EOC that it declined to participate in the administrative process unless the complainant waived her right to sue in federal court because the law firm representing the complainant had filed an earlier charge on behalf of a waitress at the same restaurant and as soon as the 180 day waiting period had expired filed suit in federal court. At the date hereof no decision in this matter has been rendered and the Company is unable to predict its outcome but intends to defend its position vigorously.

                In October 1991, the EEOC filed a charge of employment discrimination against the Hooters Franchisor and all related business entitles generally referred to as the Hooters restaurant system (collectively "Hooters") including franchisees, licensees, and any other entity permitted to operate under the Hooters trademark with unlawful employment practices under Title VII. In September 1994, the EEOC issued a decision that there was reasonable cause to believe that Hooters engaged in employment discrimination for failing to recruit, hire or assign men into server, bartender or host positions. However, in March 1996, the EEOC advised that the EEOC's general counsel would not recommend that the EEOC file a lawsuit against Hooters and that this procedure terminated the EEOC's consideration of litigation against Hooters to challenge its policies. Accordingly, the Company believes that the likelihood of EEOC action regarding these policies is remote.

                In December 1993, a lawsuit was filed against Hooters, Inc. and Hooters of Orland Park, Inc. in the United States District Court for the Northern District of Illinois alleging Hooters "nation wide policy" of refusing to recruit, hire, or assign men into server, bartender or host positions violates Title VII. The plaintiff seeks certification of a plaintiffs' class consisting of all males who, since April 1992, have applied, were deterred from applying, or may in the future apply for server, bartender or host positions at any Hooters Restaurant and for certification of defendant class consisting of all owners of Hooters Restaurants, licensed, sublicensed or whose hiring practices are determined directly or indirectly by Hooters or its affiliates. As of the date hereof, neither the Company nor any of its affiliates has been served with any notice that a defendant class which includes any of them has been certified. Accordingly ,the Company is unable to predict the outcome of this matter. However, in the event that a defendant class including the Company or any of its affiliates is certified, the Company may be required to pay money damages to persons who were previously found to have been discriminated against because of Hooters hiring practices, the effect of both of which could have a substantial adverse impact on the business of the Company.


                The Company believes that it has no prospective liability for actions or proceedings involving Hooters restaurants but that it could have possible exposure regarding past events with respect to Hooters restaurants, although there is no known or pending litigation at the date of this Prospectus.

                    MANAGEMENT

       Directors    and   Executive
       Officers

                The following table sets forth certain information regarding the Company's directors and executive officers.

                       Name
       Title
       Age

                James M. Clinton
                President
                  39

                Kenneth B. Drost
                Vice President,
                Secretary and
                Director
                42
                Douglas E. Van
                Scoy*
                Chief Financial
                Officer and
                Director
                55
                Jeffrey A.

                                                              Pritikin
                                                              *Director
                                                                 42
                Arthur P. Sundry,
                Jr.*
                Director
                39
       ------------------------
       * Member of Audit Committee

               James   M.   Clinton
       was  elected   President  of
       the  Company  on August  11,
       1997.    Mr.   Clinton   was
       President     of     Clinton
       Consulting  Ltd.  from March
       1993 until his  election  as
       President  of  the  Company,
       Clinton  Consulting Ltd. was
       a   wholesaler   of  various
       securities    products    to
       broker/dealers     in    the
       Eastern    United    States.
       With Clinton Consulting,  he
       was a registered  broker and
       conducted   broker  seminars
       throughout     the    United
       States.   Mr.   Clinton  was
       National  Sales  Manager for
       Computer              Rental
       Corporation,    a   computer
       leasing  company,  from 1991
       until     he     established
       Clinton   Consulting.    Mr.
       Clinton  holds a  degree  in
       Business      Administration
       with  emphasis in  Marketing
       from    Northern    Illinois
       University.

                Kenneth   B.  Drost
       has     served    as    Vice
       President,   Secretary   and
       Director   of  the   Company
       since   August   1993.   Mr.
       Drost  also  served  as Vice
       President,   Secretary   and
       Director    of   NEMC   from
       March,  1993 until it merged
       with  the   Company  in  May
       1997.     Prior    to    his
       association  with NEMC,  Mr.
       Drost   served  as   general
       counsel  to  Datronic   from
       January,   1992  to   March,
       1993.    Mr.    Drost    was
       previously  a  partner  with
       Siegan  Barbakoff  Gomberg &
       Kane,    Ltd.    and   prior
       thereto,  was a partner with
       the  law  firm  of   Katten,
       Muchin  & Zavis.  Mr.  Drost
       obtained a Bachelor  of Arts
       Degree from Knox  College in
       1975   and   a   J.D.   from
       Hastings   College  of  Law,
       University  of California in
       1978.

                Douglas    E.   Van
       Scoy  has  served  as  Chief
       Financial     Officer    and
       Director   of  the   Company
       since August  1993.  Mr. Van
       Scoy  also  served  as Chief
       Financial     Officer    and
       Director    of   NEMC   from
       March,  1993 until it merged
       with  the   Company  in  May
       1997.     Prior    to    his
       association  with NEMC,  Mr.
       Van  Scoy  served  as  Chief
       Financial     Officer     of
       Datronic from January,  1991
       to  March,  1993.  Prior  to
       that time,  Mr. Van Scoy was
       Chief  Executive  Officer of
       both    Oceanica     Trading
       Limited,   Ltd.,   Wheeling,
       Illinois       and       CMV
       Enterprises,           Inc.,
       Wheeling,    Illinois   from
       April,   1987  to  December,
       1990.  From  January,   1981
       to  March,   1987,  Mr.  Van
       Scoy   was    Senior    Vice
       President     and    General
       Auditor    of   The    First
       National  Bank  of  Chicago,
       Chicago,    Illinois.   From
       June,  1964 to April,  1976,
       he was  associated  with the
       public  accounting  firm  of
       Price  Waterhouse,  Chicago,
       Illinois,   and  from   May,
       1976 to December,  1980,  he
       served as a Partner  of that
       firm.     Mr.    Van    Scoy
       obtained  a   Bachelors   of
       Business      Administration
       from   the   University   of
       Michigan   in  1963   and  a
       Masters     of      Business
       Administration    from   the
       University  of  Michigan  in
       1964.  Mr.  Van  Scoy  is  a
       Certified Public Accountant.


                Jeffrey          A.
       Pritikin  has  served  as  a
       Director   of  the   Company
       since  September  1995.  Mr.
       Pritikin  has  served  as an
       accountant      and      tax
       consultant     in    private
       practice   since  1981.  Mr.
       Pritikin's    practice    is
       concentrated      in     IRS
       matters,     business    and
       individual  tax  preparation
       services,       tax      and
       investment  planning.  Since
       1993, Mr.  Pritikin has also
       served  as   President   and
       Director of ARJ  Investments
       and Management  Consultants,
       Inc.,   a  private   company
       providing           business
       consulting   and  investment
       planning.    Mr.    Pritikin
       holds a Bachelor  of Science
       degree  in  Accounting  from
       the  University  of Illinois
       at Chicago  and is  enrolled
       to practice before the IRS.


                Arthur  P.  Sundry,
       Jr.  was  appointed  to  the
       Board  of  Directors  and  a
       member    of    the    Audit
       Committee  in October  1997.
       Mr.   Sundry  is  President,
       founder       and       sole
       shareholder    of    Montauk
       Investment  Corporation,   a
       real estate  investment  and
       development      firm     in
       Riverside,  Illinois,  which
       he   founded   in   February
       1988.   Prior  to   founding
       Montauk           Investment
       Corporation,  Mr. Sundry was
       engaged   in   the   banking
       industry  in New  York  City
       where he was Vice  President
       of  Finance  for   Weinstein
       Development     Corporation,
       Portfolio   Manager  in  the
       Private      Banking     and
       Investment    Division    of
       Citibank,   New  York,   and
       Credit   Analyst  for  Chase
       Manhattan  Bank.  Mr. Sundry
       obtained a  Master's  Degree
       in International  Management
       from the  American  Graduate
       School   of    International
       Management      where     he
       graduated   with  honors  in
       1982  and  a   Bachelor   of
       Science  Degree in  Business
       Administration    from   the
       University      of     South
       Carolina in 1980.



                Director Compensation. As compensation to outside directors, the Company plans to pay directors' fees not to exceed $2,500 per quarter, plus expenses. While not presently finalized, the Company is considering a program wherein up to one half of directors' fees may, upon agreement between the Company and the director, be payable in shares of the Company's Common Stock, based on the value of the stock on the last day of each quarter. Inside directors will not receive compensation, but may be reimbursed for expenses.


                Executive Compensation. The Company's executive officers did not receive compensation from the Company (excluding Cookie Crumbs) from its inception through December 29, 1996. In order for the accompanying
       Financial Statements for the fiscal years ended December 29, 1996 and December 31, 1995 to reflect reasonable compensation levels, a capital contribution has been recorded to reflect the value of their services rendered. An offsetting amount has been included in general and administrative expenses in the accompanying Statements of Operations. The capital contributions were $50,000 for the years ended December 31, 1995 and December 25, 1994, respectively and $100,000 for the fiscal year ended December 29, 1996. For fiscal year 1997, the Company's three executive officers will receive salaries at the rate of $60,000 annually. There are no bonus or other compensation plans other than the 1996 Stock Compensation Plan.


                1996 Stock Compensation Plan. The Company's 1996 Stock Compensation Plan (the "Plan") was approved by the Board of Directors and stockholders of the Company on November 14, 1996 to provide for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and options which do not constitute incentive options to officers, directors, employees and advisors of the Company or a subsidiary of the Company. A total of 200,000 shares of Common Stock has been authorized and reserved for issuance under the Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. The Plan is administered by the Board of Directors. The Board has the sole authority to interpret the Plan, to determine the persons to whom options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of options to be granted under the Plan; provided that, (i) the exercise price of each option granted under the Plan may not be less than the fair market value of the Common Stock on the day of the grant of the option, (ii) the exercise price must be paid in cash upon exercise of the option, (iii) no option may be exercisable for more than 10 years after the date of grant, and (iv) no option is transferable other than by will or the laws of descent and distribution. No option is exercisable after an optionee ceases to be employed by the Company or a subsidiary of the Company, subject to the right of the Board to extend the exercise period for not more than 90 days following the date of termination of an optionee's employment. An optionee who was a director or advisor may exercise his option at any time within 90 days after such optionee's status as a director or advisor terminates to the extent he was entitled to exercise such option at the date of termination of his status. If an optionee's employment is terminated by reason of disability, the Board has the authority to extend the exercise period for not more than one year following the date of termination of the optionee's employment or service as an advisor or director. If an optionee dies and holds options not fully exercised, such options may be exercised in whole or in part within one year of the optionee's death by the executors or administrators of the optionee's estate or by the optionee's heirs. The vesting period, if any, specified for each option will be accelerated upon the occurrence of a change of control or threatened change of control of the Company.



                The Board of Directors granted 100,000 options under the Plan on November 14, 1996, exercisable at $5.00 per share until November 14, 2006. Of such options, 20,000 were canceled in July upon the resignation of the former President of the Company. No options were granted during the twenty-eight week period ended October 5, 1997

                      CERTAIN
        RELATIONSHIPS AND RELATED
               TRANSACTIONS


                In  November  1996,
       the   Board   of   Directors
       granted  stock options under
       the 1996 Stock  Compensation
       Plan  to its  then  officers
       and  directors  as  follows:
       Stephan     S.      Buckley,
       President;     Kenneth    B.
       Drost,  Vice President;  and
       Douglas  E. Van Scoy , Chief
       Financial  Officer,   20,000
       each;  Jeffrey  Pritikin and
       Thomas A  Kabat,  Directors,
       10,000 each.  Mr.  Buckley's
       options were  canceled  when
       he  resigned  in July  1997.
       At   October   5,1997,   the
       Company was  indebted to Mr.
       Drost and Mr. Van Scoy,  its
       two principal  stockholders,
       for  advances  in the amount
       of $459.520.

                The Company appointed ASA as a consultant to solicit and procure broker dealers in connection with the private placement of the Notes and Convertible Preferred Stock during the period 1994 through 1996. ASA did not receive any direct compensation for its services but was reimbursed for actual out of pocket expenses. Stephan S. Buckley, former President and a director of the Company was the sole shareholder, an officer and director of ASA at the time of the transaction.. In addition, Clarke Consulting, an affiliate of Mr. Buckley, provided services to the Company in connection with the Notes and Convertible Preferred Stock private offerings, including structuring of the offerings and financial and investor relations services, for which Clarke Consulting was paid $55,000.

                Until October 1, 1996, the Company operated under an informal arrangement with NEMC pursuant to which NEMC provided office space, accounting, administrative and computer system services to the Company at NEMC's cost. The amounts paid for such rent and services for the fiscal years ended December 31, 1995 and December 29, 1996 were $138,524 and $246,619 respectively. On October 1, 1996, the Company began providing its own accounting, administrative and computer system services using substantially the same personnel and equipment. The Company expects that the costs for these services will be higher in 1997. The Company made monthly rental payments of approximately $5,400 to NEMC for space for its corporate offices through March 31, 1997. The building was sold to an unaffiliated third party and the Company will pay the new owner $5,500 per month beginning June 1, 1997. All of the outstanding common stock of NEMC was owned equally by Stephan S. Buckley, former President and director of the Company, and Messrs. Drost and Van Scoy who are officers and directors of the Company. The assets of NEMC were distributed to its shareholders on May 1, 1997 and NEMC was merged into the Company. Mr. Drost purchased Mr. Buckley's stock in the Company in June 1997. As a consequence, Messrs. Drost and Van Scoy owned approximately 90% of the Company's outstanding Common Stock prior to the Offering and will own approximately 42% after the Offering. See "Principal Stockholders," and
       Note 8 to Consolidated Financial Statements.

                Pursuant to intercorporate tax allocation practices, NEMC was entitled to include the tax losses attributable to the Company's operations in NEMC's consolidated tax return for which the Company was to receive credit from NEMC under certain conditions. As of December 29, 1996, the Company had generated tax losses of approximately $2,140,000, which have been or are expected to be utilized by NEMC. With the liquidation of NEMC, and merger with the Company on May 1, 1997, NEMC will be relieved from any obligation to pay the Company the tax benefit attributable to the Company's tax losses utilized in consolidation. The Company will have approximately $1,330,000 of tax loss carryforwards which are available to the Company until their expiration in 2011. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Net Operating Loss Carryforwards" and Note 7 to Consolidated Financial Statements.

                In July 1996, Cookie Crumbs borrowed $100,000 from Stephan S. Buckley, its sole stockholder at that time, to fund construction costs of a new Mrs. Fields Cookie Store in Chesterfield, Missouri. This loan was repaid in October 1996. In October 1996, the Company acquired all of the outstanding common stock of Cookie Crumbs from Mr. Buckley for $1.00.

                In August 1995, Cookie Crumbs acquired certain rights for the development of five Mrs. Fields Cookie Stores in New Mexico for $100,000. Cookie Crumbs granted the Company an option to acquire the development rights to the New Mexico territory which was exercisable upon the payment of $100,000 to Cookie Crumbs and expires January 2001. Upon exercise of the option, the Company will acquire an assignment of the area development agreement but will not be obligated to pay any development fees to the Mrs. Fields Franchisor. At the time of the transaction, Cookie Crumbs was owned by Mr. Buckley, then President and a director of the Company. Since the Company now owns all of the stock of Cookie Crumbs, the Company will not be obligated to pay the $100,000 if it elects to exercise the option.

                The Company entered into a separation agreement (the "Separation Agreement") effective August 1, 1995, with Edmund C. Lipinski ("Lipinski") pursuant to which: (i) an employment agreement dated September 13, 1993, was terminated; (ii) the 216,400 -shares of Common Stock of the Company owned by Lipinski (in which he had no cost basis) was repurchased by the Company for $1.00, and (iii) the restricted stock agreement dated September 13, 1993 was terminated. Simultaneously with the execution of the Separation Agreement, the Company and Lipinski entered into an independent contractor agreement (the "Agreement") pursuant to which the Company retained the services of Lipinski as an independent contractor for a five year term to: (i) assist the Company in identifying and selecting site locations suitable for Hooters
       Restaurants; (ii) assist the Company in constructing and developing Hooters Restaurants within the territories; (iii) consult with and advise the Company regarding operations of Hooters Restaurants within the territories; and (iv) perform such other and further services relating to restaurant construction and operation as the Company shall direct. In consideration for the services to be rendered by Lipinski, the Company agreed to pay him $8,683.33 per month, plus $5,000 upon the opening of each of the Company's fifth and sixth Hooters Restaurants. Lipinski agreed to keep confidential all "proprietary information" ( as defined in the Agreement ) during term of the Agreement and for a period of two years after termination thereof. At the time of the Separation Agreement, Mr. Lipinski was Director of Operations for the Company. The Company terminated the Agreement with Mr. Lipinski in July, 1997 and he is no longer associated with the Company.


                The Company believes that the foregoing transactions were on terms no less favorable to the Company than could have been obtained from independent third parties. All future transactions with officers and directors will also be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the Company's independent, disinterested directors.

                     PRINCIPAL
               STOCKHOLDERS


                The following table sets forth certain information regarding certain principal stockholders' beneficial ownership of the Common Stock of the Company as of the date of this Prospectus and as adjusted to reflect the sale of Units offered hereby by: (i) each person known by the Company to be the beneficial owner of more than five percent of the total outstanding shares of Common Stock of the Company, (ii) each Director or executive officer of the Company, and (iii) all Directors and executive officers of the Company as a group. Except as otherwise indicated all persons listed below have record and beneficial ownership and sole voting power and investment power with respect to their shares of Common Stock (except to the extent that authority is shared by spouses under applicable law).


              Name of BeneficialAmount Percent ofPercent of
                  Owner      Beneficially OwnershipOwnership
                              Owned PriorPrior to theAfter the
                              to OfferingOfferingOffering

       Kenneth B. Drost (1)..............
       1,298,402.........................
       60.3%.............................28.2%

       Douglas E. Van Scoy( 1)649,20130.214.1


       Jeffrey Steiner (2)
       204,444
       9.5
       5.0


       All Officers and Directors
              as   a    group    (five
              persons).....................
              1,947,603....................
              90.5%........................
              42.3%



        New  Era  Management  Corp.
            is  owned  by   Messrs.
            Stephan   S.   Buckley,
            Kenneth  B.  Drost  and
            Douglas  E.  Van  Scoy,
            the executive  officers
            of  the  Company.   The
            address    of   Messrs.
            Drost  and Van  Scoy is
            2345  Pembroke  Avenue,
            Hoffman        Estates,
            Illinois 60195.


       (2)            The   address
       of Mr.  Steiner  is 6 Cheyne
       Walk, London, England.

                  DESCRIPTION OF
                SECURITIES

       Capital Stock of the Company
                The authorized capital stock of the Company presently consists of 10,000,000 shares of Common Stock, $0.01 par value, and 100,000 shares of preferred stock, no par value.


       Preferred Stock
                The board of directors, without further action by the stockholders, is authorized to issue up to 100,000 shares of no par value preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of preferred stock with voting and conversion rights could have a material adverse affect on the voting power of the holders of the Common Stock. The issuance of preferred stock could also decrease the amount of earnings and assets available for distribution to holders of the Common Shock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no plans to issue any shares of preferred stock other than the Convertible Preferred Stock described below.

                Convertible Preferred Stock. At the date of this Prospectus the Company had authorized the issuance of 27,500 shares of convertible preferred stock, the only series of preferred stock authorized (the "Convertible Preferred Stock"), of which series 15,685 shares were issued and outstanding. The Convertible Preferred Stock bears a cumulative, non compounded dividend at a rate of 10% per annum, payable quarterly on the first day of January, April, July and October. To the extent not paid, dividends are added to the liquidation value of the Convertible Preferred Stock until paid. In the event dividends are paid in an amount less than the full dividend due, they shall be paid pro rata to the holders of the Convertible Preferred Stock. So long as any shares of Convertible Preferred Stock are outstanding, the Company will not declare or pay any cash dividends or distributions on any other class of stock unless all dividends are current on the Convertible Preferred Stock.

                The holders of the Convertible Preferred Stock are entitled to the Liquidation Value on their shares upon liquidation, dissolution or winding up of the Company before any distribution or payment is made to holders of any other class of stock of the Company. The term Liquidation Value is defined as the sum of $100 plus any unpaid dividends calculated cumulatively on a monthly basis to the close of business on the most recent dividend payment date. The Convertible Preferred Stock is protected in the event of any stock splits, reverse stock splits or distributions of additional shares of capital stock in a fashion similar to share dividends.


                Each share of Convertible Preferred Stock is convertible into Common Stock of the Company upon the consummation of the first sale of Common Stock by the Company to underwriters in a public offering of Common Stock registered under the Securities Act of 1933. The number of shares of Common Stock to be received by holders of the Convertible Preferred Stock is determined by dividing the offering price per share of the Convertible Preferred Stock ($100) by 95% of the offering price per share of the Common Stock in the public offering of the Common Stock. The Company is required to give notice to the Convertible Preferred Stock holders of the effective date of the public offering and to exchange the Convertible Preferred Stock for shares of Common Stock within ten business days after the effective date of the public offering. The Convertible Preferred Stock has no voting rights except as provided by the Illinois Business Cooperation Act, which provides for voting as a class upon proposed amendments to the Articles of Incorporation which would adversely affect an outstanding series of preferred stock.



                As a consequence of this Offering, the Company will be required to issue 330,211 shares of its Common Stock upon the automatic conversion of the Convertible Preferred Stock and the Convertible Preferred Stock received in exchange therefor will be canceled.


                No  dividends  have
       been     paid     on     the
       Convertible Preferred Stock.

       Units


                Each Unit consists of one share of Common Stock and one Series A Warrant. The shares of Common Stock and the Series A Warrants included in the Units may not be separately traded until _______, 1998 [six months after the date of this Prospectus] unless earlier separated upon three days prior written notice from the Representative to the Company.


       Common Stock


                Prior to this Offering, there were 2,152,047 shares of Common Stock outstanding. At the effective date hereof, the Company is required to issue 772,128 shares issued to the Note holders, 330,211 shares issued to the Convertible Preferred Stock holders and 55,931 shares issued to the Bridge Loan Note holders. Including the 1,300,000 shares offered hereby, there will be 4,610,317 shares issued and outstanding upon conclusion of this Offering, (4,805,317 if the Over-allotment option is exercised).


                The holders of the Common Stock are entitled to share ratably in any dividends paid on the Common Stock when, as and if declared by the Board of Directors out of funds legally available therefor. Each holder of Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to cumulative voting or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of Common Stock are fully paid and non assessable.


       Series A Warrants

                The Company has  authorized the issuance of Series A Warrants to purchase 1,355,931 shares of Common Stock (not including 195,000 Series A Warrants which may be issued pursuant to the Underwriters' Over-allotment Option, and 130,000 Underwriters' Warrants) and has reserved an equivalent number of shares of Common Stock for issuance upon exercise of such Series A Warrants and Underwriters' Warrants. The following statements are brief summaries of certain provisions of the Warrant Agreement (defined below). Copies of the Warrant Agreement may be obtained from the Company or the Warrant Agent (defined below) and have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

                The Series A Warrants will be issued in  registered  form under, governed by, and subject to the terms of a warrant agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"). Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of 120% of the offering price per Unit exercisable at any time commencing on
       ------------------------,
       1999 [thirteen  months after
       the    closing    of    this
       Offering],             until
       ______________,        2003,
       unless   earlier   redeemed.
       The Series A  Warrants  will
       not    become     separately
       traded                 until
       ------------------------,
       1998 [six months after the date of this Prospectus] unless earlier separated upon three days prior written notice by the Representative to the Company at the discretion of the Representative. The Series A Warrants contain provisions that protect the Warrant holders against
       dilution  by  adjustment  of  the  exercise  price  in  certain   events,
       including, but not limited to stock dividends, stock splits, reclassifications or mergers. A Warrant holder will not possess any rights as a shareholder of the Company. Shares of Common Stock, when issued upon the exercise of the Series A Warrants in accordance with the terms thereof, will be fully paid and non-assessable. No fractional shares will be issued upon the exercise of the Series A Warrants. The Company will pay cash in lieu of fractional shares.

                The Series A Warrants are subject to redemption by the Company at a price of $0.05 per Series A Warrant at any time commencing thirteen months after the date of this Prospectus, on thirty days prior written notice, provided that the closing sale price per share for the Common Stock has equaled or exceeded 200% of the offering price per Unit for twenty consecutive trading days within the thirty-day period immediately preceding such notice.

                At any time when the Series A Warrants are exercisable, the Company has agreed to have a current registration statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of the Series A Warrants reside in order to comply with applicable laws in connection with the exercise of the Series A Warrants and the resale of the Common Stock issued upon such exercise. So long as the Series A Warrants are outstanding, the Company has agreed to file all post-effective amendments to the registration statement required to be filed under the Securities Act, and to take appropriate action under federal law and the securities laws of those states where the Series A Warrants were initially offered to permit the issuance and resale of the Common Stock issuable upon exercise of the Series A Warrants. However, there can be no assurance that the Company will be in a position to effect such action under the federal and applicable state securities laws, and the failure of the Company to effect such action may cause the exercise of the Series A Warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. The Company may amend the terms of the Series A Warrants, but only by extending the termination date or lowering the exercise price thereof. The Company has no present intention of amending such terms.

       Bridge Loan Securities



                From October through December 1996, the Company sold $483,000 of Bridge Loan Notes to provide working capital and funds for this Offering. The Bridge Loan Notes are secured promissory notes bearing interest at the LIBOR rate and are payable at the earlier of nine months from the date of issuance or closing of this Offering. As additional consideration, the Company issued to the Bridge Loan Note holders warrants to acquire, without additional cost, Units identical to the Units offered hereby at the time the registration statement of which this prospectus is a part becomes effective. The Bridge Loan Notes were amended in July 1997 to capitalize unpaid interest, extend the due date until the earlier of the effective date of this Offering or six months from execution of the amended Bridge Loan Notes and to increase the annual interest rate to 14%. The resulting principal amount of the amended Bridge Loan Notes is $574,395. The number of warrants to be issued to the Bridge Loan holders was reduced to 55,931 and the holders agreed that they would not sell, transfer, assign or hypothecate the warrants or underlying units in any way for a period of one year from the effective date of this Offering. The Bridge Loan Notes were further amended in January 1998 solely to extend the due date until the earlier of the closing of this Offering or six months from the date of issuance of the Amendment to the Bridge Loan Notes (July 1998). As consideration for extending his note, one holder of $195,000 principal amount of Bridge Loan Notes demanded, and the Company granted to him only, a lien on the Company's cookie store located in Flint, Michigan. Such Note provides that if the Company's Bridge Loan Note to him is not paid from the proceeds of this Offering or by December 31, 1997 he may take over the Flint cookie store on January 1, 1998. The Company will have the option to repurchase the cookie store for a period of 12 months for $250,000 cash.. Kenneth B Drost, Vice President, Secretary and a director of the Company, agreed to sell to the note holder for $100, 20,000 of his shares of the Company's Common Stock upon termination of a one year lock-up. By amendment dated January 8, 1998, this Amended Bridge Loan Note was extended until December 31, 1998 and the Note holder agreed to forbear any remedies he may have under the first Amendment to his Bridge Loan Note, including the right to take over the Flint, Michigan Cookie Store. In consideration for the extension and forbearance, the Company agreed to pay the Note holder $100,000 upon the effective date of this Offering and $6,000 monthly until the earlier of December 31, 1998 or the effective date of this Offering. See "Cancellation of Debt; Conversion of Preferred Stock; Bridge Loan Financing - Bridge Loan Notes and Warrants" and
       "Management's Discussion of Financial Condition and Results of Operations-Bridge Financing."



       Transfer      Agent      and
       Registrar; Warrant Agent

                The Transfer Agent and Registrar for the Units, Common Stock and the Warrant Agent for the Series A Warrants and the Underwriters' Warrants will be American Stock Transfer & Trust Company, New York.


       Reports to Shareholders

                The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                The Company has agreed, subject to the sale of the Units offered hereby, that on the date of this Prospectus, it will register its Common Stock and Series A Warrants under the provisions of Section 12(b) of the Exchange Act, and that it will use its best efforts to continue to maintain such registration. Such registration will require the Company to comply with periodic reporting, proxy solicitation, and certain other requirements of the Exchange Act.


       Boston  Stock  Exchange  and
       NASDAQ Small-Cap Market

                The Company is seeking approval for listing of the Units, Common Stock and the Series A Warrants on the Boston Stock Exchange under the symbols ETS.U, ETS, and ETS.W and on the NASDAQ Small-Cap Market under the symbols EATS.U, EATS and EATS.W, respectively.

                  SHARES ELIGIBLE
             FOR FUTURE SALE


                Upon  completion  of  this  Offering,   the  Company  will  have
       4,610,317shares of Common Stock outstanding (4,805,317 shares if the

       Underwriters' over-allotment option is exercised in full). Of the 4,610,317 shares of Common Stock to be outstanding, the 1,300,000 shares to be sold in this Offering (1,495,000 if the Underwriters' over-allotment option is exercised in full) will be freely tradable in the public market without restriction under the Securities Act, except shares purchased by an "affiliate" (as defined in the Securities Act - in general, a person who is in a control relationship with the Company) of the Company. All of the remaining, 3,310,317 shares of Common Stock will be "restricted shares" within the meaning of the Securities Act and may be publicly sold only if registered under the Securities Act or sold in accordance with an exemption from registration, such as those provided by Rule 144 promulgated under the Securities Act. Messr.s Drost and Van Scoy, executive officers of the Company , who hold 1,947,603 shares of Common Stock, have agreed that they will not, without the prior written consent of the Representative, offer, sell or otherwise dispose of any shares of Common Stock beneficially owned by it or acquired upon the exercise of stock options for a period of two years after closing of this Offering.

                In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) is entitled to sell restricted shares if at least one year has passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Rule 144 provides that within any three-month period such person may sell only up to the greater of one percent (1%) of the then outstanding shares of the Company's Common Stock (approximately 40,560 shares following completion of this Offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks immediately preceding the date on which the notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are subject to certain other requirements relating to manner of sale, notice of sale and availability of current public information. Any person who has not been an affiliate of the Company for a period of three months preceding a sale of restricted shares is entitled to sell such shares under Rule 144 without regard to such limitations if at least two years have passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Shares held by persons who are deemed to be affiliates of the Company are subject to such volume limitations regardless of how long they have been owned or how they were acquired. The foregoing is a brief summary of certain provisions of Rule 144 and is not intended to be a complete description thereof.

                The 330,211 shares of Common Stock to be received by the holders of the Convertible Preferred Stock and the 772,128 shares of Common Stock received by the Note holders in the Exchange Offer will be restricted shares and will not be eligible for sale pursuant to Rule 144 until at least one year from the date of this Prospectus. The Company, however, has agreed with the holders of the Notes, to register any shares they received in the Exchange Offer at any time after one year from the date of this Prospectus upon the request of the holders of at least 50% of the shares and the Representative has agreed to use its best efforts to effect a firm commitment underwriting of such shares, subject to favorable market conditions. The Bridge Loan holders, who hold units which include 55,931 shares of Common Stock and 55,931 Series A Warrants to purchase 55,931 shares of Common Stock, have agreed that they will not sell, transfer, pledge, assign or hypothecate their units, Common Stock or Series A Warrants for one year from the date of this Prospectus.




                Prior to this Offering, there has been no public market for the Common Stock, and no predictions can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of the Common Stock in the public market, including an underwritten offering, could adversely affect prevailing market prices.

                   UNDERWRITING


                Pursuant to the terms and subject to the conditions contained in the Underwriting Agreement, the Company has agreed to sell on a firm commitment basis to the Underwriters named below, and each of the Underwriters, for whom Tejas Securities Group, Inc. is acting as the Representative, have severally agreed to purchase the number of Units set forth opposite their names in the following table.


            Underwriters
                Number of Units


       Securities, Inc.




       -----------


                Total
       1,300,000


                The Representative has advised the Company that the Underwriters propose to offer the Units to the public at the initial public offering price per share set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of not more than $____per Unit, of which $ may be reallowed to other dealers. After the Offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction will change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.


                The Company has granted to the Underwriters an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to 195,000 additional Units to cover over-allotments, if any, at the offering price to the public of the Units subject to this Prospectus less the Underwriting Discount. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional Units that the number of Units to be purchased by it shown in the above table represents as a percentage of the 1,300,000 Units offered hereby. If purchased, such additional Units will be sold by the Underwriters on the same terms as those on which the 1,300,000 Units are being sold.


                The Underwriters have the right to offer the Units offered hereby only through licensed securities dealers in the United States who are members of the National Association of Securities Dealers, Inc. (the "NASD") and may allow such dealers such portion of its ten (10%) percent commission as each Underwriter may determine.

                The    Underwriters
            will not confirm  sales
            to  any   discretionary
            accounts.


                The Company has agreed to pay the Representative a non-accountable expense allowance of 2.5% of the gross amount of the Units sold ($162,500) upon the sale of the Units offered) at the closing of the Offering. The Underwriters' expenses in excess thereof will be paid by the Representative. To the extent that the expenses of the underwriting are less than that amount, such excess will be deemed to be additional compensation to the Underwriters.


                The Company has agreed to enter into a consulting agreement with the Representative at a rate of $2,500 per month for a period of 24 months.


                For a period of 24 months following the completion of this Offering, Messrs. Drost and Van Scoy have agreed to vote their shares for election to the Board of Directors, a person designated by the Representative and acceptable to the Company. Such designee will have voting rights, will receive the same compensation as other outside Directors, will be reimbursed for all out-of-pocket expenses incurred in attending meetings, and will be indemnified by the Company against all claims, liabilities, damages, costs and expenses arising out of his or her participation at Board of Directors meetings.


                The Underwriting Agreement provides for indemnification between the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act. In addition, the Underwriters' Warrants provide for indemnification among the Company and the holders of the Underwriters' Warrants and underlying shares against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

                Insofar as  indemnification  for  liabilities  arising under the
       Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


       Underwriters' Warrants

                Upon the closing of this Offering, the Company has agreed to sell to the Underwriters, for nominal consideration, warrants to purchase 10% of the number of Units offered hereunder (the "Underwriters' Warrants"). The Underwriters' Warrants are exercisable at 120% of the public offering price per Unit for a four-year period commencing one year from the effective date of this Offering. The Underwriters' Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this Offering except to the officers of the Underwriters, their successors and dealers participating in the Offering and/or the partners or officers of such dealers. The Underwriters' Warrants will contain anti-dilution provisions providing for appropriate adjustment of the number of shares subject to the Underwriters' Warrants under certain circumstances. The holders of the Underwriters' Warrants will have no voting, dividend or other rights as shareholders of the Company with respect to shares underlying the Underwriters' Warrants until the Underwriters' Warrants have been exercised.

                The   Underwriters'   Warrants  and  the   Securities   issuable
       thereunder have been registered under the Securities Act in connection with this Offering; however, such Securities may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company is required to register the Securities underlying the Underwriters Warrants commencing on the first anniversary date of the effectiveness of this Offering. The Company is also required to keep the registration statement registering the Securities effective until the fifth anniversary of the effective date of this Offering. For the exercise period during which the Underwriters' Warrants are exercisable, the holder or holders will have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of the other stockholders of the Company. The holder or holders of the Underwriters' Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital from an offering of its unissued Common Stock on terms more favorable to the Company than those provided for in the Underwriters' Warrants. Such factors may adversely affect the terms on which the Company can obtain additional financing. To the extent that the Underwriters realize any gain from the resale of the Underwriters' Warrants or the securities issuable thereunder, such gain may be deemed additional underwriting compensation under the Securities Act.


       Determination   of  Offering
       Price

                Prior to this Offering, there has been no public market for the securities offered and there can be no assurance that a regular trading market will develop upon completion of the Offering. Consequently, purchasers of the Units may not find a ready market for the sale of their securities. The initial public offering price for the Units will be determined by negotiation between the Company and the Representative. The factors to be considered in determining the initial public offering price include the Company's revenue growth since its organization, the industry in which it operates, the Company's business potential and earnings prospects and the general condition of the securities markets at the time of the Offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, net worth or other recognized objective value.

                   LEGAL MATTERS

                Certain     matters
       with    respect    to    the
       validity  of the  securities
       offered   hereby   will   be
       passed  upon for the Company
       by   Maurice    J.    Bates,
       L.L.C.,     Dallas,    Texas
       75225.     Certain     legal
       matters  will be passed upon
       for  the   Underwriters   by
       Winstead  Sechrest  & Minick
       P. C., Dallas, Texas.


                      EXPERTS

                The Consolidated Financial Statements of Butterwings Entertainment Group, Inc. and Subsidiaries at December 29, 1996 and December 31, 1995 and for the fiscal years then ended, appearing in this Prospectus, have been audited by McGladrey & Pullen, LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on authority of such firm as experts in auditing and accounting.


                    ADDITIONAL
               INFORMATION

                The  Company  has  filed  with  the   Securities   and  Exchange
       Commission (the "Commission"), a registration statement on Form SB-2 under the Securities Act with respect to the Units. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information with respect to the Company and the Units, reference is made to the registration statement and the exhibits filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference to such exhibit. The registration statement, including exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the registration statement and the exhibits thereto may be obtained from the Commission at such offices upon payment of prescribed rates. The
       Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such Web site is http;// www.sec.gov.

                The Company is not presently a reporting company. The Company intends to register the securities offered hereby under the Securities Exchange Act of 1934, as amended, simultaneously with the effectiveness of the Registration Statement of which this Prospectus is a part. As a result, the Company will become a reporting Company.

                The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.


                                                            CONTENTS



FINANCIAL STATEMENTS

Independent Auditor's Report................................................F-3

Consolidated Balance Sheets as of December 29, 1996
 and December 31, 1995......................................................F-4

Consolidated Statements of Operations for the Fiscal Years Ended
 December 29, 1996 and December 31, 1995....................................F-6

Consolidated Statement of Stockholders' Equity (Deficit) for the
Fiscal Years Ended December 29, 1996 and December 31, 1995..................F-7

Consolidated Statements of Cash Flows for the Fiscal Years Ended
 December 29, 1996 and December 31, 1995....................................F-8

Notes to the Consolidated Financial Statements..............................F-10

UNAUDITED FINANCIAL STATEMENTS..............................................F-21

Consolidated Balance Sheets as of October 5,1997 (Unaudited)
 And December 29,1996.......................................................F-22

Consolidated Statements of Operations for the Forty
 Week Period Ended October 5, 1997 (Unaudited) and October 6, 1996
(Unaudited)................................................................ F-24

Consolidated Statement of Stockholders' Equity (Deficit) for
 The Forty Week Period Ended October 5, 1997............................... F-25

Consolidated Cash Flows For the Forty Week Periods Ended
October 5, 1997 (Unaudited) and October 6,1996 (Unaudited) ................ F-26

Notes to the Consolidated Financial Statements (Unaudited)................. F-28


PRO FORMA FINANCIAL STATEMENTS............................................. F-30

Pro Forma Consolidated Balance Sheets as
 of October 5, 1997 (Unaudited).............................................F-31

Pro Forma Consolidated Statements of Operations
 for the  Forty Weeks Ended October 5, 1997 (Unaudited).....................F-33

Pro Forma Consolidated Statements of Operations
 for the Fiscal Year Ended December  29,1996 (Unaudited)....................F-34

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL REPORT

                                DECEMBER 29, 1996

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Butterwings Entertainment Group, Inc. and Subsidiaries
Hoffman Estates, Illinois

We have audited the accompanying consolidated balance sheets of Butterwings Entertainment Group, Inc. and subsidiaries as of December 29, 1996, and December 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Butterwings Entertainment Group, Inc. and Subsidiaries as of December 29, 1996 and December 31, 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 20 to the financial statements, the Company has suffered recurring losses from operations, is in default on its debt, and its total liabilities exceed its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 20. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Schaumburg, Illinois /s/McGladrey & Pullen, LLP March 6, 1997.

                     BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES
                                            F-34

                              CONSOLIDATED BALANCE SHEETS

                                         December 29, 1996    December 31, 1995
                                         ----------------     -----------------
ASSETS

Current Assets
   Cash                                       $  534,072      $  774,157
   Accounts receivable                             3,137          70,736
   Inventories                                   118,647         139,605
   Prepaid expenses                               46,032          55,823
   Assets available for sale                           -          62,500
   Income tax receivable                          17,925           8,700
                                                 -------           -----

       Total current assets                      719,813        1,111,521
                                                 -------        ---------

Leasehold Improvements and Equipment
   Leasehold improvements                        1,898,818      1,771,947
   Equipment                                     1,034,568      1,175,620
                                                 ---------      ---------
                                                 2,933,386      2,947,567

Less accumulated depreciation
and amortization                                 619,141         258,534
                                                  -----          -------
                                                2,314,245       2,689,033
                                                ---------       ---------

Deferred Income Taxes                                            17,150
                                                -----            ------

Other Assets
   Initial public offering expenses                              240,408
   Deposits                                     124,437          126,088
   Franchise costs, net of accumulated
   amortization of $52,341
   and $23,415 respectively                     497,659          746,585
   Finance costs, net of accumulated
   amortization of $194,213 and $121,719,
   respectively                                 309,740          382,234
   Organization costs, net of accumulated
   amortization of $15,859 and $7,035,
   respectively                                  26,011           34,835
   Goodwill, net of accumulated amortization
       of $79,320 and $18,890, respectively     839,242          899,672
   Bridge loan financing costs net of
       accumulated amortization of $206,831     434,646             -
                                                ----------          -

                                            $ 5,506,201      $ 6,007,118
                                            ===========      ===========



The accompanying notes are an integral part of these financial statements.

                         CONSOLIDATED BALANCE SHEETS

                                          December 29, 1996    December 31, 1995

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
   Current maturities of long-term debt       $ 4,288,063            $  59,574
   Due to parent                                  134,469               43,006
   Accounts payable                               390,149              461,372
   Accrued liabilities                            694,754              383,797
   Income taxes payable                              -                  17,150
                                              ----------------          ------

       Total current liabilities                5,507,435              964,899
                                                ---------              -------

Long-term debt, less current maturities           128,721            3,959,515
Store closing expense                             393,000                -
                                                  -------                -
                                                  521,721            3,959,515
                                                  -------            ---------



Redeemable Preferred Stock of subsidiary,
$100 par value, 100,000 authorized,
16,900 and 16,650 shares issued and
outstanding, respectively                       1,690,000            1,665,000
                                                ---------            ---------

Stockholders' Equity (Deficit)
Preferred  Stock no par value,
27,500  shares of 10%  convertible
preferred stock authorized, 15,685
and 12,660 shares, issued and outstanding,
respectively                                    1,568,500            1,266,000
   Common stock, $0.01 par value, 10,000,000
   shares authorized, 2,152,047 and 1,947,600
   shares issued and outstanding, respectively     21,520               19,476
   Capital in excess of par value               1,564,979              595,523
   Unearned compensation expense                (127,000)                 -
   Accumulated deficit                         (5,240,954)          (2,463,295)
                                                ---------            ----------
                                               (2,212,955)            (582,296)
                                                ---------            ---------
                                              $ 5,506,201          $ 6,007,118
                                                ==========           =========




The accompanying notes are an integral part of these financial statements.

                    CONSOLIDATED STATEMENTS OF OPERATIONS


                      For   the    Fiscal   Years   Ended
                                           December 29,            December 31,
                                                1996                   1995
                                                ----                   ----
Sales                                       $8,551,033              $7,730,956


Costs and expenses:
    Cost of products sold                    2,454,078               2,316,341
    Salaries and benefits                    2,472,022               2,147,595
    Other operating costs                    2,911,454               2,525,486
    Depreciation and amortization              479,840                 256,142
    Pre-opening costs                                -                 153,334
    General and administrative expenses        996,200                 566,918
    Write off of franchise fee options         145,000                       -
    Provisions for losses on leased
        property                               927,148                 145,000
    Loss on impairment of assets                  -                    159,474
                                               ----                    -------
        Total costs and expenses            10,385,742               8,270,290

        Operating (Loss)                    (1,834,709)               (539,334)
                                             ----------                --------

Financial income (expense):
    Interest income                             17,963                  25,499
    Interest expense                          (493,279)               (480,958)
    Amortization of finance costs             (279,324)                (72,493)
                                              --------                  -------

                                              (754,640)               (527,952)
                                              --------                 --------
        Net (Loss) (Income taxes $0 for
        all periods presented) before
        redeemable preferred stock dividends
        of subsidiary                       (2,589,349)             (1,067,286)
                                             ---------              ----------

Redeemable preferred stock dividends of
subsidiary                                    (167,910)                (86,388)
                                              --------                  -------

Net (Loss)                                 $(2,757,259)            $(1,153,674)
                                             ==========             ===========

Net (loss) per common share                    $ (1.23)                $ (.51)
                                               ========                =======

Weighted average number of
    shares outstanding                       2,250,736               2,250,736
                                             =========               =========




The accompanying notes are an integral part of these financial statements.





                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                 Unearned                        Total
                                       Preferred               Common            Compensation   Accumulated      Stockholders'
                                       Stock                    Stock            Expense        Deficit          Equity
Equity (Deficit)
                                                                          In
                                                         Par          Excess
                                                       Value          Of Par


Balance, December 25, 1994                   $      $  21,640    $   528,360     $   -       $  (880,663)
                                             -                                                                  $(330,663)

Issuance of subsidiary
    common stock                             -          -             15,000         -           -                 15,000
Sale of 12,660 shares of
preferred
    stock                            1,266,000          -               -            -          (212,960)       1,053,040
Issuance costs related to
    redeemable preferred stock               -          -               -            -          (200,998)        (200,998)
Redemption of 216,400 shares
    of common stock                          -        (2,164)          2,163         -              -               (1)
Contributed services                         -           -            50,000         -              -              50,000
Common stock dividends
    of subsidiary                            -           -             -             -           (15,000)         (15,000)
Net (loss)                                               -                           -        (1,153,674)      (1,153,674)
                                      ---------       --------     --------        -------     ---------        ----------
                                          -                            -
                                        ----                           -

Balance, December 31, 1995           1,266,000         19,476        595,523          -       (2,463,295)        (582,296)


Issuance costs related to
redeemable
    preferred stock                          -              -              -          -           (2,250)          (2,250)
Sale of 3,025 shares of                302,500              -              -          -          (18,150)         284,350
preferred stock
Sale of 204,444 shares of
common
    stock                                    -          2,044        127,956          -               -           130,000
Stock options-compensation                   -              -        150,000     (127,000)            -            23,000
costs
Contributed services                         -              -        100,000          -               -           100,000
Bridge loan                                  -              -        591,500          -               -           591,500
warrants
Net (loss)                                                  -                         -        (2,757,259)     (2,757,259)
                                       ------             ----        -------     ----------    ----------       ----------



Balance, December 29, 1996         $ 1,568,500      $  21,520    $ 1,564,979   $ (127,000)   $ (5,240,954)    $(2,212,955)
                                   ===========      =========    ===========   ===========   =============     ===========





The accompanying notes are an integral part of these financial statements.

                        CONSOLIDATED STATEMENTS OF CASH FLOWS



                                 For    the    Fiscal    Years    Ended
                                            December 29,         December 31,
                                                1996               1995
                                                ----               ----

Cash Flows from Operating Activities:

Net (loss)                                  $(2,757,259)        $ (1,153,674)
Adjustments to reconcile net (loss)
 to net cash (used in) operating activities:
 Depreciation and amortization                  768,596              334,240
 Provisions for losses on leased property       927,148              145,000
 Contributed Services                           100,000               50,000
 Write off of franchise fees and options        145,000                  -
 Loss on impairment of asset                          -              159,474
 Deferred income taxes                                -              (17,150)
 Compensation expenses - stock options           23,000                 -
 Changes in operating assets and liabilities:
     Accounts receivable                         67,599              (61,172)
        Inventories                              20,958               78,531
        Prepaid expenses                          9,791              (53,683)
        Income tax deposits                       7,925                   25
        Income taxes payable                    (17,150)              17,150
        Accounts payable                        (71,223)             124,604
        Accrued liabilities                     103,957              216,215
        Due to parent                            91,463                 (753)
                                                 ------                 ----
Net cash (used in) operating activities        (580,195)            (161,193)
                                               --------              --------
Cash Flows from Investing Activities:
    Acquisition of stores net of $1,500 of cash
        acquired (includes assets available for
        sale of $62,500)                              -           (2,199,548)
    Deposits                                     1,652                 5,718
    Organizational costs                              -              (30,032)
    Leasehold improvements and equipment       (268,452)            (591,034)
    Franchise costs                                  -               (35,000)
    Collection of receivable from lessor             -               100,000
    Disposition of assets available for sale     62,500                 -
                                                 ------                 -
Net cash (used in) investing activities     $  (204,300)        $ (2,749,896)
                                                -------         ------------


                                                        Continued on page F-9




The accompanying notes are an integral part of these financial statements.

          CONSOLIDATED STATEMENTS OF CASH FLOWS (continued from page F-8)


                      For     the     Fiscal    Years    Ended
                                                December 29,       December 31,
                                                    1996               1995
                                                    ----               ----
Cash Flows from Financing Activities:
    Borrowing from franchisor                $       -               $600,000
    Payments on borrowings from franchisor           -               (600,000)
    Borrowings from sole stockholder               100,000            500,000
    Payments on borrowings from sole stockholder  (100,000)          (500,000)
    Proceeds from long-term debt                     -                 25,000
    Payments of long-term debt                     (85,305)           (48,723)
    Proceeds from sale of common stock             130,000             15,000
    Redemption of common stock                        -                  (1)
    Proceeds from issuance of preferred
        stock, net                                 307,100          2,517,042
    Proceeds from bridge loans                     483,000               -
    Bridge loan commissions                        (49,977)              -
    Payments of prepaid initial public
    offering expense                              (240,408)              -
    Dividends paid on common stock of subsidiary      -               (15,000)
                                                 -----------          -------
Net cash provided by financing activities          544,410          2,493,318
                                                    -------         ---------

Net (decrease) in cash                            (240,085)          (417,771)
Cash:
    Beginning of period                            774,157          1,191,928
                                                    -------         ---------
    Ending of period                           $   534,072         $  774,157
                                               ===========          ==========

Supplemental Disclosures of Cash Flow
 Information
    Cash payments for:
        Interest                               $   187,814        $   480,295
                                               ===========        ===========

Supplemental Schedule of Non Cash Investing and
    Financing Activity
    Capital Lease Obligations
        Incurred for Purchase of Equipment                        $   203,164
                                                                  ===========




The accompanying notes are an integral part of these financial statements.

     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
     Note 1.      Nature of Business and Significant Accounting Policies

     Butterwings Entertainment Group, Inc. (Butterwings) was formed July 29, 1993, and incorporated in the State of Illinois. Operations commenced in 1994. Butterwings is a 90.5% owned subsidiary of New Era Management Corporation (parent). Butterwings entered into franchise agreements with Hooters of America, Inc. by which Butterwings received the right to establish and operate restaurants in Wisconsin and Southern California. During 1994 Butterwings opened three Hooters restaurants as follows: one in April, one in September and another in December. A fourth restaurant opened in May, 1995 and was closed in September 1996 (see Note 11). Butterwings also acquired a Mrs. Fields cookie store in 1995.

     On October 18, 1996, Butterwings acquired 100% of the outstanding common stock of Cookie Crumbs, Inc. (CCI) (wholly owned by a stockholder of Butterwings and the parent) for $1. The transaction was accounted for as an exchange of common stock between entities under common control. This resulted in assets being transferred at historical cost and accounting similar to a pooling. The consolidated financial statements have been restated to include the results of operations as if the transaction occurred upon incorporation of CCI. CCI was formed May 17, 1995, and incorporated in the State of Illinois. CCI was formed to acquire and operate a minimum of six cookie store facilities which meet the plans and specifications for franchised Mrs. Fields Cookie Stores in the St. Louis, Missouri area. In October 1995, CCI acquired six existing franchised Mrs. Fields cookie stores in Minnesota. These six stores were transferred to Butterwings at historical cost effective January 1, 1996. Included in the Statement of Operations are net losses for CCI of $(297,218) and $(211,552) for the fiscal years ended December 29, 1996 and December 31, 1995, respectively.
     There were no adjustments to income.

     Significant accounting policies are as follows:

     Principles of Consolidation: The financial statements include the accounts and results of operations of Butterwings and its wholly-owned subsidiaries, Butterwings of Wisconsin, Butterwings of California and CCI, collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Fiscal Year: The Company's fiscal year is the 52/53-week period ending on the last Sunday in December. The first quarter consists of four, four-week periods and each of the remaining three quarters consists of the three, four-week periods, with the first, second, and third quarters ending 16 weeks, 28 weeks, and 40 weeks, respectively, into the fiscal year.

     The financial statements presented for the fiscal years ended December 29, 1996 and December 31, 1995 are comprised of 52 and 53 weeks, respectively.

     Concentration of Cash: The Company had approximately $283,000 at two financial institutions and $533,000 at two financial institutions on deposit at December 29, 1996 and December 31, 1995, respectively.

     Inventories: Inventories consisting of food, beverages, and novelty items, are stated at the lower of cost or market on a first-in, first-out basis. Cost is determined by the actual invoice price.

     Leasehold Improvements and Equipment: Leasehold improvements and equipment are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. In general, the assets have the following lives

     Leasehold improvements              over lease term (not to exceed 8 years)
     Equipment                           3 years used/8 years new

     Depreciation of these assets coincides with each restaurant's or store's commencement of operations or purchase. Amortization on leased assets is included with depreciation and amortization on owned assets.

     Franchise Costs: Franchise costs represent payments made for the rights to operate either restaurant facilities or cookie stores meeting the plans and specifications of the respective franchisor. Franchise costs for a restaurant are amortized to expense using the straight-line method over a 20-year period commencing with the opening of the restaurant. Franchise costs for a cookie store are amortized to expense using the straight-line method over a 15-year period commencing with the purchase of the cookie store.


     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
     Note 1.      Nature of Business and Significant Accounting Policies
     (continued)

     Finance Costs: Finance costs represent legal, accounting, regulatory and blue sky expenses, printing costs, expense reimbursements and commissions paid to brokers in connection with the issuance of Secured Promissory Notes. These costs are amortized to expense using the straight-line method over a seven-year period coinciding with the life of the notes.

     Organization Costs: Organization costs are one-time costs related to the formation of Butterwings and its subsidiaries which are being amortized to expense using the straight-line method over a five-year period commencing with the opening of the first restaurant or cookie store for each entity.

     Goodwill: The Company has classified as goodwill the cost in excess of fair value of the net assets of the cookie stores acquired in purchase transactions. Goodwill is being amortized on a straight-line method over 15 years commencing with the purchase of the stores.

     Offering Expenses: Offering expenses incurred by Butterwings in connection with the issuance of non-redeemable convertible preferred stock have been charged to accumulated deficit as there is no preferred capital in excess of par value. Offering expenses incurred by CCI in connection with the issuance of preferred stock have been charged directly to accumulated deficit because the preferred stock is redeemable. Offering expenses include legal, accounting, escrow, regulatory and blue sky expenses, printing costs, expense reimbursements and commissions paid to brokers.

     Impairment of Long Lived Assets: Long lived assets are evaluated for impairment based on a periodic analysis of cash flows on a location by location basis.

     Accounting Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting year. Actual results could differ from those estimates.

     Financial Instruments: The Company has no financial instruments for which the carrying value differs from fair value.

     Income Taxes: Butterwing's results for the entire year are included in the parent's consolidated tax return. CCI is not part of the consolidated group for tax purposes. Intercorporate tax allocation practices adopted by Butterwings and its parent provide that to the extent the Company has income, taxes related to such income will be reflected in the Company's financial statements and paid by the Company. The tax benefit of losses, if any, will be reflected in the Company's financial statements and paid to the Company by the parent if: a) the Company would otherwise be entitled to such benefits if it were filing a separate tax return, b) the parent has received benefit of such losses on a consolidated basis, and c) the Company continues to be included in the parent's consolidated tax return. If the Company is no longer part of the parent's consolidated tax return, then the Company will receive no benefit of its losses used by the parent on a consolidated tax return basis.

     Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Stock Compensation: During October 1995, the FASB issued FAS 123, Accounting for Stock-Based Compensation. FAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans (See Note 17) and also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees (See Note 2). FAS 123 is effective for transactions entered into in fiscal years beginning after December 15, 1995. The Company has adopted the provisions of FAS 123 for non-employee stock transactions and has elected to apply APB opinion No. 25 for its stock compensation plan.



     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
     Note 1.  Nature of Business and Significant Accounting Policies (continued)

     Per Share Data: Net (loss) per common share is calculated based on the weighted average number of shares of common stock outstanding. The weighted average number of shares has been adjusted to reflect as outstanding, for each period presented using the treasury stock method at the estimated initial public offering (IPO) price ($6.50 per share), the 204,444 shares issued in September, 1996 (See Note 16), all shares issuable upon the exercise of stock options subsequent to December 29, 1996, and bridge loan shares to be issued in conjunction with the IPO (See Note 2).

     Reclassification: Certain items for the 1995 financial statements have been reclassified to conform with the 1996 presentation.


     Note 2.  Long-Term Debt

     Long-term debt consists of the following at
                                           December 29, 1996  December 31,1995
     Secured promissory notes                  $3,700,000        $3,700,000 (a)
     Bridge loan                                  483,000              --
     Capitalized equipment leases                 233,784           319,089
                                                  -------          ------------
     Total long-term debt                       4,416,784         4,019,089
     Current maturities                         4,288,063            59,574
                                               ----------        --------------
     Long-term debt, net of current
     maturities                               $   128,721       $ 3,959,515
                                              ===========       ===========
     (a) Long term at December 31, 1995


     Secured Promissory Notes issued in May 1994 mature April 2001, bear interest at 12% per annum, are collateralized by all assets of Butterwings, and until retired entitle the note holders to receive 5% of the pre-tax profits of Butterwings (none as of December 29, 1996). The notes provide for monthly payments of interest only from date of issuance for 48 months and thereafter, 36 equal monthly payments of principal and interest. The Secured Promissory Notes may be prepaid by Butterwings at any time at a redemption price of 103% of face value. The notes are secured senior obligations of Butterwings and rank senior to all existing and future unsecured indebtedness of Butterwings provided, however, that Butterwings may issue additional debt instruments through private or public debt offerings for the purpose of opening Hooters restaurant franchises in which the additional debt will rank equal to the notes. The notes contain covenants which may limit the incurrence of additional debt, the payment of dividends, the making of other distributions, and the ability to enter into certain transactions with affiliates or merge, consolidate or transfer substantially all of the assets of Butterwings.

     On May 1, 1996, payments of interest on the Secured Promissory Notes were suspended to conserve cash for operating purposes. Per the agency agreement for the Secured Promissory Notes, an event of default occurs upon failure by Butterwings to pay interest on the notes when it becomes due and payable and the continuance of such failure for 90 days. If an event of default occurs and is continuing, the noteholders' agent by notice to Butterwings, or the noteholders of at least 25% of the principal amount of the notes by notice to Butterwings and the agent, may declare the notes and accrued interest to be due and payable immediately. As of March 6, 1997 Butterwings has not received notice of acceleration from either the noteholders' agent or the noteholders. The notes have been classified as current liabilities as of December 29, 1996 and as of this date, accrued and unpaid interest on these notes is $330,964. (See Note 18.)


     From October 1996 through December 1996, the Company has received $483,000 in bridge loan financing from a group of lenders. These borrowings bear interest at the LIBOR rate and are due on the earlier of the close of the Company's initial public offering (IPO) (see Note 18) or nine months from the date of issuance. In conjunction with this financing, the Company will issue as compensation to the lender ninety one thousand (91,000) shares of the Company's common stock to be sold in conjunction with the Company's IPO. The compensation of $591,500 (91,000 shares at $6.50 per share) has been recognized as deferred financing cost and as additional capital in excess of par value at December 29, 1996. This deferred charge and other financing costs of $49,977 are being charged to operations over the estimated life of the bridge loan.

     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
     Note 2.   Long-Term Debt  (continued)

     Various equipment with a cost of $376,164 and accumulated amortization of $78,700 at December 29, 1996 and $33,596 at December 31, 1995 is recorded under capital leases. The capitalized leases provide for 36 to 60 equal monthly payments including imputed interest at 12% per annum. Upon maturity, ownership of the equipment is transferred to the Company. The leases are subordinate to the Secured Promissory Notes described above. Future lease payments for capital leases are as follows:

                                        As of
                                  December 29, 1996          December 31, 1995
                                  -----------------          -----------------

     Fiscal years ending:
         1996                    $        -                          $  124,786
         1997                          128,676                          128,670
         1998                          108,164                           94,483
         1999                           39,400                          39,400
                                      --------                       ----------
                                       276,240                          387,339

     Less amount representing interest  42,456                           68,250
                                    -----------                       ---------
                                     $ 233,784                        $ 319,089
                                     =========                        =========


     Note 3.   CCI Redeemable Preferred Stock Offering

     From June 20, 1995 to January 25, 1996, CCI offered through a private placement a maximum of $4,000,000 of its 10% participating preferred stock at an offering price of $100 per share exclusively to accredited investors. The redemption price of the preferred stock equals its par value plus any accrued and unpaid dividends and can be redeemed at any time after January 31, 1998, at the option of the Investor during any fiscal year in which CCI under certain conditions has net income in excess of required dividend distributions, including unpaid cumulative regular dividends, provided, however, that CCI has no obligation to apply more than 25% of its net income (adjusted as aforesaid) for its prior fiscal year towards the redemption of any shares so surrendered for redemption. Similarly, at any time after January 31, 1998, the preferred stock is redeemable, in whole or in part, at the option of CCI under certain conditions, for an amount equal to the redemption value plus 3% of the offering price of such shares. In the event of a sale of substantially all of the assets and liquidation of CCI, the liquidation value of the preferred stock is equal to the redemption price plus, pro rata, 10% of the proceeds from the sale up to 8% of the par value. Holders of the shares will be entitled to receive, to the extent declared by CCI's Board of Directors, noncompounded, cumulative dividends in an amount equal to 10% per annum of the offering price of the shares. In addition, holders of shares will be entitled to receive, to the extent declared by CCI's Board of Directors, on a pro rata basis, an additional dividend (Participating Dividend) in respect of each fiscal year of CCI in an amount equal to 10% of CCI's net income for such year determined in accordance with generally accepted accounting principles provided, however, in no event shall the Participating Dividend, if any, exceed 8% of the Offering Price. The Participating Dividend shall be noncumulative and noncompounded. The shares have no voting rights.

     CCI paid $201,748 of costs and expenses in connection with this offering. A total of $1,690,000 ($1,488,252 net of expenses) was raised through this offering.

     Note 4.   Non-redeemable Preferred Stock Offering

     From September 25, 1995 to March 13, 1996, Butterwings sold $1,568,500 ($1,337,390 net of offering expenses) of its 10% Convertible Preferred Stock through a private placement at a price of $100 per share to accredited investors. The shares are non redeemable and have no voting rights. Holders of the shares will be entitled to receive, to the extent declared by Butterwings' Board of Directors, non-compounded, cumulative dividends in an amount equal to 10% per annum on the offering price of the shares. Each share is convertible into shares of Butterwings' common stock upon the consummation of the first sale of common stock by Butterwings to underwriters for the account of Butterwings pursuant to a registration statement under the 1933 Act filed with and declared effective by the Securities and Exchange Commission (see Note 18). The number of shares of common stock to be issued to each holder of the preferred stock upon conversion will be determined


     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
     Note 4.   Non-redeemable Preferred Stock Offering (continued)


     by dividing the offering price of the preferred by an amount equal to 95% of the sale price per share of common stock at the time of the initial public offering.

     Butterwings paid a commission to the selling agent of 6% of the gross proceeds of each of the shares sold. In addition, expenses of approximately $137,000 were incurred in connection with this offering.


     Note 5.   Lease Commitments

     The Company leases a number of facilities under non cancelable leases ranging from four to ten years. Most of these leases contain renewal options which can extend the lease from ten to fifteen years. Some of these leases contain escalation clauses to cover future operating cost increases while other leases provide for a percentage of gross sales in excess of minimum levels. The minimum levels were not met for the fiscal years ended December 29, 1996 and December 31, 1995.



     Several of these leases have been
     guaranteed by the parent. In connection with the rental of one facility, an irrevocable letter of credit in the amount of $83,000 has been issued by a financial institution on behalf of the Company securing payment of future rent. The letter of credit is collateralized by an interest-bearing deposit of $83,000. All of the leases require the Company to pay real estate taxes, insurance and maintenance on the respective properties.
     The leases for the cookie stores also provide the lessor with the ability to charge an additional percentage rent for general advertising costs.


     Future minimum rentals under these leases are as follows:


                                               As of
                               December  29, 1996(a)        December 31, 1995
                                 --------------             ------------
     Fiscal years ending:
         1996                 $       -                        $  944,564
         1997                      796,591                        984,704
         1998                      812,996                      1,008,148
         1999                      645,936                        814,284
         2000                      591,485                        510,739
     Subsequent years              872,442                      1,576,785
                                ------------                   ------------
                                $3,719,450                     $5,839,224
                                ==========                     ==========


         (a) Excludes amounts related to leased properties discussed in Notes 10 and 11.

     The total rent expense included in the statements of operations is approximately $1,048,000 and $515,000 for the fiscal years ended December 29, 1996 and December 31, 1995, respectively.

     Note 6.  Franchise Agreements

     The Company operates under franchise agreements with each franchisor. In addition to an initial franchise fee for each location, the Company is required to pay the respective franchisor additional fees for royalties and advertising based on a percentage of sales. These fees totaled $487,449 and $486,266 for the fiscal years ended December 29, 1996 and December 31, 1995 respectively. The franchise agreement also provides that all cookie materials be purchased from one vendor specified in the agreement.


     Note 7.  Deferred Income Taxes

     The Company accounts for deferred income taxes under the liability method. As explained in Note 1, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. The sources of these differences as of December 29, 1996 and December 31, 1995 and the tax effect for each were as follows:

     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
     Note 7.   Deferred Income Taxes (continued)

                                         December 29, 1996    December 31, 1995
                                         -----------------   -----------------
     Deferred tax assets:
         Loss on impairment of assets      $ 279,140               $    63,790
         Other assets                        121,744                   142,708
         Tax credit carryforwards             95,516                    93,897
         Accrued expenses                     40,000                    58,000
         Net operating loss carryforwards  1,391,030                   567,258
                                          ----------              ------------

                                           1,927,430                   925,653

         Valuation allowance              (1,805,642)                 (805,212)
                                           ----------              ------------

                                             121,788                   120,441
     Deferred tax liability:
      Leasehold improvements and equipment   121,788                   103,291
                                           ----------              ------------

                                     $         --                 $     17,150
                                      ===============              ============

    No income taxes are reflected on the Statement of Operation for the year ended December 31,1995 as they have been eliminated by an increase in the valuation allowance of approximately $468,000. Reconciliation of income tax expense computed at the statutory federal income tax rate to the Company's income tax expense is as follows:

                                                              December 29, 1996

     Computed "expected' tax expense                                 $(880,379)

     Increase (decrease) in income taxes resulting from:
         Non deductible expenses                                        30,888
         Lower bracket taxes                                            (4,303)
         State income taxes, net of federal tax benefit               (140,009)
         Tax credit generated                                          (15,233)
         Valuation allowance                                         1,000,430
                                                                     ---------
                                                                  $          0
                                                                  ============

     The Company has net operating loss carryforwards of approximately $3,470,000 of which $2,140,000 have been or are expected to be utilized in the parent's consolidated tax return. As discussed in Note 1, once the Company's IPO becomes effective (See Note 18) the Company will receive no benefit from the $2,140,000 of tax losses which have been utilized on a consolidated basis. The remaining $1,330,000 of net operating loss carryforwards that have not been utilized in the parent's consolidated tax return may be utilized by the Company until their expiration in 2011. After the IPO, the net operating loss amount available for use each year may be limited if ownership changes by more than 50%. CCI files a separate tax return and has net operating loss carryforwards of $286,000 which expire 2011.

     Note 8.  Related Party Transactions

     The Company pays a monthly amount to the parent for ongoing rent and accounting services. Total charges by the parent to the Company were $246,619 for the fiscal year ended December 29, 1996 and $138,524 for the fiscal year ended December 31, 1995. At December 29, 1996 and December 31, 1995, the amounts due the parent were $134,469 and $43,006, respectively. Management believes services being provided from the parent are at fair value. Beginning in October 1996, all activities and costs related to accounting services have been incurred directly by the Company.




     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
     Note 8.  Related Party Transactions (continued)

     In connection with a private placement of CCI preferred stock, a company related through common ownership was used to provide financial advisory and investor relations services for a charge of 3% of gross proceeds raised by the offering. Total charges by the related company in connection with the offering were approximately $50,000.

     Note 9.  Purchase of Franchised Cookie Stores

     In two separate purchase transactions during the fiscal year ended December 31, 1995, CCI entered into a purchase and franchise agreement with Mrs. Fields Development Corporation by which CCI acquired thirteen operating cookie stores for $1,836,375 cash. Six of these cookie stores were subsequently sold to Butterwings on January 1, 1996 at CCI's historical cost.


     In October 1995, Butterwings entered into a purchase and franchise agreement with Mrs. Fields Development Corporation by which Butterwings purchased one existing cookie store in Flint, Michigan for $364,673 cash.

     The aggregate assets acquired were as follows:
     Cash                                                             $    1,500
     Deposits                                                              8,916
     Inventory                                                            36,500
     Equipment and leaseholds                                            888,869
     Franchise fees                                                      350,000
     Goodwill                                                            915,263
                                                                     -----------
                                                                      $2,201,048

     These transactions were accounted for using the purchase method of accounting and therefore the purchase price was allocated to the assets acquired based on their fair market values. The financial statements include the results of operation of the acquired business since the date of acquisitions.

     Note 10.  Provision for Loss on Leased Property

     During 1995, the Company provided a $145,000 allowance for loss on leased property which the Company no longer planned to develop. The allowance represents management's estimate of loss, including loss on purchased leasehold improvements, carrying costs, and commissions. During September 1996, the Company executed a sublease whereby the sublessee will pay substantially all amounts due under the original lease agreement for the remaining lease term. Under certain conditions, the sublessee may terminate the lease in September 1998 causing the Company to be liable for the
     remaining   rentals  of  $5,184  per  month  through  September  30,  2003, equivalent to $311,040. During 1996 the Company provided an additional $50,000 to the allowance for loss. The remaining provision at December 29, 1996 is $168,523.

     Note 11.  Provision for Restaurant Closing

     During first quarter 1996, the Company recognized a long lived asset charge of $327,148 related to one of its Hooters restaurants. A loss was recognized for the carrying amount of the equipment, building improvements, and franchise fee related to the restaurant. In addition, a $100,000 provision was established for probable future expenses primarily related to vacating the lease of this location.

     During the third quarter of 1996, the Company closed the restaurant and entered into an agreement with the landlord to vacate the lease agreement. Under the terms of the agreement, were surrender to the landlord all leasehold improvements and equipment housed at the site and the Company is obligated to pay the landlord $4,750 per month from August 1, 1996 through June 30, 2005. Accordingly, the Company recorded an additional provision of $450,000 to provide for the settlement and all costs and expenses associated with the closing of the site. The remaining provision at December 29, 1996 is $529,327.

     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Note 12.  Write off of Franchise Fee Options

     During third quarter 1996, the Company recognized a charge to operations of $145,000 for the franchise fee options paid in contemplation of building additional Hooters restaurants. This write down was recorded because, under existing agreements with Hooters, the Company may have no options to build additional restaurants.

     Note 13.  Disposal of Assets

     On October 26, 1996, CCI sold a cookie store for $62,500 to an unrelated party. Since the carrying value of the assets of this store at December 31, 1995 were $221,974, a loss on impairment of assets of $159,474 has been recognized in the Statement of Operations for the period ending December 31, 1995. Also included in the Statement of Operations for the periods ending December 31, 1995 and December 29, 1996, are sales of $74,279 and $141,812, respectively, and income (loss) from operations of $74 and $(14,146), respectively, attributable to this store.

     Note 14.  Contributed Services of Officers

     The Company's officers have not received compensation for services provided by them since inception of the Company. Accordingly, in order for the financial statements to reflect reasonable compensation levels, capital contributions of $100,000 for the fiscal year ended December 29, 1996 and $50,000 for the fiscal year ended December 31, 1995 have been recorded to reflect the fair market value of such services. Offsetting amounts have been included in general and administrative in the accompanying statements of operations.

     Note 15.  Changes in Authorized and Issued Common Stock

     In October, 1996, the Company changed its common stock, no par value, 1,000 shares authorized to a par value of $.01 per share with 10,000,000 shares authorized. In connection with this change, 21,640 shares of the new common stock were issued for each share of the old common stock outstanding. This change has been retroactively reflected in the accompanying financial statements.

     Note 16.  Sale of Common Stock

     As a result of an option issued by the Company on July 11, 1996, 204,444 shares of common stock were sold to an independent investor for $130,000 in September 1996.

     Note 17.  Stock Compensation Plan

     The 1996 Stock Compensation Plan ("Plan") was approved by stockholders of Butterwings on November 14, 1996. Accordingly, there will be reserved for the use upon the exercise of options to be granted from time to time under the Plan, an aggregate of two hundred thousand (200,000) shares of common stock, $.01 par value, which shares in whole or in part shall be authorized, but unissued, shares of common stock or issued shares of common stock which shall have been reacquired by Butterwings as determined from time to time by the Board of Directors of Butterwings. On November 14, 1996, the Board of Directors approved the grant of 100,000 shares to employees, officers and directors at a price of $5.00 per share which become exercisable one year from date of grant and expire ten years from the date of grant.

     The Company has elected to apply APB Opinion No. 25 and related interpretations in accounting for its plan. Currently Butterwings anticipates selling its common stock at a price of $6.50 per share in an initial public offering in 1997 (see Note 18). Accordingly, compensation has been recognized in the accompanying financial statements by charging general and administrative $23,000 for the fiscal year ended December 29, 1996 and recording additional capital in excess of par value of $150,000 offset by unearned compensation expense of $127,000 in stockholders' equity (deficit) at December 29, 1996.


     Had compensation cost for the employee stock transactions been determined consistent with FASB statement of Financial Accounting Standards No. 123(FAS 123) the Company's net (loss) applicable to common stockholders and net (loss) per common share would have been reduced to the pro forma amounts indicated below:
     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
     Note 17.  Stock Compensation Plan (continued)

      Net (loss) applicable to common stockholders , as reported    $(2,757,259)
      Pro forma                                                     $(2,796,259)
      Net (loss) per common share as reported                           $( 1.23)
      Pro forma                                                         $( 1.24)


     Under the plan, the exercise price of the options is $5.00 per share and the market price of Butterwings' stock on the date of grant was estimated to be $6.50 per share. For purposes of calculating the compensation cost consistent with FAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 1996: (a) dividend yield of 0 for all years, (b) expected volatility of 22%, (c) risk free interest rates of 6.5%, and (d) expected life of ten years. Additional information on shares subject to options is as follows:

          Forfeited                                                       0
          Outstanding at the end of the year                           100,000
          Options exercisable at year end                                 0
          Weighted average fair value of options granted
          during the year                                       $4.01 per share

     Note 18.  Public Offering

     The Company has executed letters of intent with underwriters to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission to offer approximately $6.5 million of its common stock in an IPO. Expenses related to the IPO of $240,408 at December 29, 1996 will be charged against proceeds from the IPO. In connection with the IPO, the Company intends to issue warrants to a) the purchasers of shares of the common stock on a one-to-one basis and b) to the underwriter which will enable the underwriter to acquire shares of common stock equal to 10% of the shares offered in the IPO. It is anticipated that the warrants will be exercisable between one and five years after the IPO at a price equal to 120% of the share price of the IPO.

     In conjunction with the IPO, the Company has offered common stock to the noteholders to obtain conversion of the Secured Promissory Notes (See Note
     2) to equity. The number of common shares offered is equal to 120% of the outstanding debt and unpaid interest ($344,700 as of March 31, 1997) divided by the IPO per share offering price of $6.50 per share. Pursuant to the exchange offer dated January 1997 (Exchange Offer), note holders representing a total of 77.64% ($2,872,500) principal amount of the notes have accepted the Exchange Offer. Accordingly, the Company will be obligated to issue 593,945 shares of its common stock to the note holders accepting the exchange concurrently with the IPO. If the IPO does not occur, the note holders agreeing to the exchange will continue as holders of the Secured Promissory Notes.

     Concurrent with the IPO, the Company's 10% Convertible Preferred Stock will be converted to common stock in accordance with the original conversion privileges (see Note 4).

     Note 19.  Litigation

     The Company in the past has been the subject of several charges of employment discrimination or sexual harassment suits in administrative proceedings in the Milwaukee, Wisconsin and San Diego, California offices of the Equal Employment Opportunity Commission (the "EEOC"). In April 1996, the Milwaukee office of the EEOC advised the Company that it had determined that it would not bring a civil action against the Company arising out of a charge of employment discrimination brought by a male person alleging he had been denied employment as a "Hooters Girl" in violation of Title VII of the Civil Rights Act of 1964 ("Title VII") on the basis of his sex but that the complainant had the right to bring such an action in the United States District Court within 90 days. At the date hereof, the Company has not received notice that any suit has been filed and management believes that the threat of litigation in this matter is past.

     In March 1996, the San Diego office of the EEOC advised the Company that the complainant in a similar charge failed to establish a claim but that the hiring practices of one of the Company's San Diego Restaurants, insofar as they required that NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS Note
     19. Litigation (continued)

     only females be hired for "Hooters Girl" positions, were violative of Title
     VII. The Company does not believe that this constitutes a significant threat of litigation in light of the position taken by the EEOC in the federal matter discussed below. The Company was also charged in a May 1995 proceeding brought with the Equal Opportunities Commission ("EOC") of Madison, Wisconsin by a former employee alleging sexual harassment, hostile work environment and termination on the basis of sex and retaliation for complaints against sexual harassment. The Company advised the EEOC that it declined to participate in the administrative process unless the complainant waived her right to sue in federal court because the law firm representing the complainant had filed an earlier charge on behalf of a waitress at the same Restaurant and as soon as the 180 day waiting period had expired filed suit in federal court. At the date hereof no decision in this matter has been rendered and the Company is unable to predict its outcome but intends to defend its position vigorously.

     The Company is currently a defendant in a civil action in the United States District Court for the Western District of Wisconsin filed in May 1996 in a case alleging discrimination against a female employee on the basis of her sex, for unlawful retaliation and for punitive damages and restoration to her former position as a waitress. The Hooters Franchisor has been named as an additional defendant claiming that the Hooters Franchisor employed the plaintiff. The district court judge has granted the Company summary judgement on the retaliation claim. Recently, the Company reached a settlement with the plaintiff for approximately $85,000 which has been reflected in the accompanying consolidated financial statements.

     In October 1991, the EEOC filed a charge of employment discrimination against the Hooters Franchisor and all related business entitles generally referred to as the Hooters restaurant system (collectively "Hooters") including franchisees, licensees, and any other entity permitted to operate under the Hooters trademark with unlawful employment practices under Title
     VII. In September 1994, the EEOC issued a decision that there was reasonable cause to believe that Hooters engaged in employment discrimination for failing to recruit, hire or assign men into server, bartender or host positions. However, in March 1996, the EEOC advised that the EEOC's general counsel would not recommend that the EEOC file a lawsuit against Hooters and that this procedure terminated the EEOC's consideration of litigation against Hooters to challenge its policies. Accordingly, the Company believes that the likelihood of EEOC action regarding these policies is remote. However, in the event litigation is commenced by the EEOC and the EEOC implements its earlier decision, the Company may be required to implement a gender neutral hiring policy and to pay money damages to men who were previously discriminated against by Hooter's hiring practices, the effect of which could have a substantial adverse impact on the Company's business.

     In December 1993, a lawsuit was filed against Hooters, Inc. and Hooters of Orland Park, Inc. in the United States District Court for the Northern District of Illinois alleging Hooters nation wide policy" of refusing to recruit, hire, or assign men into server, bartender or host positions violates Title VII. The plaintiff seeks certification of a plaintiffs' class consisting of all males who, since April 1992, have applied, were deterred from applying, or may in the future apply for server, bartender or host positions at any Hooters Restaurant and for certification of defendant class consisting of all owners of Hooters Restaurants, licensed, sublicensed or whose hiring practices are determined directly or indirectly by Hooters or its affiliates. As of the date hereof, neither the Company nor any of its affiliates has been served with any notice that a defendant class which includes any of them has been certified. Accordingly, the Company is unable to predict the outcome of this matter. However, in the event that a defendant class including the Company or any of its affiliates is certified, the Company may be required to implement a gender neutral hiring policy and to pay money damages to persons who were previously found to have been discriminated against because of Hooters hiring practices, the effect of both of which could have substantial adverse impact on the business of the Company.

     The Company is currently a defendant in a civil action in the United States District Court for the Western District of Wisconsin filed in January 1997 in a case alleging sexual harassment by a manager of the restaurant where she was employed and termination of her employment as retaliation for complaints made by her to management. The complaint seeks compensatory and punitive damages, pre- and post- judgement interest and attorney's fees. The Company has denied the material allegations of this complaint and intends to defend the suit vigorously. The suit is in the discovery stage and it is too early to predict the outcome in this matter.

     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Note 20.  Going Concern

     The Company has incurred recurring losses and its ability to continue as a going concern is dependent on several factors. The successful completion of the IPO discussed in Note 18 is expected to position the Company to continue as a going concern and to pursue its business strategies.

     As discussed in Note 2, the Company is currently in default of the provisions of the $3,700,000 Secured Promissory Notes and unable to service the notes in accordance with the original terms. Further, the Bridge Loan Notes are subordinate to the Secured Promissory Notes. If the IPO does not occur, the Company will remain in default on the Secured Promissory Notes and in accordance with the default provisions be prohibited from repaying the Bridge Loan Notes. In the event the IPO is unsuccessful, the Company will seek alternate sources of equity or attempt to refinance or renegotiate its debt obligations or it may be required to seek protection from creditors under the Federal Bankruptcy Code.

                                                  CONSOLIDATED FINANCIAL REPORT

                                                         October 5, 1997

                                                           (UNAUDITED)

                        CONSOLIDATED BALANCE SHEETS

                                         October 5, 1997     December 29, 1996
                                   (Unaudited)
ASSETS
Current Assets                         $    368,341                $   534,072
   Accounts receivable                        6,377                      3,137
   Inventories                               30,249                    118,647
   Prepaid expenses                           9,410                     46,032
   Receivable from asset sales               50,000                          -
   Assets available for sale                232,641                          -
   Income tax receivable                     17,925                     17,925
                                            -------                      ------


       Total current assets                 714,943                    719,813
                                            -------                    -------

Leasehold Improvements and Equipment
   Leasehold improvements                   830,286                  1,898,818
   Equipment                                436,926                  1,034,568
                                            -------                  ---------
                                          1,267,212                  2,933,386

   Less accumulated depreciation and
   amortization                             522,755                    619,141
                                           -------                     -------
                                            744,457                  2,314,245
                                            -------                  ---------

Other Assets
   Initial public offering expenses                       450,632      240,408
   Deposits                                               106,593      124,437
   Franchise costs, net of accumulated amortization
   of $39,713 and $52,341, respectively                   260,287      497,659
   Finance costs, net of accumulated amortization
   of $249,977 and $194,213, respectively                 253,976      309,740
   Organization costs, net of accumulated amortization
       of $22,585 and $15,859, respectively                19,285       26,011
   Goodwill, net of accumulated amortization
       of $125,493 and $79,320, respectively              534,495      839,242
   Bridge loan financing costs, net of
       accumulated amortization of $641,476
       and $206,831, respectively 434,646

                                                      $ 3,084,668    5,506,201
                                                      ===========   ===========

The accompanying notes are an integral part of these financial statements.

                           CONSOLIDATED BALANCE SHEETS

                                             October 5, 1997   December 29, 1996
                                   (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
   Current maturities of long-term debt      $ 3,507,406            $ 4,288,063
   Capital lease obligations related to
        assets available for sale                 45,666                 -
   Due to stockholders                           465,828              134,469
   Accounts payable                              466,220              390,149
   Accrued liabilities                           696,573              694,754
                                                ---------              ------

       Total current liabilities               5,181,693            5,507,435
                                              -----------           ---------

Long-term debt, less current maturities          844,379              128,721
Store closing costs                              336,000              393,000
                                                ---------              -------
                                               1,180,379              521,721
                                               ---------              -------



Redeemable Preferred Stock of subsidiary, $100 par value,
       100,000 authorized, 16,900 shares issued and
       outstanding                                1,690,000          1,690,000
                                                  -----------        ---------

Stockholders' Equity (Deficit)
   Preferred Stock, no par value, 27,500 shares
of 10%convertible preferred stock authorized,
       15,685 shares issued and outstanding       1,568,500          1,568,500
   Common stock, $0.01 par value, 10,000,000
shares authorized, 2,152,047 shares
        issued and outstanding                       21,520             21,520
   Capital in excess of par value                 1,467,779          1,564,979
   Unearned compensation expense                    (28,000)          (127,000)
   Accumulated deficit                           (7,997,203)        (5,240,954)
                                                  ----------        ----------
                                                 (4,967,404)        (2,212,955)
                                                 ----------         ----------
                                                $ 3,084,668        $ 5,506,201
                                               ============         ==========



The accompanying notes are an integral part of these financial statements.

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                         For the Forty Week Period Ended
                                            October 5, 1997     October 6, 1996


Sales                                        $ 5,316,074            $ 6,535,002

Costs and expenses:
    Cost of products sold                      1,548,669              1,860,424
    Salaries and benefits                      1,580,012              1,921,514
    Other operating costs                      1,882,430              2,273,596
    Depreciation and amortization                330,820                385,652
    General and administrative expenses          890,292                570,240
    Provisions for losses on assets            1,025,000                928,848
                                               ---------                -------
        Total costs and expenses               7,257,223              7,940,274

Operating (Loss)                              (1,941,149)           (1,405,272)
                                               ----------           ----------

Financial income (expense):
    Interest income                               5,822                 16,402
      Interest expense                         (200,868)              (374,150)
      Amortization of finance costs            (490,409)               (55,764)
                                             --------------             ------

                                               (685,455)              (413,512)
                                               --------                --------
Net (Loss) (Income taxes $0 for all periods
     presented) before redeemable preferred
     stock dividends of subsidiary           (2,626,604)            (1,818,784)
                                             ----------              ----------

Redeemable preferred stock dividends
of subsidiary                                  (129,645)              (129,017)
                                               --------                --------

Net (Loss)                                  $(2,756,249)         $  (1,947,801)
                                             ============         =============

Net (loss) per common share                       $ (1.24)              $ (.87)
                                                   ========              ======

Weighted average number of
    shares outstanding                         2,231,042              2,231,042
                                             ===========               =========



The accompanying notes are an integral part of these financial statements.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                             Unearned                         Total
                                        Preferred            Common        Compensation
                                                                                          Accumulated      Stockholders'
                                         Stock               Stock           Expense         Deficit      Equity (Deficit)

                                                        Par      Excess
                                                        Value     Of Par


Balance, December 29, 1996             $1,568,500   $  21,520    $1,564,979   $ (127,000)  $(5,240,954)     $(2,212,955)

Stock options - compensation costs
   (Unaudited)                            -              -              -         99,000          -             99,000

Renegotiated bridge loan                  -              -       (97,200)           -             -            (97,200)
(Unaudited)
Net (loss) (Unaudited)                                                                       (2,756,249)      (2,756,249)
                                     ------------ ------------   -----------    -----------  ----------       ----------
                                         -              -             -               -
                                       ----           ----          -----           -


Balance, October 5, 1997 (Unaudited)   $1,568,500    $21,520    $1,467,779      $(28,000)   $(7,997,203)    $(4,967,404)
                                       ==========   =========   ============    ========    ===========      ===========




The accompanying notes are an integral part of these financial statements.

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                              For the Forty Week  Period  Ended
                                            October 5, 1997     October 6, 1996
Cash Flows from Operating Activities:

Net (Loss)                                    $ (2,756,249)        $(1,947,801)
Adjustments to reconcile net (loss) to net cash
    (used in) operating activities:
    Depreciation and amortization                  831,355             448,429
    Provisions for losses on assets              1,025,000             928,848
    Compensation for bridge loans                   18,194                -
    Contributed Services                               -                77,000

    Changes in operating assets and liabilities:
        Accounts receivable                        (53,240)             64,616
        Inventories                                 64,108                 335
        Prepaid expenses                            36,622            (104,971)
        Income taxes                                   -                 7,925
        Accounts payable                            70,898             (85,086)
        Accrued liabilities                        (22,181)            (34,576)
        Income taxes payable                                           (17,150)
                                                    -----               --------

Net cash (used in) operating activities           (785,493)           (662,431)
                                                 ---------             --------

Cash Flows from Investing Activities:
    Sale of cookie store & Hooter restaurants      598,624                -
    Deposits                                        17,844               1,651
    Leasehold improvements and equipment                              (296,295)
    Franchise costs                                (49,287)            (75,000)
                                                   -------              --------


Net cash provided by (used in) investing activities 567,181           (369,644)
                                                   --------           ---------

Cash Flows from Financing Activities:
    Due to stockholders                            331,533              12,513
    Proceeds from long-term debt                       -               304,532
    Payments of long-term debt and store
    closing cost                                   (67,728)            (61,056)
    Proceeds from issuance of preferred stock, net     -               307,100
    Unearned compensation expense                   99,000               -
99
    Proceeds from sale of common stock                 -               130,000
    Borrowings from sole stockholder                   -               100,000
    Dividends paid                                     -                 -
    Payments of initial public offering expenses(210,224)
                                                 -----               -------
Net cash provided by financing activities                             793,089
                                                  -------            -------
                                                 52,581

Net (decrease) in cash                         (165,731)             (238,986)
Cash:
    Beginning of period                         534,072               774,157
                                             ------------            -------
    Ending of period                      $     368,341          $    535,171
                                          ===============        ============

                                                         Continued on Page F-27

The accompanying notes are an integral part of these financial statements.

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                                      Continued from Page F-26


                         For the Forty Week Period Ended
                                 October 5, 1997


Supplemental Schedule of Non Cash Investing and Financing Activity

Transfer to Assets Available For Sale
    Leasehold improvements and equipment, net                      $414,479
    Franchise costs, net                                             63,678
    Inventory                                                        24,290
    Provision for losses on assets                                 (269,806)
                                                                   ---------

    Assets Available For Sale                                      $232,641





The accompanying notes are an integral part of these financial statements.

     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     Note 1.      Basis of Financial Statements

     The accompanying financial statements should be read in conjunction with the December 29, 1996 audited financial statements. The financial information furnished herein is unaudited but in the opinion of management, includes all adjustments necessary for a fair presentation of financial condition and results of operations. The results of the interim period ending October 5, 1997 are not necessarily indicative of the results expected for the year ended December 28, 1997.

     Note 2.      Liquidation of Parent

     On May 31, 1997, the Shareholders and Board of Directors of New Era Management Corporation (NEMC) resolved that the assets of NEMC be distributed to the Shareholders and NEMC merged with Butterwings
     Entertainment Group, Inc. (the "Company") with the Company being the survivor.

     Note 3.      Losses on Assets

     Disposal of Assets

     An allowance of $700,000 was provided in the sixteen week period ended April 20, 1997, to record the investment in the three Hooters Restaurants at their net realizable value. On July 14, 1997, the Company sold two Hooters Restaurants for $657,370. All proceeds from the sale have been received by the Company except for approximately $50,000 pending completion of a sales tax audit by the California State Board of Equalization. The remaining restaurant was sold October 26, 1997. The net realizable value of the assets of this remaining restaurant of $232,641 is recorded as assets available for sale at October 5, 1997. Included in the statements of operations for the forty week periods ending October 5, 1997 and October 6, 1996 are sales of $2,528,895 and $3,421,532, respectively, and income from operations of $98,076 and $267,523, respectively, attributable to the three restaurants.

     On June 1, 1997 the Company sold a cookie store for $37,000. The carrying value of the assets of this store were approximately $112,000. Accordingly, a loss of $75,000 was recognized in the statement of operations for the forty week period ending July 13, 1997. Included in the statements of operations for the forty week periods ending October 5, 1997 and October 6, 1996 are sales of $79,036 and $132,256, respectively, and loss from operations of $73,743 and $17,580, respectively, attributable to this store.

     Impairment of Assets

     During the second quarter 1997, the Company recognized a long lived asset charge of $250,000 related to five of its Mrs. Fields Cookie Stores. A loss was recognized because the carrying amount of the goodwill related to these cookie stores was estimated to exceed their net realizable value.

     Note 4.      Renegotiation of Bridge Loans


     As of July 1,1997, bridge loan financing terms were renegotiated to increase the outstanding principal from $483,000 to $574,395 and the interest rate from 5.75% to 14% per annum. Principal plus accrued interest is payable on the earlier of the closing of the initial public offering or six months from July 1, 1997. In conjunction with this refinancing, the Company will reduce the number of units in the Company's common stock and warrants issued as compensation to the lenders by 35,069. In addition, these units can no longer be sold at the time of the initial public offering since they are restricted for a one year period, after which the common stock attaching to these units will be eligible for registration for free trading. The bridge loan notes were further amended in January 1998 solely to extend the due date until the earlier of the closing of the Company's initial public offering or six months from the date of issuance of the amended bridge loan notes (July 1998).


     As part of the renegotiation of the terms of the bridge loans, a bridge loan note holder received additional collateral. This collateral is in the form of a lien on one of the Company's Mrs. Field's cookie stores. The bridge loan note holder agreed to extend his note to the Company until December 31, 1997 in exchange for the Company agreeing to abide by the terms of the amended promissory note. If the amended promissory note remains unpaid, he will take over ownership of the Mrs. Fields cookie store on January 1, 1998. In the event this occurs, the Company will have the right, for a period of 12 months to repurchase the store at a price of $250,000. Should the Company go public before the December 31, 1997 date, the NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     Note 4.      Renegotiation of  Bridge Loans (continued)

     Company's   obligation  to  repay  the  amended  promissory  note  will  be immediate, and the lien on the Mrs. Fields cookie store removed. By amendment dated January 8, 1998, this amended bridge loan note holder agreed to forbear any remedies he may have under the first amendment to his bridge loan note, including the right to take over the Flint, Michigan cookie store. In consideration for the extension, the Company agreed to pay the note holder $100,000 on the effective date of its initial public offering and $6,000 monthly until the earlier of the effective date of such offering or December 31, 1998.


     Further, the aforementioned bridge loan note holder obtained an agreement from a current stockholder of the Company to acquire 20,000 shares of the Company's common stock from the stockholder for $100.00. This transaction will not be consummated until the conclusion of any unconditional lock up agreement required by the Securities Exchange Commission or the National Association of Securities Dealers. This transaction is further subject to all applicable securities laws, and any rules or regulations promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers or any state regulatory authority.

     Note 5.      FAS  128 - Earnings Per Share

     The FASB has issued Statement No. 128, Earnings per Share, which supersedes APB Opinion No. 15. Statement No. 128 requires presentation of earnings per share by all entities that have common stock or potential common stock, such as options, warrants and convertible securities, outstanding that trade or may trade in the public market. Those entities that have only common stock outstanding are required to present basic earnings per share amounts. All other entities are required to present basic and diluted per share amounts. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce a loss or increase the income per common share from continuing operations. All entities required to present per-share amounts must initially apply Statement No. 128 for annual and interim periods ending after December 15, 1997. Earlier application is not permitted.

     If Statement No. 128 were applied to the accompanying consolidated financial statements, basic net (loss) per common share for the forty week periods ended October 5, 1997 and October 6, 1996 would be ($1.28) and ($.88), respectively.
     Diluted per share amounts would be equal to the basic per share amounts.

     Note 6.      Payment of Interest to Noteholders

     On August 1, 1997, the Company paid the Noteholders who did not accept the Exchange Offer $132,490 in past due and accrued interest through July 31, 1997, eliminating all defaults on the Notes. At the same time, these Noteholders agreed to semi-annual interest payments. See Note 18 to the December 29, 1996 Consolidated Financial Statements.

     Note 7.      Due to Stockholders

     Due to stockholders represents amounts advanced from the two principal stockholders for operating needs. These amounts are non interest bearing and unsecured.

                                                 PRO FORMA FINANCIAL STATEMENTS


         The following unaudited consolidated pro forma balance sheets at October 5, 1997 and the statements of operations for the 40 weeks ended October 5, 1997 and the fiscal year ended December 29, 1996 (collectively, the "Proforma Statements") were prepared to illustrate the estimated effects of the exchange of senior notes for common stock, the conversion of preferred stock to common stock, the effect of the bridge loans, the sale of the shares of common stock offered hereby by the Company, and the impact of removing the results of operations related to the Hooter Restaurants and Cookie Stores assets sold prior to October 5, 1997 or available for sale at October 5, 1997 as if those transactions had occurred for statement of operations purposes as of January 1, 1996 and for balance sheet purposes as of October 5,1997. The Pro Forma Statements do not purport to represent what the Company's results of operations or balance sheet would actually have been if such transactions had indeed taken place on such dates or to project the Company's results of operations or balance sheet for any future period or date.


The adjustments for the Pro Forma Statements are based on available information and upon certain assumptions which management believes are reasonable. The Pro Forma Statements and accompanying notes thereto should be read in conjunction with the Financial Statements and notes thereto, and other financial information appearing elsewhere in this Prospectus.

                      PRO FORMA CONSOLIDATED BALANCE SHEETS

                                                           October 5, 1997

                                                     ACTUAL              PRO FORMA                  PRO FORMA
                                                    ADJUSTMENTS

Current Assets
   Cash                                              $   368,341       $ 5,750,632     (2)
                                                                         (693,467)     (3)      $   5,425,506
   Accounts receivable                                      6,377                                       6,377
   Inventories                                             30,249                                      30,249
   Prepaid expenses                                         9,410                                       9,410
   Receivable from asset sales                             50,000                                      50,000
   Assets available for sale                              232,641                                     232,641
   Income tax receivable                                   17,925                                      17,925
                                                      -------------                                ----------

             Total current assets                         714,943                                   5,772,108
                                                       -------------                           ---------------

 Leasehold improvements and Equipment
   Leasehold improvements                                 830,286                                     830,286
   Equipment                                              436,926                                     436,926
                                                     --------------                            ---------------
                                                        1,267,212                                   1,267,212
   Less accumulated depreciation and amortization         522,755                                     522,755
                                                      -------------                              --------------
                                                          744,457                                     744,457
                                                     --------------                             ---------------

 Other Assets
   Initial public offering expense                        450,632           (450,632)   (2)               -
   Deposits                                                                  106,593                   106,593
   Franchise costs, net of accumulated amortization                          260,287                   260,287
   Finance costs, net of accumulated amortization         253,976           (194,338)   (1)             59,638
   Organization costs, net of accumulated amortization     19,285                                       19,285
   Goodwill, net of accumulated amortization              534,495                                      534,495
                                                       -------------                                 ----------------
                                                        1,625,268                                      980,298
                                                        ------------                                 ----------------

                                                        $3,084,668                                   $7,496,863
                                                        ===========                              ===================

(1) Represents write-off of debt issue costs on retirement of 12% Notes exchanged for Common Stock. (See (5) below).
(2) Represents the proceeds to the Company from this Offering of $5,000,000 net of $1,050,000
          ($450,632 included in other assets) of offering costs.
(3)       Represents repayment of Bridge Loan Notes and interest.
(4) Represents the conversion of Convertible Preferred Stock to Common Stock at the time of the Offering.
(5) Pursuant to the results of the Exchange Offer, the Company will exchange 772,128 shares of its Common Stock for $2,872,500 principal amount of its 12% Notes. The Exchange Offer is based upon the principal amount of the Notes outstanding, accrued interest ($344,700 to March 31,1997), and a 20% premium ($643,440) of the aggregate principal amount exchanged and related accrued and unpaid interest. In addition, as a result of the Exchange Offer, finance costs of $194,338 at October 5, 1997 related to the debt exchanged will be written off.
(6)       Represents the 55,931 shares of Common Stock related to the Bridge
          Loan Notes.


                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 October 5, 1997

                                                                 ACTUAL                  PRO FORMA                   PRO FORMA
                                                                                        ADJUSTMENTS


 Current Liabilities
              Current maturities of long term debt           $   3,507,406             (574,395) (3)

                                                                                     (2,872,500) (5)                   60,511
              Capital lease obligations related to
                 assets available for sale                                                                             45,666
                      45,666
              Due to parent                                      465,828                                              465,828
              Accounts payable                                                          466,220
                    466,220
              Accrued liabilities                                696,573               (344,700) (5)
                                                                                       (119,072) (3)                  232,801
                                                                 --------         ---------------------------
                      Total current liabilities                                       5,181,693
                 1,271,026

 Long term debt, less current maturities                                                844,379
                    844,379
 Store closing costs                                                                    336,000
                    336,000
                      Total non current liabilities            1,180,379                                           1,180,379
                                                               ----------        --------------------------


 Preferred Redeemable Stock
              no par value;100,000 shares
              authorized,16,900 issued and outstanding         1,690,000                                           1,690,000

 Stockholders' Deficit

       Preferred Stock, no par value;  27,500 shares
       authorized,  15,685 issued and  outstanding  and no
       stock issued and  outstanding on a pro forma basis      1,568,500           (1,568,500)    (4)                            -

       Common  stock,  $.01  par   value;10,000,000 shares
       authorized,2,152,047 shares issued and outstanding
       and 4,610,317 issued and outstanding on a pro
       forma basis                                                21,520                 3,302    (4)
                                                                                           560    (6)
                                                                                        13,000    (2)
                                                                                         7,721    (5)                  46,103


              Capital in excess of par value                    1,467,779            1,565,198    (4)
                                                                                          (560)   (6)
                                                                                     5,287,000    (2)
                                                                                      3,852,919   (5)              12,172,336


              Unearned compensation expense                                            (28,000)                      -
                     (28,000)

              Accumulated deficit                             (7,997,203)             (643,440)   (5)

                                                        ________________              (194,338)   (1)                (8,834,981)
                                                                                                              -------------------
                                                              (4,967,404)                                             3,355,458
                                                -------------------------                                         ---------------
                                                  $            3,084,668                              $              7,496,863

                                         =======================                                  =========================


                    (1)     Represents write-off of debt issue costs on
                             retirement of 12% Notes exchanged for Common Stock. (See (5) below).
                    (2) Represents the proceeds to the Company from this Offering of $5,000,000 net of $1,050,000 ($450,632 included
                    in  other  assets)  of  offering   costs.   (3)  Represents
                    repayment of Bridge Loan Notes and interest. (4) Represents the conversion of Convertible Preferred Stock to Common Stock at the time of the Offering.
                    (5) Pursuant to the results of the Exchange Offer, the Company will exchange 593,945 shares of its Common Stock for $2,872,500 principal amount of its 12% Notes. The Exchange Offer is based upon the principal amount of the Note outstanding, accrued interest ($344,700 to March 31,1997),and a 20% premium ($643,440) of the aggregate principal amount exchanged and related accrued and unpaid interest. In addition, as a result of the Exchange Offer, finance costs of $194,338 at October 5, 1997 related to the debt exchanged will be written off.
                    (6)Represents the 55,931 shares of Common Stock related to the Bridge Loan Notes


                                    PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         40 Weeks Ended October 5, 1997

                                                                                    Less:
                                                                                  OPERATIONS
                                                                                  RELATED TO
                                                                                                                    OTHER
                                                                ASSETS AVAILABLE  OTHER PROFORMA     PROFORMA
                                                PRO FORMA
                                                 ACTUAL           FOR SALE (d)     ADJUSTMENTS      ADJUSTMENTS
                                               ADJUSTMENTS                                                         ADJUSTED

 Sales                                           $5,316,074      $2,607,932       $2,708,142                      $2,708,142
 Costs and expenses:
 Cost of products sold                            1,548,669         843,031          705,638                         705,638
 Salaries and benefits                            1,580,012         822,498          757,514                         757,514
 Other operating costs                            1,882,430         714,084        1,168,347                       1,168,347
 Depreciation and amortization                      330,820          49,726          281,094                         281,094
 General and administrative expenses                890,292             -            890,292                         890,292
 Provision for losses on impairment of assets     1,025,000         763,537          261,463                         261,463
                                                 ----------       ---------         --------                        --------
                     Total costs and expenses     7,257,223       3,192,875        4,064,349                       4,064,349
                                                 ----------      ----------        ----------                      ---------

                    Operating (loss)             (1,941,149)       (584,944)      (1,356,206)                     (1,356,206)
                                                 -----------      ----------      -----------                   ------------

 Financial income (expense):
      Interest income                                 5,822           2,325            3,497                           3,497
     Interest expense                              (200,868)                        (200,868)     104,067 (b)        (96,801)
 Amortization of finance costs                     (490,409)                        (490,409)     476,892 (a)         13,517)
                                                  ----------                        ----------                       ----------
                                                   (685,455)          2,325         (687,780)                       (106,821)
                                                  ----------         ------        ----------                       ---------
               (Loss) before income taxes        (2,626,604)       (582,619)      (2,043,986)                      1,463,027)

 Income taxes

 Net (loss) before redeemable preferred
               stock dividends of subsidiary     (2,626,604)       (582,619)      (2,043,986)                      (1,463,027)

 Redeemable preferred stock dividends
               of subsidiary                       (129,645)          -             (129,645)                         (90,751)

Net (Loss)                                      $(2,756,249)      $(582,619)     $(2,173,631)                     $(1,553,778)
                                                 ===========      ===========    ============                    =============

 Net  (Loss) per common share                        $(1.24)                         $(0.97)                          $(0.34)
                                                    ========                        ========                          ========

 Weighted average number of common
   shares outstanding                             2,231,042                        2,231,042                     4,633,394  (c)
                                                 ==========                        ==========                      ==========

(a) To remove amortized bridge loan financing costs ($434,645) and debt issue costs related to the exchange of 12% Notes ($42,247).
(b) To remove interest expense related to the exchange of 12% Notes ($84,995 ) and Bridge Loan Notes ($19,072 ). (c) Includes the weighted average number of shares outstanding (See Note 1 to the Consolidated Financial Statements) plus the effect of shares assumed to be outstanding related to the exchange of 12% Notes to Common Stock, the conversion of Convertible Preferred Stock to Common Stock, Bridge Loan Units, and this Offering.
(d)  To  remove  statement  of  operations   amounts  related  to  the  Hooters
restaurants and Mrs. Fields Cookies store being held for sale or sold as of October 5, 1997.
(e) When this Offering is completed, the unamortized finance costs ($194,338) and the 20% premium ($643,440) related to the 12% Notes exchanged for Common Stock will be charged.

                                    PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       Fiscal Year Ended December 29, 1996

                                                          Less:
                                                       OPERATIONS
                                                       RELATED TO                      OTHER
                                                    ASSETS AVAILABLE OTHER PROFORMA  PROFORMA
                                       ACTUAL         FOR SALE (d)                   ADJUSTMENTS       ADJUSTED
                                                                       ADJUSTMENTS

 Sales                                $8,551,033       5,005,554    $  3,545,479                      3,545,479
                                                                                                           -
 Costs and expenses:                                                                                       -
 Cost of products sold                 2,454,078       1,558,570         895,508                        895,508
 Salaries and benefits                 2,472,022       1,553,109         918,913                        918,913
 Other operating costs                 2,911,454       1,605,267       1,306,187                      1,306,187
 Depreciation and amortization           479,840         169,515        310,325                         310,325
 General and administrative expenses     996,200            -            996,200                        996,200
 Write off of franchise fee options      145,000         145,000            -
 Provisions for losses on assets         927,148         927,148            0
                                     -----------  ----------------    ----------                            0
 Total costs and expenses             10,385,742       5,958,609       4,427,133                      4,427,133
                                     ------------    -----------     ------------

                  Operating (loss)    (1,834,709)       (953,055)       (881,654)                     (881,654)
                                   --------------    --------------     ----------                -----------------


 Financial income (expense):
          Interest income              17,963              3,802          14,161                      14,161
          Interest expense           (493,279)           (15,541)       (477,738)     353,354 (b)   (124,384)
    Amortization of finance costs    (279,324)               -          (279,324)     261,752 (a)    (17,572)
                                 ------------------    ------------
                                     (754,640)           (11,739)       (742,901)                   (127,795)

       (Loss) before income taxes  (2,589,349)          (964,794)     (1,624,555)                 (1,009,449)

 Income taxes

 Net (loss) before redeemable preferred stock
 dividends of subsidiary        $  (2,589,349)        $ (964,794)     (1,624,555)              $  (1,009,449)

Redeemable preferred stock
dividends of subsidiary              (167,910)           -              (167,910)                   (167,910)
                               --------------------------------------------------------------------------------

 Net (Loss)                 $       (2,757,259)         (964,794)      $(1,792,465)           $   (1,177,359)
                             ====================      ============ ==================== ================

 Net (Loss) per common share $          (1.23)                               (0.80)           $        (0.25)
                             =======================                 ==============            ==============

 Weighted average number
of common shares outstanding        2,250,736                          2,250,736                   4,633,394  (c)
                              ====================               ==================            ================

 (a) To remove amortized bridge loan financing costs ($206,831 ) and debt issue costs related to the exchange of 12% Notes ($54,921 ). (b) To remove interest expense related to the exchange of 12% Notes ($344,700) and Bridge Loan Notes ($8,654 ). (c) Includes the weighted average number of shares outstanding (See
 Note 1 to the Consolidated Financial Statements) plus the effect of shares assumed to be outstanding related to the exchange of 12% Notes to Common Stock, the conversion of Convertible Preferred Stock to Common Stock, and this Offering.
 (d) To remove statement of operations amounts related to the Hooters restaurants and Mrs. Fields Cookies store being held for sale or sold as of October 5, 1997. (e) When this Offering is completed, the unamortized finance costs ($240,467) and the 20% premium ($643,440) related to the 12% Notes exchanged for Common Stock will be charged to the Consolidated Statement of Operations.


     No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.




TABLE OF CONTENTS                  PAGE NUMBER
Prospectus Summary........................
Risk Factors..............................
Use of Proceeds...........................
Dividend Policy...........................
Dilution..................................
Capitalization............................
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operation.................
Business and Properties...................
Management................................
Certain Relationships
   and Related Transactions...............
Principal Stockholders....................
Description of Securities.................
Shares Eligible For Future Sale...........
Underwriting..............................
Legal Matters.............................
Experts...................................
Additional Information....................
Index to Financial Statements.............      F-1




 .........Until  ,  1998  (25  days  from  the  date  of  this  Prospectus),
dealers  effecting  transactions  in  the  registered  securities,   whether
or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.


                                 1,300,000 UNITS

                             Each Unit Consisting of
                            One Share of Common Stock
                                       and
                             One Redeemable Series A
                          Common Stock Purchase Warrant







                                 OFFERING PRICE

                                      $5.00
                                    PER UNIT




                                   Butterwings
                                  Entertainment
                                   Group, Inc.





                                   Prospectus








                         Centex Securities Incorporated

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

         Article SEVEN of the Amended Articles of Incorporation provides that no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty, as a director; provided, that nothing therein shall be construed to eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of Law,
(c) under Section 8.65 of the Illinois Business  Corporation Act, as amended, or
(d) for any transaction from which the director derived an improper benefit.

         Article 11 of the By-laws of the Corporation provide that the Corporation may indemnify an officer, director, employee or agent of the Corporation against expenses, judgments, fines and settlement amounts incurred in connection with an action, suit or proceeding, other than an action, suit or proceeding by or in the right of the Corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

The Corporation may also indemnify an officer, director, employee or agent of the Corporation who is a party or is threatened to be made a party to an action, suit or proceeding by or in the right of the Corporation against expenses actually and reasonably incurred by him in connection with his defense of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless the court in which such action was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person fairly and reasonably is entitled to indemnification and expenses as the court may deem proper,

         Any indemnification under Article 11 of the By-laws shall be made by the Corporation only upon a determination that indemnification of the indemnified person is proper by (i) a majority vote of a quorum of the board of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or if directed by the board, by independent legal counsel in a written opinion, or (iii) by the shareholders.

         Expenses incurred in defending a civil or criminal action may be advanced by the Corporation upon receipt of an undertaking by or on behalf of an officer, director, employee or agent to repay such amount unless it shall be determined that he is entitled to indemnification as authorized by the Illinois Business Corporation Act.

         Indemnification under the By-laws is not exclusive of any other rights which an indemnified party may be entitled under any other By-law, agreement, vote of shareholders or disinterested directors or otherwise. The Corporation may purchase and maintain insurance on behalf of persons entitled to indemnification under Section 8.75 of the Illinois Business Corporation Act. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to shareholders with or before notice of the next shareholders meeting.





Item 25. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the public offering by the Company of the securities offered hereunder are as follows:

Securities and Exchange Commission Filing Fee                    $6,067.85
NASD Filing Fee                                                   2,502.17
Blue Sky Fees and Expenses*                                      20,000.00
NASDAQ Small Cap Application and Listing Fee                     13,000.00
Boston Stock Exchange Application and Listing Fee                 7,500.00
Accounting Fees and Expenses*                                    40,000.00
Legal Fees and Expenses                                          55,000.00
Printing*                                                        50,000.00
Fees of Transfer Agents and Registrar*                            5,000.00
Underwriters' Non-Accountable Expense Allowance                 162,500.00
Miscellaneous*                                                  188,429.98
                                                               ----------
         Total*                                                $550,000.00

*        Estimated.

Item 26. Recent Sales of Unregistered Securities

         The following is a summary of transactions by the Registrant during the last three years involving the sale of securities which were not registered under the Securities Act:

         During the period September 1993 through April 1994 the Company issued $3,700,000 of secured 12% promissory notes (the "Notes") to 132 60 investors in an offering exempt from registration pursuant to Regulation D under the Securities Act. The purchasers were all accredited investors who took the Notes for investment and without a view to distribution. The offering was effected through registered broker dealers who are members of the National Association of Securities Dealers, Inc.("NASD") and were paid a commission for their sale of the Notes. The Notes bear a restrictive legend prohibiting the transfer thereof except in compliance with the Securities Act or in reliance upon an opinion of counsel that distribution may be made in reliance upon applicable exemptions from the provisions thereof.


         In January 1997, the Registrant offered to exchange the Notes for Common Stock of the Registrant pursuant to an Exchange Offer to all Note holders. The number of shares of common stock to be exchanged was based upon the principal amount of Notes held by each Note holder, plus accrued interest plus a premium of 20% of principal and interest, divided by the proposed public offering price per share of the common stock in the offering covered by this registration statement(5.00 per share). The Note holders are required to agree to take the shares of Common Stock for investment and not with a view to distribution. The stock certificates are to be issued concurrently with the certificates issued to public stockholders in this offering and will bear a restrictive legend prohibiting transfer in the absence of an effective registration statement or an opinion of counsel that registration is not required. No commissions or other remuneration will be paid for soliciting the exchange. The exchange is exempt under Section 3(a)(9) of the Securities Act for securities exchanged by the issuer with its securities holders exclusively where no commissions or other remuneration is paid for soliciting such exchange. Holders of $2,872,500of the 12% Notes accepted the Exchange Offer and the registrant will issue 772,128 shares of its common stock to the holders who accepted the Exchange Offer at the consummation of this Offering. The change in the Offering price of the Units did not affect the number of shares to be issued.




         From September 1995 through February 1996 the Registrant issued and sold 15,685 shares of its Convertible Preferred Stock (the "Preferred Stock") at $100 per share to sixty-three investors in an offering exempt from registration pursuant to Regulation D under the Securities Act. The offering was effected through registered broker dealers who are members of the NASD and were paid a commission for their sale of the Preferred Stock. The certificates bear a restrictive legend prohibiting the transfer thereof except in compliance with the Securities Act or in reliance upon an opinion of counsel that distribution may be made in reliance upon applicable exemptions from the provisions thereof. By its terms the Preferred Stock is automatically convertible into common stock of the Registrant upon the consummation of the first sale of common stock by the Company to underwriters for the account of the Company pursuant to a registration statement under the Securities Act. The number of shares of common stock to be issued to each holder of the Preferred Stock upon conversion will be determined by dividing the offering price of the Preferred Stock by 95% of the sale price per share of the common stock in the public offering. The issuance of the common stock for the Preferred Stock will be exempt under Section 3(a)(9) of the Securities Act. The certificates for the new common stock will be issued concurrently with the certificates to be issued to the public stockholders in this offering and will bear a restrictive legend prohibiting transfer in the absence of an effective registration statement or an opinion if counsel that registration is not required.

         From October through December 1996, the Company issued $483,000 of Bridge Loan Notes with warrants to provide working capital and funds for this offering. The transaction was exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933 for transactions not involving a public offering. The securities were sold to four investors through La Jolla Securities Corporation, a registered broker/dealer which received a commission for its services and to Palisades Capital, LLC as general partner of Sunset Bridge Fund #3 and to Sagax Fund II Ltd., the latter two as principals, without commissions. The securities were stamped with a restrictive legend and the investors agreed to hold the same for investment and not with a view to distribution. The warrants were automatically convertible into Units identical to the Units offered pursuant to this registration statement at the time the registration statement is declared effective.


         The Bridge Loan Notes were amended in July through September 1997 to comply with certain listing requirements of The Nasdaq Stock Market for listing the Company's securities on the Small Cap Market. Unpaid interest was capitalized, the interest rate was amended to 14% per annum and the due date was extended to the earlier of six months from the effective dated of this offering or six months from the date of execution. The resulting principal amount of the Notes is $574,395. The number of warrants to be acquired by the Bridge Loan holders was reduced to 55,931 and the holders agreed that they would not sell, transfer, pledge, assign or hypothecate the warrants or the underlying units for a period of one year from the effective date of this offering. The Bridge Loan Notes were further amended in January 1998 solely to extend the due date until the earlier of the closing of this Offering or six months from the date of issuance of the Amended Bridge Loan Notes (July 1998). As consideration for extending his Bridge Loan Note, one holder of $195,000 principal amount of Bridge Loan Notes demanded, and the Company granted to him only, a lien on the Company's cookie store located in Flint, Michigan. Such Note provides that if the Company's Bridge Loan Note to him is not paid from the proceeds of this Offering or by December 31, 1997, he may take over the Flint Cookie Store on January 1, 1998. The Company will has the option to repurchase the Cookie Store for a period of 12 months for $250,000 cash. In addition, Kenneth B. Drost, Vice President, Secretary and a director of the Company, agreed to sell the Note holder 20,000 shares of his Common Stock of the Company for $100 upon termination of a one year lock-up. By amendment dated January 8, 1998, this Amended Bridge Loan Note was extended to December 31, 1998 and the Note holder agreed to forbear any remedies he may have under the first Amendment to his
Bridge Loan Note, including the right to take over the Flint, Michigan Cookie Store. In consideration for the extension, the Company agreed to pay the Note holder $100,000 on the effective date of this Offering and $6,000 monthly until the earlier of the effective date of this Offering or December 31, 1998. The registrant relied on the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering about both amendments. No underwriter was involved in the amendments and no compensation was paid to an underwriter.




Item 27. Exhibits
Exhibit No.                                 Item
-----------                                 ----
Exhibit 1.1       Form of Underwriting Agreement. (2)
Exhibit 1.2       Form of Underwriters' Warrant Agreement. (2)
Exhibit 1.3       Form of Selected Dealer Agreement. (2)
Exhibit 1.4       Form of Agreement Among Underwriters. (2)
Exhibit 3.1       Articles of Incorporation, as amended (3)
Exhibit 3.2       Bylaws of the Registrant (3)
Exhibit 4.1       Specimen of Common Stock Certificate (4)
Exhibit 4.2       Specimen of Warrant Certificate. (2)
Exhibit 5.1       Opinion of Maurice J. Bates L.L.C.(3)
Exhibit 10.1 Franchise Agreement between Mrs. Fields Development Corporation and the Registrant. (3)
Exhibit 10.2 Franchise Agreement between Hooters of America, Inc. and Butterwings/Wisconsin. (3)
Exhibit 10.3      Form of 12.0% $3,700,000 Notes, as amended. (3)
Exhibit 10.4 Copy of Exchange Offer for 12.0% Notes, with Acceptance and Transmittal Letter.(3)
Exhibit 10.5      Form of Underwriter's Financial Consulting Agreement. (2)
Exhibit 10.6      Form of Warrant Agreement.(3)
Exhibit 10.7 Independent Contractor Agreement between the Registrant and Edmund C. Lipinski. (3)
Exhibit 10.7.1    Termination of Lipinski Consulting Agreement (1)
Exhibit 10.8      Copy of 1996 Stock Compensation Plan. (3)
Exhibit 10.9 Copy of Stock Purchase Agreement between the Registrant and Cookie Crumbs, Inc.(3)
Exhibit 10.10     Form of First Amended Bridge Loan Note (1)
Exhibit 10.11     Form of Second Amended Bridge Loan Note (1)
Exhibit 10.12     Amended Bridge Loan Note; John McGinnis. (1)
Exhibit 10.13     Second Amended Bridge Loan Note; John McGinnis (1)
Exhibit 21.1      Subsidiaries of the Registrant.(3)
Exhibit 24.1      Consent of McGladrey & Pullen, LLP Certified Public
                  Accountants. ( 1)
Exhibit 24.2 Consent of Maurice J. Bates, L.L.C. is contained in his opinion to be filed as Exhibit 5.1 to this registration statement.(3)
Exhibit 27.1      Financial Data Schedule (1)_______________
-----------------------
(1) Filed herewith
(2) To be filed by amendment
(3) Previously filed

Item 28.  Undertakings

         The undersigned registrant hereby undertakes as follows:

         (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (2) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) Include any additional or changed  material  information on the plan of distribution.

         (3) For determining any liability under the Securities Act, treat each post-effective amendment that as a new Registration Statement of the securities offered, and the offering of the securities at that time to be deemed to be the initial bona fide offering

         (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering..

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         (8) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus s anew registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 23, 1998.

                      BUTTERWINGS ENTERTAINMENT GROUP, INC.


                              By: James M .Clinton
                    James M. Clinton, President and Director

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints James M. Clinton and Douglas E. Van Scoy, and each for them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature            Title                             Date

_/s/_ James M. Clinton__________
         James M. Clinton         President and Director       January 26, 1998
                                   Executive Officer)

/s/_Douglas_E._Van_Scoy_________   Chief Financial Officer     January 26, 1998
Douglas E. Van Scoy                (Principal Financial
                                    and Accounting Officer)

/s/ Kenneth B .Drost                Director                   January 26, 1998
--------------------
Kenneth B. Drost

/s/_Jeffrey_A._Pritikin___________  Director                   January 26, 1998
Jeffrey  A. Pritikin

/s/ Arthur P. Sundry
Arthur P. Sundry                    Director                   January 26, 1998

*     By: James M. Clinton,
       As Attorney in Fact

             James M. Clinton

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 26, 1998.

                                          BUTTERWINGS ENTERTAINMENT GROUP, INC.


                                     By: _______________________
                                       James M. Clinton, President and Director

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints James M. Clinton and Douglas E. Van Scoy, and each for them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature        Title                             Date
------------------------
         James M. Clinton      President and Director           January 26, 1998
                              (Principal Executive Officer)

____________________          Chief Financial Officer           January 26, 1998
Douglas E. Van Scoy           (Principal Financial
                              and Accounting Officer)

____________________          Director                          January 26, 1998
Kenneth B. Drost

____________________          Director                          January 26, 1998
Jeffrey  A. Pritikin

---------------------
Arthur P. Sundry              Director                          January 26, 1998

*     By: James M. Clinton,
       As Attorney in Fact

----------------------
             James M. Clinton